                                                               Exhibit 10.12




                         PURCHASE AND SALE AGREEMENT
                      FOR PILGRIM NUCLEAR POWER STATION
                            AND RELATED AGREEMENTS





                            BOSTON EDISON COMPANY


                          ENTERGY NUCLEAR GENERATION
                                    COMPANY


                         COMMONWEALTH ELECTRIC COMPANY


                           MONTAUP ELECTRIC COMPANY




                                VOLUME 1 of 2


                              NOVEMBER 18, 1998

                            BOSTON EDISON COMPANY
                                     and
                      ENTERGY NUCLEAR GENERATION COMPANY

                              NOVEMBER 18, 1998

                                    INDEX
                                    -----

                                Volume 1 of 2
                                -------------

             SUBJECT                                                      TAB
             -------                                                      ---

Purchase and Sale Agreement:  Boston Edison Company - Entergy Nuclear       1
       Generation Company

       Exhibits to P&S                                                      2
              Deeds                                                         A
              Bill of Sale                                                  B
              Assignment and Assumption Agreement                           C
              Asset Demarcation Agreement                                   D
              Property Tax Agreement                                        E
              Chapter 61 Affidavit                                          F
              Interconnection and Operation Agreement                       G

       Schedules to P&S                                                     3

Guaranty:  Entergy International Holdings LLC                               4

                                Volume 2 of 2
                                -------------

Interconnection and Operation Agreement:  Boston Edison Company -           5
       Entergy Nuclear Generation Company

Power Purchase Agreement:  Entergy Nuclear Generation Company -             6
       Boston Edison Company

Power Purchase Agreement with respect to Municipal Customers:  Entergy      7
       Nuclear Generation Company - Boston Edison Company

Power Purchase Agreement:  Entergy Nuclear Generation Company -             8
       Commonwealth Electric Company

Power Purchase Agreement:  Entergy Nuclear Generation Company -             9
       Montaup Electric Company

Fourth Amendment of Power Sale Agreement:  Boston Edison Company -         10
       Commonwealth Electric Company

Third Amendment of Power Sale Agreement:  Boston Edison - Montaup          11
       Electric Company

Partial Assignment of Municipal Power Sale Agreements:  Entergy Nuclear    12
       Generation Company - Boston Edison Company

                                                            EXECUTION COPY
                                                            --------------

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                         PURCHASE AND SALE AGREEMENT


                                   BETWEEN



                      ENTERGY NUCLEAR GENERATION COMPANY


                                     AND


                             BOSTON EDISON COMPANY


                               November 18, 1998





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-----------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                         Page


1.    Preamble ..........................................................  1
      --------

2.    Acquisition of Assets by Buyer ....................................  1
      ------------------------------
      2.1.   Purchase and Sale of Assets ................................  1
             ---------------------------
      2.2.   Excluded Assets ............................................  3
             ---------------
      2.3.   Assumption of Liabilities ..................................  4
             -------------------------
      2.4.   Liabilities Not Assumed ....................................  5
             -----------------------
      2.5.   Purchase Price .............................................  6
             --------------
      2.6.   Adjustment to Purchase Price ...............................  7
             ----------------------------
      2.7.   Allocation of Purchase Price ...............................  9
             ----------------------------
      2.8.   Proration .................................................. 10
             ---------
      2.9.   The Closing ................................................ 11
             -----------
      2.10.  Deliveries by the Seller at the Closing .................... 11
             ---------------------------------------
      2.11.  Deliveries by Buyer at the Closing ......................... 13
             ----------------------------------

3.    Representations, Warranties and Disclaimers of the Seller ......... 14
      ---------------------------------------------------------
      3.1.   Organization of the Seller ................................. 14
             --------------------------
      3.2.   Authorization of Transaction ............................... 14
             ----------------------------
      3.3.   Noncontravention ........................................... 14
             ----------------
      3.4.   Brokers' Fees .............................................. 15
             -------------
      3.5.   Title to Acquired Assets ................................... 15
             ------------------------
      3.6.   Legal and Other Compliance ................................. 15
             --------------------------
      3.7.   Taxes ...................................................... 15
             -----
      3.8.   Contracts and Leases ....................................... 15
             --------------------
      3.9.   Insurance .................................................. 16
             ---------
      3.10.  Litigation ................................................. 16
             ----------
      3.11.  Employees .................................................. 16
             ---------
      3.12.  Environmental Matters ...................................... 17
             ---------------------
      3.13.  Condemnation ............................................... 17
             ------------
      3.14.  Regulation as a Utility .................................... 17
             -----------------------
      3.16.  Operability ................................................ 17
             -----------
      3.17.  NRC Generic Letter 98-01 ................................... 17
             ------------------------
      3.18.  Disclaimers Regarding Acquired Assets ...................... 17
             -------------------------------------

4.    Representations and Warranties of the Buyer ....................... 18
      -------------------------------------------
      4.1.   Organization of the Buyer .................................. 18
             -------------------------
      4.2.   Authority of Transaction ................................... 18
             ------------------------
      4.3.   Noncontravention ........................................... 19
             ----------------
      4.4.   Brokers' Fees .............................................. 19
             -------------
      4.5.   Litigation ................................................. 19
             ----------
      4.6.   No Knowledge of the Seller's Breach ........................ 19
             -----------------------------------
      4.7.   "As Is Sale" ............................................... 20
             ------------
      4.8.   Qualified Buyer ............................................ 20
             ---------------

5.    Covenants ......................................................... 20
      ---------
      5.1.   General .................................................... 20
             -------
      5.2.   Notices, Consents and Approvals ............................ 20
             -------------------------------
      5.3.   Operation of Business During Interim Period ................ 22
             -------------------------------------------
      5.4.   Access and Investigations During Interim Period ............ 23
             -----------------------------------------------
      5.5.   Interim Period Notice ...................................... 25
             ---------------------
      5.6.   Further Assurances ......................................... 26
             ------------------
      5.7.   Employee Matters ........................................... 28
             ----------------
      5.8.   Cooperation after Closing .................................. 30
             -------------------------
      5.9.   NEPOOL ..................................................... 31
             ------
      5.10.  Risk of Loss ............................................... 32
             ------------
      5.11.  Remittance of Pilgrim Fixed Operating Costs ................ 33
             -------------------------------------------
      5.12.  Nuclear Insurance .......................................... 33
             -----------------
      5.13.  Nonwaiver of Third Party Environmental Liabilities ......... 34
             --------------------------------------------------
      5.14.  Site Contamination Validation .............................. 34
             -----------------------------
      5.15.  Remediation ................................................ 34
             -----------
      5.16.  Refueling Costs ............................................ 34
             ---------------
      5.17.  Post-Closing Services ...................................... 35
             ---------------------
      5.18.  Gas Supply Line ............................................ 35
             ---------------
      5.19.  Maintenance of Financial Stability ......................... 35
             ----------------------------------
      5.20.  Availability of Funds ...................................... 35
             ---------------------
      5.21.  Funding of the Decommissioning Trust and the Provisional
             --------------------------------------------------------
                Trust ................................................... 35
                -----
      5.22.  Early Shutdown Study ....................................... 37
             -------------------

6.    Conditions to Obligation to Close ................................. 37
      ---------------------------------
      6.1.   Conditions to Obligation of the Buyer to Close ............. 37
             ----------------------------------------------
      6.2.   Conditions to Obligation of the Seller to Close ............ 39
             -----------------------------------------------

7.    Confidentiality ................................................... 41
      ---------------

8.    Taxes ............................................................. 43
      -----

9.    Non-Survival; Effect of Closing and Indemnification ............... 43
      ---------------------------------------------------
      9.1.   Non-Survival of Representations and Warranties; Survival
             --------------------------------------------------------
                of Covenants and Agreements ............................. 43
                --------------------------
      9.2.   Effect of Closing .......................................... 43
             -----------------
      9.3.   Indemnity by the Seller .................................... 44
             -----------------------
      9.4.   Indemnity by Buyer ......................................... 44
             -----------------
      9.5.   Exclusive Remedy ........................................... 45
             ----------------

      9.6.   Matters Involving Third Parties ............................ 45
             -------------------------------
      9.7.   Net of Taxes and Insurance ................................. 46
             --------------------------
      9.8.   Release .................................................... 46
             -------
      9.9.   No Recourse ................................................ 47
             -----------
      9.10.  Survival ................................................... 47
             --------

10.   Termination ....................................................... 47
      -----------
      10.1.  Termination of Agreement ................................... 47
             ------------------------
      10.2.  Effect of Termination ...................................... 49
             ---------------------

11.   Miscellaneous ..................................................... 49
      -------------
      11.1.  Press Releases and Public Announcements .................... 49
             ---------------------------------------
      11.2.  No Third Party Beneficiaries ............................... 49
             ----------------------------
      11.3.  No Joint Venture ........................................... 49
             ----------------
      11.4.  Entire Agreement ........................................... 49
             ----------------
      11.5.  Succession and Assignment .................................. 49
             -------------------------
      11.6.  Counterparts ............................................... 50
             ------------
      11.7.  Headings ................................................... 50
             --------
      11.8.  Notices .................................................... 50
             -------
      11.9.  Governing Law .............................................. 51
             -------------
      11.10. Change in Law .............................................. 51
             -------------
      11.11. Consent to Jurisdiction .................................... 51
             -----------------------
      11.12. Amendments and Waivers ..................................... 51
             ----------------------
      11.13. Severability ............................................... 52
             ------------
      11.14. Expenses ................................................... 52
             --------
      11.15. Construction ............................................... 52
             ------------
      11.16. Incorporation of Exhibits and Schedules .................... 52
             ---------------------------------------
      11.17. Specific Performance ....................................... 52
             --------------------
      11.18. Dispute Resolution ......................................... 52
             ------------------
      11.19. Bulk Transfer Laws ......................................... 53
             ------------------

12.   Definitions ....................................................... 53
      -----------

                                   Exhibits
                                   --------

A   -   Deed

B   -   Bill of Sale

C   -   Assignment and Assumption Agreement

D   -   Asset Demarcation Agreement

E   -   Property Tax Agreement

F   -   Chapter 61 Affidavit

G   -   Interconnection and Operation Agreement




                                  Schedules
                                  ---------

Schedule 1.1          -   Easements

Schedule 2.1          -   Pilgrim and Chiltonville Training Center

Schedule 2.1(a)       -   Real Property

Schedule 2.1(b)       -   Personal Property

Schedule 2.1(c)       -   Leases

Schedule 2.1(d)       -   Transferable Permits

Schedule 2.1(e)       -   Material Contracts

Schedule 2.1(g)       -   Names of Facilities

Schedule 2.1(l)(i)    -   Emergency Preparedness Equipment

Schedule 2.1(l)(ii)   -   Emergency Preparedness Agreements

Schedule 2.1(m)       -   Vehicles

Schedule 2.1(o)       -   Intellectual Property

Schedule 2.2(a)       -   Excluded Assets

Schedule 2.2(d)       -   Municipal Contract Customers

Schedule 2.10(k)      -   Matters for Opinion from Counsel to the Seller

Schedule 2.11(j)      -   Matters for Opinion from Counsel to the Buyer

Schedule 3.3          -   Matters of Contravention

Schedule 3.5          -   Title Commitments

Schedule 3.6          -   Compliance

Schedule 3.9          -   Insurance

Schedule 3.10         -   Litigation

Schedule 3.11         -   Labor Matters

Schedule 3.12         -   Environmental

Schedule 3.13         -   Condemnation

Schedule 3.15(a)      -   Trust Agreement

Schedule 4.3          -   Noncontravention

Schedule 5.3          -   Pre-Approved Projects

Schedule 5.12         -   Nuclear Insurance

Schedule 5.14(a)      -   Criteria for Site Assessment

Schedule 5.15         -   Known Remediation Concerns

Schedule 5.17         -   Post-Closing Services

Schedule 5.21         -   Funding of the Decommissioning Trust and the
                          Provisional Trust

Schedule 6.1(c)       -   Buyer's Regulatory Approvals

Schedule 6.2(c)       -   Seller's Regulatory Approvals

       7a
                         PURCHASE AND SALE AGREEMENT

1.     Preamble
       --------

       This Purchase and Sale Agreement (the "Agreement") is entered into on November 18, 1998, by and between Entergy Nuclear Generation Company, a Delaware corporation (the "Buyer"), and Boston Edison Company, a Massachusetts corporation (the "Seller"). The Buyer and the Seller are each referred to herein as a "Party" or, collectively, as the "Parties."

       This Agreement contemplates a transaction in which the Buyer will purchase certain assets of the Seller (as defined in Section 2.1 below) in consideration of the Purchase Price (as defined in Section 2.5 below).

       Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

2.     Acquisition of Assets by Buyer.
       ------------------------------

       2.1.     Purchase and Sale of Assets.  The Seller agrees to sell,
                ---------------------------
assign and transfer to the Buyer, and the Buyer agrees to purchase from the Seller at the Closing, subject to and upon the terms and conditions contained herein, free and clear of any Lien, all of the right, title and interest in and to the following properties and assets constituting, or used in and necessary for the operation of, the Facilities (collectively, the "Acquired Assets"):

       (a)  the real property and Improvements thereon as described in
Schedule 2.1(a), subject to and only to the extent provided in the Title Commitments and the exceptions listed therein (the "Real Property");

       (b) the machinery, equipment, furniture and other personal property owned by the Seller and located at the Site at the Closing Date, and Inventories, including without limitation all Radioactive Material owned by the Seller and the items of personal property described on Schedule 2.1(b) (including the telephone switch and related equipment currently under lease described therein, which shall be bought out by Seller prior to the Closing, subject to the purchase price adjustment set forth in Section 2.6) as well as all warranties from manufacturers or vendors relating thereto, to the extent that such warranties are transferable without any further action by the Seller;

       (c) all assignable rights with respect to leasehold interests and subleases and rights thereunder relating to the Real Property, including without limitation those as set forth on Schedule 2.1(c) (the "Leases");

       (d) all Permits relating to ownership or operation of the Facilities which are transferable by the Seller to the Buyer by assignment, or which will pass to the Buyer as successor in title to the Facilities by operation of law, including without limitation those as set forth on Schedule 2.1(d) (the "Transferable Permits");

       (e) except as provided in Section 2.2(e) and Section 2.10(g), all rights of the Seller under the contracts, agreements, software licenses and personal property leases relating to the operation of Facilities described in
Schedule 2.1(e) (the "Material Contracts"), provided that Seller shall retain the rights held by it prior to the Closing under any document expressly providing it continued indemnity and exculpation rights for pre-Closing occurrences for which it remains liable and for which Seller indemnifies Buyer under this Agreement;

       (f) all books, records, engineering designs, blueprints, as-built plans, specifications, procedures, studies, reports and equipment repair, safety, maintenance or service records of the Seller relating specifically to the design, construction, licensing, regulation, operation or decommissioning of the Facilities, but expressly excluding financial records and books of account;

       (g) all rights of the Seller in and to the use of the names of the Facilities as described in Schedule 2.1(g);

       (h) all right, title and interest (legal or beneficial) of the Seller in the Decommissioning Trust and the Provisional Trust (if any);

       (i)  all right, title and interest of the Seller to the NRC License;

       (j) all right, title and interest of the Seller in Nuclear Fuel and Spent Nuclear Fuel on the Closing Date;

       (k) all rights to the Seller's Nuclear Electric Insurance Limited Accounts as provided in Schedule 5.12 and Section 2.5(b);

       (l) all right, title and interest of the Seller in the property and assets used or usable in providing emergency warning or associated with emergency preparedness, as set forth in Schedule 2.1(l)(i) (the "Emergency Preparedness Equipment") and all rights of the Seller that the Seller has the right to transfer under the contracts and agreements associated with emergency preparedness as set forth in Schedule 2.1(l)(ii) (the "Emergency Preparedness Agreements");

       (m) all right, title and interest of the Seller in the vehicles as set forth in Schedule 2.1(m) that the Buyer notifies the Seller prior to the Closing that it desires to purchase subject to the purchase price adjustment as provided in Section 2.6 (the "Vehicles");

       (n) any rights of Seller under purchase orders, licenses or contracts that are not Material Contracts but that are identified by the parties during the Interim Period and mutually agreed in writing to be an obligation to be assigned to and assumed by Buyer;

       (o) all trade secrets, copyrights, patents, trademarks or other intellectual property rights of Seller developed or owned by Seller exclusively in connection with the operation of the Facilities, including without limitation all rights to the Seller-owned software applications listed on Schedule 2.1(o) (collectively, the "Intellectual Property"); provided that Seller shall have no obligation following the Closing to provide Buyer with any updates, maintenance or technical support with respect to the Intellectual Property; and provided further that Seller shall retain an irrevocable, perpetual and fully paid-up license to use the Intellectual Property;

       (p) the right to use the drawings, designs, specifications and other documents necessary for the licensing, operation and decommissioning of the Facilities;

       (q) American Nuclear Insurers (ANI) nuclear liabilities policies and reserve premium to the extent provided in Schedule 5.12;

       (r) the Seller's VEBA assets to the extent and at the time provided in Section 5.7; and

       (s)  the Transferred Voting Shares.

       2.2.     Excluded Assets.  Notwithstanding anything to the contrary in
                ---------------
this Agreement, there shall be excluded from the Acquired Assets to be sold, assigned, transferred, conveyed or delivered to the Buyer hereunder, and to the extent in existence on the Effective Date or on the Closing Date, there shall be retained by the Seller, any and all right, title or interest to the following assets, properties and rights (collectively, the "Excluded Assets"):

       (a) the property comprising or constituting any or all of the T&D and Telecommunications Assets;

       (b) all Cash, accounts and notes receivable, checkbooks and canceled checks, bank deposits and property or income tax receivables (except for property tax abatements to be apportioned pursuant to Section 2.8(b);

       (c) all contracts, instruments or other agreements between the Seller and each of Commonwealth Electric and Montaup relating to the sale by the Seller of electric capacity or energy under wholesale rates, or otherwise subject to regulation by the FERC (the "Wholesale Power Contracts");

       (d) all contracts, instruments or other agreements between the Seller and the municipalities set forth on Schedule 2.2(d) relating to the sale by the Seller of electric capacity or energy under wholesale rates, or otherwise subject to regulation by the FERC (the "Municipal Contracts");

       (e) all rights of the Seller in and to any causes of action against a Third Party relating to any period through the Closing Date, whether received as a payment or credit against future liabilities, including without limitation any refunds relating to property Taxes paid by the Seller for any period prior to the Closing Date (except for property tax abatements to be apportioned pursuant to Section 2.8(b)), insurance proceeds and condemnation awards; provided that Seller shall not institute or settle any such cause of action that would have a Buyer Material Adverse Effect;

       (f) all rights of the Seller to the words "BECo" and "Boston Edison Company" and any Trademark which is comprised of or comprises any derivative thereof; and

       (g) any claims of Seller related or pertaining to the Department of Energy's defaults under the DOE Standard Contract accrued as of the Closing Date, whether relating to periods prior to or following the Closing Date.

       2.3.     Assumption of Liabilities.  On the terms and subject to the
                -------------------------
conditions set forth herein, from and after the Closing, the Buyer will assume and satisfy or perform all of the following Liabilities of the Seller (the "Assumed Liabilities"):

       (a) all Environmental Liabilities and Remediations, except as and to the extent set forth in Section 2.4(b) and subject to Seller's prior Remediations as required by Section 5.15 below;

       (b) only to the extent all rights under such agreements and permits are assigned to Buyer, all Liabilities under (i) the Material Contracts, Leases, Emergency Preparedness Agreements and the Transferable Permits in accordance with the terms thereof, (ii) the other contracts, leases and other agreements entered into by the Seller with respect to the Acquired Assets that are identified in accordance with Section 2.1(n), and (iii) the contracts, leases, commitments and other agreements entered into by the Seller with respect to the Acquired Assets during the Interim Period relating to Pre-Approved Projects or Required Nuclear Expenditures; except in each case, to the extent such Liabilities, but for a breach or default by the Seller, would have been paid, performed or otherwise discharged on or prior to the Closing Date, or to the extent the same arise out of any such breach or default;

       (c) all Liabilities under the Permitted Encumbrances, except as excluded pursuant to Section 2.4(i);

       (d)  all Liabilities for which the Buyer is responsible under Section
5.7 relating to Employees;

       (e) all Liabilities of the Seller in respect of (i) the decommissioning of PNPS following permanent cessation of operations, (ii) the management, storage, transportation and disposal of Spent Nuclear Fuel, and
(iii) any other post-operative disposition of PNPS or any other of the Acquired Assets;

       (f) all Liabilities from and after the Closing Date relating to the Decommissioning Trust and the Provisional Trust (if any), including the obligation of due and punctual performance of all of the covenants and conditions in the Trust Agreement and the Provisional Trust Agreement (if any);

       (g) any Liability of Seller for any Price-Anderson Secondary Financial Protection retrospective premium obligations for (i) Seller's nuclear worker liability attributable to employment prior to Closing or (ii) for any third-party nuclear Liability arising out of any pre-Closing occurrence;

       (h) all Liabilities under the NRC License including fees or charges imposed after the Closing Date by the NRC or any other Governmental Authority;

       (i) all other Liabilities expressly allocated to the Buyer in this Agreement or in any of the Related Agreements, including, without limitation, any Liabilities for Taxes allocated to the Buyer pursuant to Section 8; and

       (j) all Liabilities of Seller for retrospective premium obligations under Seller's Nuclear Electric Insurance Limited policies, subject to the conditions set forth in Schedule 5.12.

       2.4.     Liabilities Not Assumed.  Notwithstanding any provision hereof
                -----------------------
to the contrary, the Buyer shall not assume, pay or perform any Liabilities of Seller that are not expressly identified as an Assumed Liability, including, without limitation, the following excluded liabilities:

       (a) any Liability in respect of the Excluded Assets or any other assets of the Seller that are not Acquired Assets;

       (b) any Liabilities, including without limitation any Environmental Liabilities, relating to the disposal, storage, transportation, discharge, Release, recycling, or the arrangement for such activities, by the Seller, of Hazardous Substances that were generated at the Site, at any Offsite Hazardous Substance Facility or at another location that is not the Site (other than as a result of migration from the Site), where the disposal, storage, transportation, discharge, Release or recycling occurred on or prior to the Closing Date;

       (c) any Liability of the Seller arising from the making or performance of this Agreement or a Related Agreement or the transactions contemplated hereby or thereby;

       (d) any Liability arising out of any Employee Benefit Plan established or maintained by the Seller or to which the Seller contributes or any Liability for the termination of any such plan;

       (e) any Liability arising out of the Wholesale Power Contracts and any Liability of the Seller arising out of the Power Purchase Agreements;

       (f) any Liability to make payments in addition to or in lieu of property Taxes under Section 71 of the Act, including any liability under any agreements entered into by the Seller regarding such payments ("Section 71 Transition Payments"), whether such agreements are entered into prior to, on or after the Closing, and any Liability in respect of Taxes attributable to the Acquired Assets for taxable periods ending on or before the Closing Date, except those Taxes expressly allocated to the Buyer pursuant to Section 8;

       (g)  any Liability arising out of the Municipal Contracts;

       (h) any Liabilities of Seller for wages, withholding obligations, workers compensation, overtime, severance, employment taxes or similar obligations accruing on or prior to the Closing Date and all Liabilities for which the Seller is responsible under Section 5.7 relating to Employees;

       (i) any Liabilities arising from Seller's breach on or prior to the Closing Date of any contract, license, permit or other instrument relating to the Acquired Assets; and

       (j) all Liabilities of the Seller for assessments for enrichment decommissioning and decontamination fund fees under 42 USC Section 2297g-1.

       2.5.     Purchase Price.
                --------------

       (a) The Buyer agrees to assume at the Closing the Assumed Liabilities and pay to the Seller at the Closing an aggregate amount equal to $ 80,000,000 (the "Purchase Price"). Such Purchase Price shall be adjusted pursuant to
Section 2.6 and shall be payable in cash by wire transfer to the Seller in accordance with written instructions of the Seller given to the Buyer at least three (3) Business Days prior to the Closing. The Buyer's agreement to assume the Assumed Liabilities and pay the Purchase Price to the Seller is expressly premised upon the Seller's delivery of a Fully Funded Decommissioning Trust pursuant to Section 2.1(h), the conditions of Section 6.1 and the Seller's delivery of the Seller's VEBA assets to the extent and at the time provided in
Section 5.7.

       (b) In addition to the amount due pursuant to Section 2.5(a) and in consideration of the assignment to Buyer of all of Seller's right, title and interest in Seller's Nuclear Electric Limited Insurance Accounts ("Seller's NEIL Member Accounts") including without limitation Seller's interest in the account balances therein as of the Closing Date and all earnings thereon and distributions therefrom all as referred to in Section 2.1(k), Buyer shall pay Seller on December 31 next following the Closing Date and on each December 31 thereafter to and including the later of (i) December 31 of the year in which Buyer gives the NRC Notice of Permanent Cessation of Operations pursuant to 10 C.F.R., sec. 50.82(a)(1)(i) of Pilgrim, and (ii) December 31, 2012 ("Termination Date") 85% of the cash distributions or dividends, if any, actually received by Buyer during the calendar year ending on such December 31 from and in respect to the Seller's NEIL Member Accounts. It is expressly understood that Buyer's obligation to pay Seller pursuant to this Section 2.5(b) shall be limited by and to the extent Buyer actually receives cash distributions or dividends (whether such distributions are of earnings or the account balance itself) with respect to the Seller's NEIL Member Accounts and is otherwise without recourse to Buyer. Credits made to Buyer's account without the actual distribution of cash are not a distribution for purposes hereof. The NEIL Bye-Laws presently do not give a member the option to elect to reduce its current NEIL premium in exchange for accepting a lesser cash distribution or dividend with respect to its member accounts. However, in the event this option is made available to Buyer in the future, Buyer will not elect to reduce its premium so as to reduce the cash distributions or dividends which would otherwise be payable to Seller under this Section 2.5(b). It is also expressly understood that for purposes of determining the fund with respect to which any dividend or distribution is made the Seller's NEIL Member Accounts refer only to the account balance amount transferred pursuant to the transaction contemplated by this Agreement as subsequently increased by earnings and credits thereto and decreased by distributions and debits therefrom and shall not include, and Seller shall have no right whatsoever in, any other Nuclear Electric Insurance account balances of Buyer, whether existing on the date hereof or at any time hereafter and whether relating to Pilgrim or any other facility. Buyer and Seller shall request Nuclear Electric Insurance Limited ("NEIL") to create a subaccount, if possible, to segregate the Seller's NEIL Member Accounts from Buyer's accounts. As soon as possible after the Closing, Buyer and Seller will in conjunction with NEIL determine and certify as to the actual Closing Date balance of Seller's NEIL Member Accounts as transferred pursuant to this Agreement.

       2.6.     Adjustment to Purchase Price.  The Purchase Price shall be
                ----------------------------
increased or reduced as set forth in this Section 2.6.

       (a) Such increases or reductions, as the case may be, shall be referred to herein as the "Purchase Price Adjustment" and shall be determined and paid as set forth below:

                         (i) The Purchase Price shall be increased by the net book value of all Inventories (excluding the value of items that are no longer useable at or for

                PNPS under applicable laws and regulations) held by the Seller as of the Closing Date less $20,053,272, the net book value of the Seller's 1997 year-end Inventory. In the event that the net book value of all Inventory held by the Seller as of the Closing Date less $20,053,272 is a negative number, the Purchase Price shall be decreased by the difference between such amounts;

                         (ii) The Purchase Price shall be increased to account for the net book value of all the Seller's Nuclear Fuel as of the Closing Date less $67,934,706, the net book value of the Seller's 1997 year-end Nuclear Fuel. In the event that the net book value of the Seller's Nuclear Fuel as of the Closing Date less $67,934,706 is a negative number, the Purchase Price shall be decreased by the difference between such amounts;

                         (iii) The Purchase Price shall be increased by any expenses related to Required Nuclear Expenditures actually paid by the Seller during the Interim Period;

                         (iv) The Purchase Price shall be decreased to the extent any of the Pre-Approved Projects have not been completed and paid for prior to the Closing Date, but the decrease shall be the lesser of (i) the budgeted amount for
                                      ------
                the incomplete portion of the Pre-Approved Project as set forth in Schedule 5.3 or (ii) the amounts that Buyer is required to pay for such Pre-Approved Projects following the Closing;

                         (v) Assuming completion of the Refueling Outage prior to Closing, the Purchase Price shall be decreased by the amortized portion of the Refueling Costs as of the Closing Date (which shall be amortized by the Seller over a 24 month period commencing the Business Day following the completion of the Refueling Outage);

                         (vi) The Purchase Price shall be decreased by the amount as of the Closing Date reflected in Seller's Low Level Waste Disposal Account, Acct. No. 253360; and

                         (vii) The Purchase Price shall be increased by an amount equal to the cost to the Seller to buy-out the telephone switch and related equipment lease described in
                Schedule 2.1(b) and the leases in respect of any Vehicles identified by Buyer pursuant to Section 2.1(m).

       (b) at least twenty (20) Business Days prior to the Closing Date, the Seller shall prepare and deliver to the Buyer an Estimated Closing Statement (the "Estimated Closing Statement") that shall set forth the Seller's best estimate of all adjustments to the Purchase

       014a
Price required by Section 2.6(a) (the "Estimated Adjustment").  Within ten
(10) Business Days following the delivery of the Estimated Closing Statement by the Seller to the Buyer, the Buyer may object in good faith to the Estimated Adjustment in writing. If the Buyer objects to the Estimated Adjustment, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute before five (5) Business Days prior to the Closing Date (or if the Buyer fails to object to the Estimated Adjustment), the Purchase Price shall be adjusted (the "Closing Adjustment") for the Closing by the amount of the Estimated Adjustment not in dispute; and

       (c) within thirty (30) days following the Closing Date, the Seller shall prepare and deliver to the Buyer a closing statement that shall set forth the Seller's completion of the Purchase Price Adjustment and the components thereof (the "Post-Closing Statement"). Within twenty (20) days following the delivery of the Post-Closing Statement by the Seller to the Buyer, the Buyer may object to the Post-Closing Statement in writing. The Seller agrees to cooperate with the Buyer to provide to the Buyer or the Buyer's Representatives information used to prepare the Post-Closing Statement and information relating thereto. If the Buyer objects to the Post-Closing Statement, the Parties shall attempt to resolve such dispute by negotiation. If the Parties are unable to resolve such dispute within twenty (20) days of any objection by the Buyer, the Parties shall appoint Arthur Andersen LLC, who shall, at the Seller's and the Buyer's joint expense, review the Closing Statement and determine the appropriate Purchase Price Adjustment under this
Section 2.6. The agreed upon Post-Closing Statement or the finding of such accounting firm, as the case may be, shall be the Purchase Price Adjustment and shall be binding on the Parties. Upon the determination of the Purchase Price Adjustment, the Party owing the Purchase Price Adjustment shall deliver the Purchase Price Adjustment, increased or decreased as the case may be, by amounts paid pursuant to the Estimated Adjustment, to the other Party no later than two (2) Business Days after such determination in immediately available funds or in any other manner as reasonably requested by the payee. The acceptance by the Buyer and the Seller of the Purchase Price Adjustment shall not constitute or be deemed to constitute a waiver of the rights of such Party in respect of any other provision of this Agreement.

       2.7.     Allocation of Purchase Price.  The Buyer and the Seller shall
                ----------------------------
use their good faith best efforts to agree upon an allocation among the Acquired Assets of the sum of the Purchase Price and the Assumed Liabilities consistent with Section 1060 of the Code and the Treasury Regulations thereunder within 120 days of the Effective Date (or such later date as the Parties may mutually agree) but in no event fewer than 30 days prior to the Closing. Because the assets of the Decommissioning Trust and the Provisional Trust (if any) are exclusively and unalterably dedicated to secure the liability for decommissioning Pilgrim when its license expires, the Parties intend and expect that the Buyer's assumption of the Pilgrim decommissioning liabilities pursuant to Section 2.3(e) will constitute purchase price paid for Seller's right, title and interest in the Decommissioning Trust and the Provisional Trust, and concomitantly intend that purchase price represented by such assumed liabilities will be allocated between the Decommissioning Trust and the Provisional Trust in proportion to their respective fair market values as of the Closing Date. The Buyer and the Seller may jointly agree to obtain the services of an independent engineer or appraiser (the "Independent Appraiser") to assist the Parties in determining the fair value of the Acquired Assets solely for purposes of such allocation under this Section 2.7. If such an appraisal is made, both the Buyer and the Seller agree to accept the Independent Appraiser's determination of the fair value of the Acquired Assets. The cost of the appraisal shall be borne equally by the Buyer and the Seller. Each of the Buyer and the Seller agrees to file Internal Revenue Service Form 8594 and all federal, state, local and foreign Tax Returns in accordance with such agreed allocation. Except to the extent required to comply with audit determinations by a taxing authority with jurisdiction over either party, both the Buyer and the Seller shall report the transactions contemplated by this Agreement and the Related Agreements for federal Income Tax and all other Tax purposes in a manner consistent with the allocation determined pursuant to this Section 2.7. Each of the Buyer and the Seller agrees to provide the other promptly with any other information required to complete Form 8594.
Each of the Buyer and the Seller shall notify and provide the other with reasonable assistance in the event of an examination, audit or other proceeding regarding the agreed upon allocation of the Purchase Price.

       2.8.     Proration.
                ---------

       (a) The Buyer and the Seller agree that all of the items normally prorated, including those listed below, relating to the business and operations of the Acquired Assets will be prorated as of the Closing Date, with the Seller liable to the extent such items relate to any period through the Closing Date, and the Buyer liable to the extent such items relate to periods after the Closing Date: (i) personal property, Real Property, occupancy and water, Taxes, assessments and other charges of the type that could give rise to a Permitted Encumbrance, if any, on or associated with the Acquired Assets; (ii) rent, Taxes and other items payable by or to the Seller under any of the Contracts, Emergency Preparedness Agreements or Leases assigned to and assumed by the Buyer hereunder; (iii) any Permit, license, registration or fees with respect to any Transferable Permit assigned to Buyer associated with the Acquired Assets; (iv) sewer rents and charges for water, telephone, electricity and other utilities; (v) any fees or charges imposed by INPO, NEI, the NRC or any other Governmental Authority; and (vi) payments regarding the Pilgrim Fixed Operating Costs pursuant to Section 5.11.

       (b) In connection with the prorations referred to in Section 2.8(a), if the actual figures are not available at the Closing Date, the proration shall be based upon the actual Taxes or fees for the preceding year (or appropriate period) for which actual Taxes or fees are available and such Taxes or fees shall be re-prorated upon request of either the Seller, on the one hand, or the Buyer, on the other hand, made within 60 days of the date the actual amounts become available. If the Taxes which are apportioned are thereafter reduced by abatement, the amount of such abatement, less the reasonable cost of obtaining the same, shall be apportioned between the Parties; provided that neither party shall be obligated to institute or prosecute an abatement unless required pursuant to the Property Tax Agreement or otherwise agreed in writing. The Seller and the Buyer agree to furnish each other with such documents and other records that may be reasonably requested in order to confirm all adjustment and proration calculations made pursuant to this Section to 2.8.

       2.9.     The Closing.  Unless otherwise agreed to by the Parties, the
                -----------
closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Ropes & Gray, One International Place, Boston, Massachusetts, commencing at 9:00 a.m. eastern time on the date that is fifteen (15) days (or, if the fifteenth day is not a Business Day, then the next Business Day following such fifteenth day) following the date on which all of the conditions set forth in Sections 6.1 and 6.2 have either been satisfied or waived by the Party for whose benefit such condition exists, such satisfaction or waiver to conform to Section 11.8, provided, however, that the
                                                   --------  -------
deliveries contemplated by Sections 2.10 and 2.11 shall not be considered when determining whether the conditions to obligations to Close set forth in Sections 6.1 and 6.2 have been satisfied. The date of Closing is hereinafter called the "Closing Date" and shall be effective for all purposes herein as of 11:59 p.m. eastern time on the Closing Date.

       2.10.    Deliveries by the Seller at the Closing.  At the Closing, the
                ---------------------------------------
Seller shall deliver the following to the Buyer, duly executed and properly acknowledged, if appropriate:

       (a) the deed for the Real Property and Improvements, substantially in the form attached hereto as Exhibit A, reserving the necessary Easements to be retained by the Seller;

       (b) the Bill of Sale, substantially in the form attached hereto as Exhibit B, for the tangible personal property included in the Acquired Assets;

       (c) the Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit C, in recordable form if necessary;

       (d) the Asset Demarcation Agreement, substantially in the form attached hereto as Exhibit D;

       (e)  a FIRPTA Affidavit by the Seller;

       (f) the Property Tax Agreement, substantially in the form attached hereto as Exhibit E;

       (g) copies of all consents, waivers or approvals obtained by the Seller with respect to the Acquired Assets, the transfer of the Transferable Permits or the consummation of the transactions contemplated by this Agreement and the Related Agreement, to the extent specifically required under this Agreement or the Related Agreements (without limiting the generality of the foregoing, Seller is specifically required to provide Buyer with copies of written consents to assign to Buyer each of the Material Contracts executed by the third parties to such Material Contracts or include within the opinion referenced in clause (k) below an assurance that Seller's rights under such Material Contracts may be assigned without such third party consent); provided that if a Material Contract cannot be effectively assigned to Buyer at Closing, then Seller shall notify Buyer of such nonassignability, and, subject to Buyer's prior written consent (which shall not be unreasonably withheld), Seller shall, at its sole discretion, enter into substitute contracts (the "Substitute Material Contracts") prior to the Closing that will provide Buyer with substantially similar benefits and obligations to those that would have been provided if the nonassignable Material Contracts had been transferred to Buyer at Closing and shall provide evidence at the Closing that such Substitute Material Contracts are effectively assigned to Buyer at the Closing. To the extent that, as a result of any payment or other consideration provided by Seller, either Seller or Buyer is able to obtain pricing or terms for a Substitute Material Contract more favorable than those under the existing Material Contracts which cannot be assigned to Buyer, Buyer shall pay to Seller as and when such favorable benefits are realized by Buyer an amount equal to the value differential between the price or terms of such Substitute Material Contract and the Material Contract that the Seller could not assign, up to a maximum amount equal to 100% of the costs incurred by Seller in obtaining consents to the assignment of all Material Contracts;

       (h) a certificate from an authorized officer of the Seller, dated the Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Section 6.1 have been satisfied;

       (i) a copy, certified by the Clerk of the Seller, of corporate resolutions authorizing the execution and delivery of this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby;

       (j) a certificate of the Clerk of the Seller which shall identify by name and title and bear the signature of the officers of the Seller authorized to execute and deliver this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto;

       (k) an opinion or opinions from one or more counsel to the Seller (who shall be reasonably satisfactory to Buyer and any of whom may be an employee of the Seller), dated the Closing Date and reasonably satisfactory in form to the Buyer and its counsel, covering substantially the matters set forth in
Schedule 2.10(k);

       (l) all such other instruments of sale, transfer, conveyance, assignment or assumption as the Buyer and its counsel may reasonably request in connection with the sale of the Acquired Assets, provided however, that this subsection (l) shall not require the Seller to prepare or obtain any surveys relating to the Real Property;

       (m) a Certificate from an authorized Officer of Seller, dated the Closing Date that each of the concerns referenced in Section 5.15 below have been fully and successfully addressed and no longer constitute Environmental Liabilities;

       (n)  the items and documents listed in Section 2.1(f); and

       (o)  the items to be delivered by Seller pursuant to Section 6.1(h).

       2.11.    Deliveries by Buyer at the Closing.  At the Closing, the Buyer
                ----------------------------------
shall deliver to the Seller, properly executed and acknowledged, if appropriate:

       (a)  the Purchase Price;

       (b) the Assignment and Assumption Agreement, substantially in the form attached hereto as Exhibit C to the Agreement, and if necessary or desirable to the Seller, in recordable form;

       (c) the Asset Demarcation Agreement, substantially in the form attached hereto as Exhibit D;

       (d) the Chapter 61 Affidavit, substantially in the form attached hereto as Exhibit F.

       (e) the Property Tax Agreement, substantially in the form attached hereto as Exhibit E;

       (f) a certificate from an authorized officer of the Buyer, dated the Closing Date, to the effect that, to such officer's Knowledge, the conditions set forth in Section 6.2 have been satisfied;

       (g) a copy, certified by the Clerk of the Buyer, of resolutions authorizing the execution and delivery of this Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto, and the consummation of the transactions contemplated hereby and thereby;

       (h) a certificate of the Clerk of the Buyer which shall identify by name and title and bear the signature of the officers of the Buyer authorized to execute and deliver the Agreement and the Related Agreements and instruments attached as exhibits hereto and thereto;

       (i)  evidence of the Buyer's membership in NEPOOL;

       (j) an opinion or opinions from one or more counsel to the Buyer (who shall be reasonably satisfactory to the Seller and any of whom may be an employee of the Buyer),

       018a
dated the Closing Date and reasonably satisfactory in form to the Seller and its counsel, covering substantially the matters set forth in Schedule 2.11(j); and

       (k) all such other instruments of sale, transfer, conveyance, assignment or assumption as the Seller and its counsel may reasonably request in connection with the sale of the Acquired Assets or assumption of the Assumed Liabilities.

3.     Representations, Warranties and Disclaimers of the Seller.  The Seller
       ---------------------------------------------------------
represents and warrants to the Buyer that, to the Seller's Knowledge, the statements contained in this Section 3 are correct and complete as of the Effective Date.

       3.1.     Organization of the Seller.  The Seller is duly organized,
                --------------------------
validly existing and in good standing under the laws of The Commonwealth of Massachusetts. Copies of the articles of organization and by-laws of the Seller, each as amended to date, have been heretofore delivered to the Buyer and are accurate and complete.

       3.2.     Authorization of Transaction.  The Seller has the power and
                ----------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and the Related Agreements and, subject to receipt of all Seller's Regulatory Approvals, to perform its obligations hereunder and thereunder. All corporate actions or proceedings to be taken by or on the part of the Seller to authorize and permit the due execution and valid delivery by the Seller of this Agreement and the Related Agreements and the instruments required to be duly executed and validly delivered by the Seller pursuant hereto and thereto, the performance by the Seller of its obligations hereunder and thereunder, and the consummation by the Seller of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement has been duly executed and validly delivered by the Seller and constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions and when each Related Agreement has been executed and delivered, such Related Agreement will likewise constitute a valid and legally binding obligation of the Seller, enforceable in accordance with its terms.

       3.3.     Noncontravention.  Subject to the Seller obtaining the
                ----------------
Seller's Regulatory Approvals, neither the execution and the delivery of this Agreement or any of the Related Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Sections 2.10(p) and 2.11(l) above), will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, license or other restriction of any Governmental Authority to which the Seller or any of its property is subject or any provision of the articles of organization or by-laws of the Seller, or
(b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is bound or to which any of the Acquired Assets is subject (or result in the imposition of any Lien upon any of the Acquired Assets), except for matters that, in the aggregate, will not have a Material Adverse Effect or that are disclosed in Schedule 3.3 or any other Schedule.

       3.4.     Brokers' Fees.  The Seller has no Liability or obligation to
                -------------
pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

       3.5.     Title to Acquired Assets.  Except for Permitted Encumbrances,
                ------------------------
the Seller holds good and marketable title to the Real Property to the extent, and only to the extent, specified in the title policy commitment attached hereto on Schedule 3.5 (the "Title Commitment"). Except as set forth in
Schedule 3.5 and except for Permitted Encumbrances, the Seller has good and valid title to or a valid leasehold interest in the other Acquired Assets. There are no Permitted Encumbrances arising out of any Tax or other charge as assessed by any Government Authority except for which the Seller will indemnify the Buyer pursuant to Section 9.3.

       3.6.     Legal and Other Compliance.  The Seller has not received
                --------------------------
written notice from any Governmental Authority that it is not in compliance in all material respects with all Laws, applicable to the condition or operation of the Acquired Assets, other than as disclosed in Schedule 3.6 and Seller has not violated Laws, except for violations that, in the aggregate, will not have a Material Adverse Effect. Seller has duly filed all reports and returns required to be filed by it with Governmental Authorities and obtained governmental permits and licenses and other governmental consents which are required in connection with the business of owning and/or operating the Facilities, the failure of which to file and obtain likely would have a Material Adverse Effect. All such permits, licenses and consents are in full force and effect and no proceedings for the suspension or cancellation of any of them is pending or threatened.

       3.7.     Taxes.  The Seller has filed all Tax Returns that it was
                -----
required to file, and has paid all Taxes that have become due as indicated thereon, except where the Seller is contesting the same in good faith by appropriate proceeding, where the failure so to file or pay could have a Material Adverse Effect. There is no unpaid Tax due and payable that could have a Material Adverse Effect on the Buyer's ownership, operation or use of the Acquired Assets for which the Buyer could become liable.

       3.8.     Contracts and Leases.
                --------------------

       (a) Except (i) as listed in Schedule 2.1(e) or 2.1(c) or any other Schedule, (ii) for contracts, agreements, personal property leases, commitments, understandings or instruments which will be fully performed or terminated prior to the Closing Date, and (iii) for agreements with suppliers entered into in the ordinary course of business that are subject to being assumed by and assigned to Buyer in absence of a third party consent thereto, the Seller is not a party to any written contract, agreement, personal property lease, commitment, understanding or instrument which is material to the business or operations of the Acquired Assets.

       (b) Each of the Material Contracts constitutes a valid and binding obligation of the Buyer and is in full force and effect.

       (c) Seller has complied with all of the material provisions of each of the Material Contracts and there does not exist any event of default under any such Material Contract or any event which, after notice of lapse of time or both, would constitute an event of default under any such Material Contract. There is no action, suit, proceeding or investigation pending, or threatened against Seller before any court or before any governmental or administrative agency for the renegotiation of or any other adjustment of any such Material Contract or any other agreement to be assigned to Buyer hereunder.

       3.9.     Insurance.  The policies of liability, fire, worker's
                ---------
compensation and other forms of insurance owned or held by the Seller as set forth in Schedule 3.9 and in Section 5.12 are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been or will be paid prior to the Closing (other than retroactive premiums and any retrospective premium adjustments which may be payable by Seller) and no written notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. Except as described in Schedule 3.9, the Seller has not been refused any insurance with respect to the Acquired Assets nor has its coverage been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last twelve months. The policies of insurance identified in Schedule 3.9 insure Seller, its properties and those aspects of its business pertaining to the ownership or operation of the Facilities against such losses and risks, and in such amounts, as are adequate for its business. Seller is not, and no party is, in breach of default of any such policy (including with respect to the giving of notices) and no event has occurred which, with notice of lapse of time, would constitute such breach or default or permit termination, modification or acceleration under the policy.

       3.10.    Litigation.  Except as disclosed in Schedule 3.10, no claims
                ----------
are pending or threatened, that would be reasonably likely to result, in the aggregate, in a Material Adverse Effect or that question the validity of this Agreement or the Related Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the Related Agreements. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Seller that, in the aggregate, have a Material Adverse Effect. A petition filed or pending under 10 C.F.R. Section 2.206 or Section 2.802, or any claim for review of any action thereon, shall not be considered to be within the scope of this representation.

       3.11.    Employees.  Schedule 3.11 contains a list of all collective
                ---------
bargaining agreements to which the Seller is a party and which relate to employees of the Seller where employment relates primarily to the Acquired Assets (the "Collective Bargaining Agreements"), true and correct copies of which have heretofore been delivered to the Buyer. As of the Effective Date, except as described in Schedule 3.11: (i) the Seller has not experienced any labor disputes or work stoppage due to labor disagreements in the past five
(5) years; (ii) the Seller is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours; (iii) the Seller has not received written notice from any Governmental Authority of any unfair labor practice charge or complaint against the Seller pending or threatened before the National Labor Relations Board; and (iv) no arbitration proceeding arising out of or under any collective bargaining agreement with respect to the Acquired Assets is pending against the Seller.

       3.12.    Environmental Matters.  Except as disclosed in Schedule 3.12,
                ---------------------
the Seller has not received any written notice from any Governmental Authority that it is not or has not been in compliance with Environmental Laws the violation of which could have a Material Adverse Effect and there are no known Environmental Liabilities existing at the Site, except as disclosed in the Phase I Site Assessment, that, in the aggregate, would be expected to require Remediation in excess of One Million Dollars ($1,000,000), except for such matters as Seller has agreed to Remediate at Seller's expense.

       3.13.    Condemnation.  Except as set forth in Schedule 3.13, the
                ------------
Seller has received no written notice from any Governmental Authority of any pending or threatened proceeding to condemn or take by power of eminent domain or otherwise, by any Governmental Authority, all or any part of the Acquired Assets, which would constitute a Material Adverse Effect.

       3.14.    Regulation as a Utility.  The Seller is an "electric company"
                -----------------------
within the meaning of Chapter 164 of the Massachusetts General Laws.

       3.15.    Decommissioning Trust.  Schedule 3.15(a) contains a true and
                ---------------------
correct copy of the Trust Agreement.

       3.16.    Operability.  The Acquired Assets constitute all of the assets
                -----------
necessary for the Seller to operate Pilgrim substantially in the manner as it has been operated by the Seller.

       3.17.    NRC Generic Letter 98-01.  Seller has adopted and is
                ------------------------
implementing a Pre-Approved Project designed to meet the requirements of NRC Generic Letter 98-01.

       3.18.    Disclaimers Regarding Acquired Assets.  EXCEPT FOR ANY
                -------------------------------------
REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 3, THE ACQUIRED ASSETS ARE SOLD "AS IS, WHERE IS," AND THE SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR

NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE FACILITIES, TITLE, CONDITION, VALUE OR QUALITY OF THE ACQUIRED ASSETS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE ACQUIRED ASSETS AND THE SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ACQUIRED ASSETS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, OR COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS, OR AS TO THE CONDITION OF THE ACQUIRED ASSETS, OR ANY PART THEREOF, OR WHETHER THE SELLER POSSESSES SUFFICIENT REAL PROPERTY OR PERSONAL PROPERTY TO OPERATE THE ACQUIRED ASSETS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE SELLER FURTHER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE ABSENCE OF HAZARDOUS SUBSTANCES OR LIABILITY OR POTENTIAL LIABILITY ARISING UNDER ENVIRONMENTAL LAWS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, THE SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE CONDITION OF THE ACQUIRED ASSETS OR THE SUITABILITY OF THE FACILITIES FOR OPERATION AS POWER PLANTS AND NO OTHER MATERIAL OR INFORMATION PROVIDED BY OR COMMUNICATIONS MADE BY THE SELLER OR ITS AGENTS, OR BY ANY BROKER OR INVESTMENT BANKER, INCLUDING WITHOUT LIMITATION ANY INFORMATION OR MATERIAL CONTAINED IN THE OFFERING MEMORANDUM DATED JUNE 1998 AND ANY ORAL, WRITTEN OR ELECTRONIC RESPONSE TO ANY INFORMATION REQUEST PROVIDED TO THE BUYER, WILL CAUSE OR CREATE ANY WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, CONDITION, VALUE OR QUALITY OF THE ACQUIRED ASSETS.

4.     Representations and Warranties of the Buyer.  The Buyer represents and
       -------------------------------------------
warrants to the Seller, to the Buyer's Knowledge, that the statements contained in this Section 4 are correct and complete as of the Effective Date.

       4.1.     Organization of the Buyer.  The Buyer, a Delaware corporation,
                -------------------------
is duly organized, validly existing and in good standing under the laws of the State of Delaware. Copies of the articles of organization and bylaws of the Buyer, each as amended to date, have been heretofore delivered to the Seller and are accurate and complete.

       4.2.     Authority of Transaction.  The Buyer has the power and
                ------------------------
authority (including full corporate power and authority) to execute and deliver this Agreement and the Related Agreements and, subject to receipt of all Buyer's Regulatory Approvals, to perform its obligations hereunder and thereunder. All corporate actions or proceedings to be taken by or on the part of the Buyer to authorize and permit the due execution and valid delivery by the Buyer of this Agreement and the instruments required to be duly executed and validly delivered by the Buyer pursuant hereto and thereto, the performance by the Buyer of its obligations hereunder and thereunder, and the consummation by the Buyer of the transactions contemplated herein and therein, have been duly and properly taken. This Agreement has been duly executed and validly delivered by the Buyer and constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions and when each Related Agreement has been executed and delivered, such Related Agreement will likewise constitute a valid and legally binding obligation of the Buyer, enforceable in accordance with its terms.

       4.3.     Noncontravention.  Subject to the Buyer obtaining the Buyer's
                ----------------
Regulatory Approvals, neither the execution and the delivery of this Agreement or any of the Related Agreements, nor the consummation of the transactions contemplated hereby and thereby (including the assignments and assumptions referred to in Sections 2.10(o) and 2.11(m) above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, license or other restriction of any Governmental Authority to which the Buyer is subject or any provision of the articles of organization or bylaws of the Buyer or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject, except for matters that will not constitute a Buyer Material Adverse Effect or that are disclosed on Schedule 4.3.

       4.4.     Brokers' Fees.  The Buyer has no Liability or obligation to
                -------------
pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

       4.5.     Litigation.  No claim, demand, action or suit is pending or
                ----------
threatened that would be reasonably likely to result in a Buyer Material Adverse Effect or that questions the validity of this Agreement or the Related Agreements or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement or the Related Agreements. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Buyer that have a Buyer Material Adverse Effect or impair, estop, impede, restrain, ban or otherwise adversely affect Buyer's ability to satisfy or perform of the Assumed Liabilities under any federal, state or local Law. For purposes of this Section 4.5, a petition filed or pending under 10 C.F.R.
Section 2.206 or Section 2.802, or any claim for review of any action thereon, shall not be considered to be within the scope of this representation.

       4.6.     No Knowledge of the Seller's Breach.  On the Effective Date,
                -----------------------------------
the Buyer has no Knowledge of any breach by the Seller of any representation or warranty contained in Section

3 hereof, or of any condition or circumstance that would excuse the Buyer from performance of its obligations under this Agreement or the Related Agreements.

       4.7.     "As Is Sale".  The representations and warranties set forth in
                ------------
Section 3 and Section 4 hereof constitute the sole and exclusive representations and warranties of the Seller and Buyer in connection with the transactions contemplated hereby. There are no representations, warranties, covenants, understandings or agreements among the Parties regarding the Acquired Assets or their transfer other than those incorporated in this Agreement. Except for the representations and warranties expressly set forth in Section 3, the Buyer disclaims reliance on any representations, warranties or guarantees, either express or implied by the Seller, including but not limited to any representation or warranty expressed or implied in the Offering Memorandum dated June 1998 and any oral, written or electronic response to any information request provided to the Buyer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE BUYER ACKNOWLEDGES AND AGREES THAT THE ACQUIRED ASSETS ARE BEING ACQUIRED "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR CONDITION ON THE CLOSING DATE, AND THAT THE BUYER IS RELYING ON ITS OWN EXAMINATION OF THE ACQUIRED ASSETS, AND IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY MADE BY THE SELLER OR ITS AGENTS, OR ANY BROKER OR INVESTMENT BANKER EXCEPT FOR WARRANTIES, IF ANY, SET FORTH IN ARTICLE 3 AND THE INSTRUMENTS OF TRANSFER AND CONVEYANCE.

       4.8.     Qualified Buyer.  The Buyer is qualified, or will be qualified
                ---------------
as of the Closing Date, to obtain any Permits necessary for the Buyer to own and operate the Acquired Assets as of the Closing Date, to the extent such operation is either required by any Related Agreement or this Agreement, or is contemplated by the Buyer.

5.     Covenants.  The Parties agree as follows:
       ---------

       5.1.     General.  Each of the Parties will use its best efforts to
                -------
take all actions and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Related Agreements (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

       5.2.     Notices, Consents and Approvals.
                -------------------------------

       (a) The Seller and the Buyer shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed under the Hart-Scott-Rodino Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. The Parties shall use their best efforts to make such filings as promptly as possible after the Effective Date, to respond promptly to any requests for additional information made by either of such agencies. The Buyer will pay all filing fees under the Hart-Scott-Rodino Act, but each Party will bear its own costs for the preparation of any filing. Both Parties shall use Commercially Reasonable Efforts to cause any waiting period under the Hart-Scott-Rodino Act with respect to the transactions contemplated by this Agreement and the Related Agreements to expire or terminate at the earliest possible time.

       (b) The Seller and the Buyer shall cooperate with each other and use all Commercially Reasonable Efforts to (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, (iii) obtain the transfer, issuance or reissuance to the Buyer of all necessary Permits and (iv) obtain all necessary consents, approvals and authorizations of all other parties necessary or advisable to consummate the transactions contemplated by this Agreement or in any of the Related Agreements (including, without limitation, the Seller's Regulatory Approvals and the Buyer's Regulatory Approvals) or required by the terms of the Trust Agreement or any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument to which the Seller or the
Buyer is a party or by which either of them is bound.   Both Parties shall
have the right to review in advance all characterizations of the information relating to the transactions contemplated by this Agreement or in any of the Related Agreements which appear in any filing made by either Party in connection with the transactions contemplated hereby or thereby.

       (c)  Nuclear Regulatory Commission Approval.
            --------------------------------------

                         1.  Application.  As promptly after the Effective
                             -----------
                Date as may be feasible, the Buyer and the Seller shall jointly prepare and file with the NRC an Application. Thereafter, the Buyer and the Seller shall cooperate with one another to facilitate review of the Application by the NRC Staff, including but not limited to the prompt provision to the NRC Staff of any and all documents or information in the possession of either Buyer or Seller that the NRC Staff may request.

                         2.  Prosecution of Application.  The Application
                             --------------------------
                shall identify the Buyer and the Seller as separate parties to the Application, with separate representation. In the event that the NRC processing of the Application becomes a Contested Proceeding, and until such Contested Proceeding becomes Final, the Buyer and the Seller shall separately appear therein by their own counsel, and shall continue to cooperate with each other to facilitate a favorable result.

                         3.  Costs of Application and Prosecution.  The Buyer
                             ------------------------------------
                and the Seller will each bear their own costs of the preparation, submission and processing of the Application, including any Contested Proceeding that may occur in respect thereof, provided, however, that the Buyer shall bear the costs of all NRC staff fees payable in connection with the Application.

       5.3.     Operation of Business During Interim Period.
                -------------------------------------------

       (a) During the Interim Period, the Seller will operate and maintain the Acquired Assets in the ordinary course consistent with Prudent Utility Practices unless otherwise contemplated by this Agreement or with the prior written consent of the Buyer. Without limiting the generality of the foregoing, the Seller shall not, without the prior written consent of the Buyer, during the Interim Period, with respect to the Acquired Assets:

                         (i) sell, lease (as lessor), transfer or otherwise dispose of, any of the Acquired Assets, other than as used, consumed or replaced in the ordinary course of business consistent with Prudent Utility Practices, or encumber, pledge, mortgage or suffer to be imposed on any of the Acquired Assets any encumbrance other than Permitted Encumbrances;

                         (ii) make any material change in the levels of Inventories customarily maintained by the Seller with respect to the Acquired Assets, except for such changes that are consistent with Prudent Utility Practices;

                         (iii) enter into, amend, or otherwise modify any real or personal property Tax agreement, treaty or settlement, other than as contemplated by the Property Tax Agreement;

                         (iv) enter into any commitment for the purchase or sale of fuel, other than Nuclear Fuel, (whether commodity or transportation) having a term greater than six (6) months and not terminable either (x) automatically on the Closing Date; or (y) by option of the Buyer in its sole discretion at any time after the Closing Date, where the aggregate payment under such fuel commitment and all other then outstanding fuel commitments would be expected to exceed $1 million;

                         (v) enter into any commitment for the purchase of Nuclear Fuel;

                         (vi) terminate or materially amend any of the Material Contracts or the Transferrable Permits except as may be necessary in order to transfer Seller's rights thereunder to Buyer at the Closing; or

                         (vii) enter into any contract or commitment which individually exceeds $1,000,000 or in the aggregate exceeds $10,000,000, unless such contract or commitment is to be fully performed prior to the Closing or can be terminated by Buyer at its option at any time following the Closing without penalty or cancellation charge.

                Notwithstanding anything in this Section 5.3(a) to the contrary, the Seller may, in its sole discretion, make or incur an obligation to make subject to the adjustment provisions as set forth in
       Section 2.6, (i) Pre-Approved Projects as set forth in Schedule 5.3, and (ii) Required Nuclear Expenditures.

       (b) During the Interim Period, in the interest of facilitating an orderly transition of the management of the Acquired Assets in contemplation of NRC approval of the Transfer of License and permitting informed action by the Buyer regarding its rights pursuant to Section 5.3(a) to grant consent or to waive prohibitions or limitations under Section 5.3(a), the Parties agree as follows:

                         (i) A committee comprised of two individuals designated by the Seller and two individuals designated by the Buyer, and such additional individuals as may be appointed by the individuals originally appointed to such committee (the "Transition Committee") will be established as soon after the Effective Date as is practicable to examine the business issues affecting the Acquired Assets during the Interim Period, giving emphasis to cooperation between the Buyer and the Seller. From time to time, the Transition Committee shall report its findings to the senior management of each of the Seller and the Buyer; provided, however, that the Seller shall be under no obligation to act on or follow any such findings and the Seller shall be entitled, subject to this Agreement, to conduct its business in accordance with its own judgment and discretion. The Transition Committee shall have no authority to bind or make agreements on behalf of the Seller or the Buyer; or to issue instructions to or direct or exercise authority over the Seller or the Buyer or any of their respective officers, employees, advisors or agents.

       (c) Seller will continue to operate and maintain the Facilities in substantially the same manner as prior to the Effective Date. However, notwithstanding anything to the contrary herein, the Seller shall have the right, until the Closing has occurred, in its sole discretion, to shut down Pilgrim and file a Notice of Permanent Cessation of Operations with the NRC, pursuant to 10 C.F.R., sec. 50.82(a)(1)(i), and exercise the termination provision contained in Section 10.1(c)(viii).

       5.4.     Access and Investigations During Interim Period.  During the
                -----------------------------------------------
Interim Period, the Seller will permit one or more designated officers, employees or agents of the Buyer to have access upon reasonable notice, in a manner so as not to interfere with the normal business operations of the Seller, to observe and inspect all premises, properties, management, personnel, books, records, (including tax records), and other information, including without limitation all information necessary to enable Buyer to verify Seller's representations and warranties as set forth in Article 3 are correct and that Seller has complied with the covenants set forth herein, and any other information or documents associated with or pertaining to the Acquired Assets. Such inspections are contemplated to include Buyer's environmental inspections and testing by an environmental engineering firm at Buyer's expense of the Site and Facilities. However, all access and Buyer's inspections are subject to the following provisions:

       (a)  Costs.  All costs of such investigations and observations,
            -----
including but not limited to the compensation paid to the persons involved and their expenses, and including also any discrete incremental costs incurred by Seller in connection with such investigation and observation, shall be borne by Buyer.

       (b)  Physical Access (Escorted and Unescorted).
            -----------------------------------------

                         (i) For each person whom Buyer wishes be provided with escorted access to PNPS, it will make a request therefor (directed to Mr. Marc Potkin at (508) 830-8254) not less than 24 hours before the time at which the person is to arrive, providing the following information for each individual: name, date of birth, social security number, and the name of each nuclear power plant at which the person has a current badge for unescorted access. The Seller reserves the right where necessary to limit the number of persons to whom escorted access is provided at any one time on account of reasonable logistical considerations.

                         (ii) For each person whom Buyer wishes be provided with unescorted access to PNPS, the person must comply with all existing PNPS and NRC requirements for unescorted access, including (but not limited to) background investigation, GET and other training requirements, fitness-for-duty requirements, a psychological assessment and behavioral observation.

                         (iii) In the event that the Buyer has its own fitness-for-duty program meeting the requirements of 10 C.F.R., Part 26, the Buyer may request that any person subject to the Buyer's program be excused from compliance with the Seller's program, in which event the provisions of 10 C.F.R. Section 26.23 shall be applicable to unescorted access granted to the person(s) subject to the Buyer's program, and the Buyer shall reimburse the Seller for the cost of reviewing and auditing the Buyer's program, as required by 10 C.F.R. Section 26.23.

                         (iv) Regardless of whether a person has qualified for escorted or unescorted access, the Seller will withhold access to any area of the PNPS facility that would reveal "Safeguards Information," "classified National Security Information" or "Restricted Data" to any person to whom such information is not to be made available under the following sub-section.

       (c)  Access to Records and Information.
            ---------------------------------

                         (i) Except as provided in the next paragraph, the Seller will not provide access to any documents or information constituting or containing "Safeguards Information."

                         (ii) In the event that the Buyer wishes for one or more designated persons acting on its behalf to have access to "Safeguards Information," the Buyer must first obtain authorization or concurrence from the NRC for the disclosure of such information to such person(s).

                         (iii) Under no circumstances will the Seller provide access to any documents or information constituting or containing "classified National Security Information" or "Restricted Data."

                         (iv) Except as provided in paragraphs (i)-(iii) above, Buyer shall have the right to receive copies of all documentary information and records associated with the Acquired Assets subject to the nondisclosure provisions of
                Article 7.

       (d)  Limitations.  Notwithstanding anything to the contrary in this
            -----------
Section 5.4, the Seller shall: (i) only furnish or provide such access to personnel records and medical records as is allowed by any Law, (ii) not provide any information that the Seller or the Seller's counsel believes constitutes or could be deemed to constitute a waiver of the attorney-client privilege, and (iii) not be required to supply the Buyer with any information that the Seller is under a legal obligation not to supply.

       5.5.     Interim Period Notice.
                ---------------------

                (a) The Buyer shall notify the Seller promptly if any information comes to its attention that would or might excuse the Buyer from the performance of its obligations under this Agreement or the Related Agreements or would or might cause any condition to close set forth in Sections 6.1 or 6.2 not to be satisfied. In the event that the Buyer fails to so notify the Seller within thirty (30) days of obtaining Knowledge of such information, the Buyer shall be deemed to have waived the performance of such obligations or the fulfillment of such conditions.

       (b) The Seller shall notify the Buyer promptly if any information comes to its attention that would or might excuse the Seller from the performance of its obligations under this

Agreement or the Related Agreements or would or might cause any condition to close set forth in Sections 6.1 or 6.2 not to be satisfied. In the event that the Seller fails to so notify the Buyer within thirty (30) days of obtaining Knowledge of such information, the Seller shall be deemed to have waived the performance of such obligations or the fulfillment of such conditions.

       (c) The Seller may elect at any time to notify the Buyer of the existence of any matter, which if in existence on the Effective Date or the Closing Date would or might cause any of the representations or warranties in
Section 3 above to be untrue or incorrect. Unless the Buyer has the right to terminate this Agreement pursuant to Section 10.1(b)(vii) below by reason of such notice and exercises that right within the period of 15 days referred to in Section 10.1(b)(vii) below, the written notice pursuant to this Section 5.5(c) shall be deemed to have amended the appropriate Schedule or Schedules as of the Effective Date, to have qualified the representations and warranties contained in Section 3 above as of the Effective Date, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter.

       (d) The Buyer may elect at any time to notify the Seller of the existence of any matter, which if in existence on the Effective Date or the Closing Date would or might cause any of the representations or warranties in
Section 4 above to be untrue or incorrect. Unless the Seller has the right to terminate this Agreement pursuant to Section 10.1(c)(vii) below by reason of such notice and exercises that right within the period of 15 days referred to in Section 10.1(c)(vii) below, the written notice pursuant to this Section 5.5(d) shall be deemed to have amended the appropriate Schedule or Schedules as of the Effective Date, to have qualified the representations and warranties contained in Section 4 above as of the Effective Date, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the existence of such matter.

       5.6.     Further Assurances.
                ------------------

                (a) At any time and from time to time after the Closing, without further payment, at the request of a Party, the other Party will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as is necessary to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to or interest in the Acquired Assets and Assumed Liabilities or to put the Buyer in actual possession and operating control of the Acquired Assets.

                (b) In the event that any asset that is an Acquired Asset shall not have been conveyed to the Buyer at the Closing, the Seller shall, without further payment, subject to Section 5.6(d), use its best efforts to convey such asset to the Buyer as promptly as is practicable after the Closing. In the event that any Easement shall not have been retained by the Seller after the Closing, the Buyer shall use its best efforts to grant such Easement to the Seller as promptly as is practicable after the Closing.

                (c) To the extent that the Seller's rights under any contract included as an Acquired Asset, other than a Material Contract, may not be assigned without the consent of another Person which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and the Seller, at its expense, shall use its Commercially Reasonable Efforts to obtain any such required consent(s) as promptly as possible. The Seller and the Buyer agree that if any consent to an assignment shall not be obtained, or if any attempted assignment would be ineffective or would impair the Buyer's rights and obligations under the contract in question, so that the Buyer would not in effect acquire the benefit of all such rights and obligations, the Seller, to the maximum extent permitted by law and such contract, shall, after the Closing, appoint the Buyer to be the Seller's agent with respect to such contract, and the Seller shall, to the maximum extent permitted by law and such contract, enter into such reasonable arrangements with the Buyer as are necessary to provide the Buyer with the benefits and obligations of such contract. The Seller and the Buyer shall cooperate and shall each use their Commercially Reasonable Efforts after the Closing to obtain an assignment of such contract to the Buyer; provided that the Buyer shall not have any obligation to offer or pay any consideration in order to obtain any such consents.

                (d) Except for warranties contained in the Material Contracts, to the extent that the Seller's rights under any warranty or guaranty described in Section 2.1(b) may not be assigned without the consent of another Person, which consent has not been obtained by the Closing Date, this Agreement shall not constitute an agreement to assign the same, if an attempted assignment would constitute a breach thereof, or be unlawful. The Seller and the Buyer agree that if any consent to an assignment of any such warranty or guaranty would be ineffective or would impair the Buyer's rights and obligations under the warranty or guaranty in question, so that the Buyer would not in effect acquire the benefit of all such rights and obligations, the Seller, shall use Commercially Reasonable Efforts, at the Buyer's sole cost and expense, to the extent permitted by law and such warranty or guaranty, to enforce such warranty or guaranty for the benefit of the Buyer so as to the maximum extent possible to provide the Buyer with the benefits and obligations of such warranty or guaranty. Notwithstanding the foregoing, the Seller shall not be obligated to bring or file suit against any Third Party, provided that if the Seller shall determine not to bring or file suit after being requested by the Buyer to do so, the Seller shall assign, to the extent permitted by law of any applicable agreement or contract, its rights in respect of the claims so that the Buyer may bring or file such suit.

                (e) To the extent that any lease of personal property that is not a Material Contract cannot be assigned to the Buyer or is not subject to arrangements described in Section 5.6(c), upon the Buyer's request and at the Buyer's sole expense, the Seller will use

Commercially Reasonable Efforts to acquire the assets relating to such lease and to include them in the Acquired Assets before the Closing Date.

       5.7.     Employee Matters.
                ----------------

       (a) Buyer is required to offer employment to those employees of the Seller who were employed in non-managerial positions and whose employment relates primarily to providing services for operation of the Acquired Assets ("Non-Managerial Employees") at any time during the three month period prior to the Closing Date, at levels of wages and overall compensation not lower than the employees' prior levels, for a period of six months beginning at the Closing Date. All union represented Non-Managerial Employees shall be vested as of the Closing Date in the Seller's tax-qualified plans under Section 401(a) of the Internal Revenue Code.

       (b) Buyer has the option, but is not required, to offer employment to employees of the Seller who were employed in managerial positions and whose responsibilities primarily relate to the Acquired Assets. Buyer will enroll any of these managerial employees, along with any non-represented non-supervisory employees and confidential employees, who are offered and who accept employment with the Buyer (collectively, the "Nonrepresented Employees") in those of Buyer's Employee Welfare Benefit Plans providing for retiree health and life insurance benefits which are provided to Buyer's similarly situated employees. To the extent that, at least 60 days prior to the Closing, any such Nonrepresented Employees enter into a Special Retention Agreement with the Seller (the "Special Retention Employees"), Buyer will apply such Special Retention Employees' prior service with Seller towards any eligibility, vesting or other waiting period requirements under such retiree plans, and will waive any pre-existing condition provisions. All Nonrepresented Employees shall be vested as of the Closing Date in the Seller's tax-qualified plans under Section 401(a) of the Internal Revenue Code. Buyer shall have no obligation for severance payments or other benefits of any kind with respect to Nonrepresented Employees to whom it does not offer employment or who do not accept employment if offered.

       (c) Within six months after the Closing Date, Seller will deliver to Buyer a schedule which defines the amount of the unreduced age 65 accrued benefit as of the Closing Date payable to each of Seller's employees hired by Buyer, as a single life annuity from Seller's tax-qualified defined benefit pension plan.

       (d) Within 30 days after the Closing Date, Seller will cause the trustees of Seller's VEBAs to transfer the Transferred Amount (as defined below) to the trustees of Buyer's VEBA for the purpose of providing retiree health and life insurance benefits to any Special Retention Employees and to the union represented employees of Seller who became employees of Buyer on the Closing Date (collectively, the "Transferred VEBA Eligible Employees"). Transferred VEBA Eligible Employees do not include (1) Seller's employees who as of the

Closing Date have attained age 55 and have satisfied Seller's age and service qualification requirements for the receipt of Seller's retiree health and life insurance benefits nor (2) Nonrepresented Employees hired by Seller after December 31, 1994. The Transferred VEBA Eligible Employees shall not be eligible for retiree health and life insurance from Seller. The "Transferred Amount" shall be (A) with respect to the Special Retention Employees, the lesser of the amount calculated under paragraph (i) below and the amount calculated under paragraph (ii) below, and (B) with respect to the employees represented by a union, the lesser of the amount calculated under paragraph
(i) below and $5.0 million:

                         (i) the amount necessary to fund the accumulated post-retirement benefit obligation ("APBO") for retiree health and life insurance benefits (determined as of the Closing
                Date) relating to the Transferred VEBA Eligible Employees, determined using the actuarial assumptions and plan provisions from the FAS 106 valuation of the Buyer except for the following:

                                  1.    Medical claim costs to be adjusted for
                                        geographic cost differences;

                                  2.    Attribution period in determining APBO
                                        begins at a Transferred VEBA Eligible
                                        Employee's date of hire with the
                                        Seller and ends at the Closing Date;

                                  3.    Discount rate equal to the annual rate
                                        of interest on the 30-year Treasury
                                        Securities on the Closing Date plus
                                        135 basis points.

                         (ii) the amount necessary to fund the APBO for retiree health and life insurance benefits (determined as of the Closing Date) relating to the Transferred VEBA Eligible Employees, determined using the actuarial assumptions and plan provisions from the FAS 106 valuation of the Seller except for the following:

                                  1.    Attribution period in determining APBO
                                        begins at a Transferred VEBA Eligible
                                        Employee's date of hire with the
                                        Seller and ends at the Closing Date;

                                  2.    Discount rate equal to the annual rate
                                        of interest on the 30-year Treasury
                                        securities on the Closing Date plus
                                        135 basis points.

For the purposes of both (i) and (ii), the FAS 106 valuation to be used shall be the actuarial valuation reflected in the party's most recent annual corporate financial disclosure as of the

Closing Date. Buyer's Employee Welfare Benefit Plan will provide the Transferred VEBA Eligible Employees with retiree health and life insurance benefits funded through the Buyer's VEBA with a value, determined under generally accepted accounting principles, at least equal to the Transferred Amount.

       (e) With respect to the business or operations of the Acquired Assets, the Seller shall not, except as otherwise required by the terms of the Collective Bargaining Agreements or in the ordinary course of business: (i) hire in connection with, or transfer to, the Acquired Assets any new employees prior to the Closing Date other than to fill vacancies in existing positions in the reasonable discretion of Seller; (ii) increase salaries or wages of employees prior to the Closing Date; (iii) take any action prior to the Closing Date to effect a change in the Collective Bargaining Agreements; or
(iv) take any other action prior to the Closing Date to amend, adopt or terminate any benefit plans applicable to employees, except as required by law.

       (f) Any individual covered as of the Closing Date pursuant to the provisions of COBRA under any Seller Employee Benefit Plan that is a Group Health Plan, or with respect to whom a qualifying event, as defined under COBRA, has occurred on or prior to the Closing Date and who later elects continuation coverage under COBRA for such qualifying event, shall continue to be covered by such Group Health Plan after Closing in accordance with the provisions of COBRA and such Group Health Plan after Closing. On or before the Closing Date, Seller shall relocate or terminate the employment of all of its employees (both Managerial and Non-Managerial) whose responsibilities primarily relate to the Acquired Assets and shall be solely responsible for payments of all wages and compensation including, without limitation, accrued and unused vacation pay, bonuses, severance pay, overtime, all benefits under any Seller's Employee Benefit Plan that become payable on account of such termination of employment, or any other amounts to which those employees may be entitled for services rendered prior to their termination or by virtue of their termination. Seller agrees to timely perform and discharge all requirements under the WARN Act and under applicable state and local laws and regulations for the notification of its employees arising from the sale of the Acquired Assets to Buyer up to and including the Closing Date. After the Closing Date, Buyer shall be responsible for all legally required employee notification with respect to the Acquired Assets.

       (g) As of the Effective Date, the authorized employee complement for PNPS includes approximately 630 site personnel and 38 corporate support personnel.

       5.8.     Cooperation after Closing.
                -------------------------

       (a)  Records and Support.  After the Closing Date, the Seller shall
            -------------------
have reasonable access and rights to copy to all of the records, books and documents related to the Acquired Assets to the extent that such access may reasonably be required by the Seller in connection

       034a
with matters relating to or affected by the operation of the Facility by the Seller prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. The Seller shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 5.8(a). However, Buyer will not have any obligation to Seller under this Agreement to maintain any records, books or documents relating to operations prior to Closing beyond five (5) years from the Closing Date, except to the extent that such records, books or documents are required to be maintained under applicable law, rule or regulation. If the Buyer shall desire to dispose of any of records, books or documents that may relate to operation of the Facility prior to the Closing Date, the Buyer shall, prior to such disposition, give to the Seller a reasonable opportunity, at the Seller's expense, to segregate and remove such records, books or documents as the Seller may select.

       (b)  Employees.  After the Closing Date, both parties shall have
            ---------
reasonable access to the employees of the other party, for purposes of consultation or otherwise, to the extent that such access may reasonably be required in connection with matters relating to or affected by the operations of the Seller prior to the Closing.

       (c) Both parties agree to cooperate with each other in connection with any investigation by any Governmental Authority, litigation or regulatory or other proceeding which may arise following the Closing Date and which relates to the operation of the Facilities by Seller prior to the Closing Date; and both parties agree to cooperate with each other with respect to any litigation or regulatory or other proceeding relating or pertaining to the Department of Energy's defaults under the DOE Standard Contract, including the providing of access to records and employees.

       5.9.     NEPOOL.
                ------

       (a) On and after the Closing Date, the Buyer agrees to maintain membership in good standing in NEPOOL, and to submit to the governance of the ISO as established by the NEPOOL Agreement.

       (b) The Seller shall assign at the Closing, to the Buyer, and the Buyer shall assume, the portion of the Seller's Voting Shares that are based on Generation Ownership Shares which relate to the generation assets of the Seller that are Acquired Assets (the "Transferred Voting Shares"). The Transferred Voting Shares will be assigned in full to the Buyer as of the Closing Date and the Seller shall have no further right or obligation relating to such Transferred Voting Shares pertaining to periods following the Closing Date, all of which right and obligation shall rest with the Buyer. The intended effect of this assignment is that items "C" and "X" (subparagraph (i) only) of Section 6.3 of the NEPOOL Agreement shall be calculated: (a) with respect to the Seller, as though the Seller did not own the generation assets that are Acquired Assets during the twelve month period preceding the Closing and (b) with respect to the Buyer, as though the Buyer owned the generation assets that are Acquired Assets during the twelve month period preceding the Closing. Accordingly, the assignment of such Transferred Voting Shares to the Buyer will not result in a greater aggregate number of Voting Shares that are based on the Generation Ownership Shares which are related to the Acquired Assets for the Buyer and the Seller together than the Seller would have had in the absence of this Agreement and the transactions contemplated thereby.

       (c) In accordance with Section 21.3 of the NEPOOL Agreement, the Buyer hereby expressly assumes all of the Seller's rights and obligations under the NEPOOL Agreement with respect to the generation assets that are Acquired Assets (collectively, the "NEPOOL Obligations"), and such NEPOOL Obligations hereby shall become the binding rights and obligations of the Buyer.

       5.10.    Risk of Loss.  Except as otherwise provided in this Section
                ------------
5.10, during the Interim Period all risk of loss or damage to the property included in the Acquired Assets shall be borne by the Seller. If during the Interim Period the Acquired Assets are damaged by fire or other casualty (each such event, an "Event of Loss"), or are taken by a Governmental Authority by exercise of the power of eminent domain (each, a "Taking"), then the following provisions shall apply:

       (a) the occurrence of (i) any one or more Events of Loss, of which the aggregate costs to restore, repair or replace, less any insurance proceeds received or payable to the Seller in connection with such Event or Events of Loss (provided that any insurance proceeds received or payable in connection with the Event or Events of Loss are either used to restore, repair or replace such Event or Events of Loss or made available to the Buyer) that do not constitute a Material Adverse Effect, and/or (ii) any one or more Takings, of which the aggregate condemnation proceeds equal an amount that would not constitute a Material Adverse Effect, shall have no effect on the transactions contemplated hereby;

       (b) upon the occurrence of (i) any one or more Events of Loss, of which the aggregate costs to restore, repair or replace, less any insurance proceeds received or payable to the Seller in connection with such Event or Events of Loss (provided that any insurance proceeds received or payable in connection with the Event or Events of Loss are either used to restore, repair or replace such Event or Events of Loss or made available to the Buyer) that does constitute a Material Adverse Effect, (ii) any one or more Takings, of which the aggregate condemnation proceeds equal an amount that constitutes a Material Adverse Effect (a "Major Loss"), the Seller shall have, in the case of a Major Loss relating to one or more Events of Loss, the option, exercised by notice to the Buyer, to restore, repair or replace the damaged Acquired Assets prior to Closing. If the Seller elects to restore, repair or replace the Acquired Assets relating to a Major Loss, which election shall be made by notice to the Buyer prior to Closing within fifteen (15) days following the occurrence of the Major Loss, the completion of the repair, replacement or restoration will be a condition to the Closing and the Closing Date shall be postponed at the election of the Seller for the amount of time reasonably necessary to complete the restoration, repair or replacement, not to exceed one hundred and eighty (180) days without the Buyer's consent. If the Seller elects not to restore, repair or replace the Acquired Assets affected by a Major Loss, or such Major Loss is the result of one or more Takings, the provisions of
Section 5.10 (c) will apply;

       (c) in the event that the Seller elects not to restore, repair or replace a Major Loss, or in the event that the Seller, having elected to repair, replace or restore the Major Loss, fails to complete the repair, replacement or restoration within the one hundred eighty (180) days, or in the event that a Major Loss is the result of one or more Takings, then the Parties shall, within thirty (30) days following the Seller's election, failure to complete, or the occurrence of such Takings, as the case may be, negotiate in good faith an equitable adjustment in the Purchase Price to reflect the impact of the Major Loss, as mitigated by any repair, replacement or restoration work actually completed by the Seller, on the Acquired Assets being sold to the Buyer, and proceed to Closing. To assist the Buyer in its evaluation of any and all Events of Loss, the Seller shall provide the Buyer such access to the Acquired Assets and such information as the Buyer may reasonably request in connection therewith; and

       (d) in the event that the parties fail to reach agreement on an equitable adjustment of the Purchase Price within the thirty (30) days provided in Section 5.10(c), then the Buyer shall have the election, exercisable by notice to the Seller within fifteen (15) days immediately following the expiration of the thirty (30) day period, to either (a) proceed with the consummation of the transaction at Closing, with a reduction in the Purchase Price consistent with the Seller's last offer communicated to the Buyer, in which event the Seller shall assign over or deliver to the Buyer at Closing all condemnation proceeds or insurance proceeds which the Seller receives, or to which the Seller becomes entitled by virtue of the Events of Loss, less any costs and expenses reasonably incurred by the Seller in obtaining such condemnation proceeds or insurance proceeds, or (b) terminate this Agreement, in which event this Agreement shall terminate and neither Party shall thereafter have any obligation or liability to the other by reason of this Agreement. If the Buyer fails to make the election within the fifteen
(15) day period, The Buyer will be deemed to have made the election to proceed with the Closing.

       5.11.    Remittance of Pilgrim Fixed Operating Costs.  For each month
                -------------------------------------------
during the period commencing on the Closing Date through December 31, 2000, the Seller will remit to the Buyer $1,916,666.66 (equal to 1/12 of the Pilgrim Fixed Operating Cost component of the Access Charge (as that term is used in Section 2.1(a) of the Settlement Agreement)), such amount to be pro-rated for any partial month during such period. Such amount shall be paid by Seller in arrears on the fifteenth day of each month, commencing on the fifteenth day following the first full month during such period.

       5.12.    Nuclear Insurance.  The Parties' respective rights and
                -----------------
obligations with respect to nuclear insurance matters shall be as set forth in
Schedule 5.12.

       5.13.    Nonwaiver of Third Party Environmental Liabilities.  In the
                --------------------------------------------------
event Buyer, either before or after the Closing Date, discovers Environmental Liabilities assumed pursuant to Section 2.3(a) the genesis of which occurred, in whole or in part, prior to the Closing Date, Seller agrees to cooperate and provide Buyer with any information in Seller's possession that will assist Buyer in locating any Third Party who may be a "responsible party" as defined by any Environmental Laws with respect thereto, and Seller shall not waive or excuse the liability of any Third Party who may share responsibility for any of such Environmental Liabilities that will have adverse effect on Buyer.

       5.14.    Site Contamination Validation.
                -----------------------------

       (a)  Assessment.  Seller will, at its own expense, prior to Closing,
            ----------
cause an assessment of the Site's contamination to be conducted and completed by Duke Engineering & Services, Inc. using the criteria set forth in Schedule 5.14(a). The results of such assessment will be provided to Buyer at least twelve (12) weeks prior to the Closing.

       (b)  Adjustment.  Buyer will use the results from the assessment
            ----------
performed pursuant to Section 5.14(a) in order to develop and submit to Seller an estimate of the actual volume of contamination at the Site and a proposed adjustment to the Decommissioning Trust Closing Amount for Seller's review (based on Envirocare's then prevailing per volume rate multiplied by such volume) and approval at least nine (9) weeks prior to Closing. Within two (2) weeks following Buyer's delivery of such volume estimate and proposed adjustment, Seller shall either accept or object in good faith thereto. Any objection shall be in writing and shall state with specificity any calculations or assumptions that Seller disputes. If the parties are unable to resolve any such dispute before six (6) weeks prior to the Closing, then the parties shall jointly engage a mutually acceptable independent firm (or, in the event that the Parties cannot agree, an independent firm chosen by Duke Engineering & Services, Inc.), who shall, at the Parties' joint expense, review the Phase I Site Assessment, the Assessment pursuant to Section 5.14(a), any Buyer assessments pursuant to Section 5.4, the proposed volume estimate and adjustment submitted by Buyer pursuant to this Section and Seller's disputes relating thereto and shall determine the appropriate adjustment to the Decommissioning Trust Closing Amount prior to Closing. Such determination shall be binding upon the Parties. On or before the Closing Date, the Decommissioning Trust Closing Amount shall be adjusted as determined by such independent firm in the case of a dispute or as proposed by Buyer if Seller did not dispute such proposal.

       5.15.    Remediation.  Prior to the Closing, and at its expense, Seller
                -----------
shall fully and successfully correct and complete the Remediation of the recognized environmental concerns described in the Phase I Site Assessment as listed in Schedule 5.15.

       5.16.    Refueling Costs.  In the event that the Closing occurs prior
                ---------------
to the commencement of the Refueling Outage, Seller shall pay to Buyer the lesser of (i) $40 million or (ii) costs actually incurred by Buyer after the Closing that relate to the Refueling Outage. Such payment will be made within ten (10) days of Seller's receipt of Buyer's bi-weekly statements of cost actually incurred by Buyer relating to the Refueling Outage.

       5.17.    Post-Closing Services.  Buyer recognizes that the Seller is
                ---------------------
currently evaluating and reorganizing various corporate support functions and systems. The Seller agrees at the request of Buyer to provide the support functions identified in Schedule 5.17 (to the extent that the resources necessary to provide these functions are still available to Seller following such evaluation and reorganization; provided that, notwithstanding such evaluation and reorganization, Seller shall make available and support the MMAPPS application until the earlier of (i) December 31, 1999 and (ii) the six month anniversary of the Closing Date) for a period not to exceed six (6) months from the Closing Date. Buyer shall reimburse Seller for all costs properly chargeable or allocable to the services performed, including all direct and indirect labor costs and related overheads. Seller will bill Buyer for such services monthly and will provide adequate information and detail to support such invoices. Buyer shall pay all such bills within thirty (30) days after receiving them. The parties shall use good faith efforts to execute and deliver a transitional services agreement on or before the Closing Date.

       5.18.    Gas Supply Line.  At Buyer's request prior to or following the
                ---------------
Closing Date, Seller shall negotiate with Buyer in good faith for possible easements or other rights relating to installation of a gas supply line at locations other than the Site. Such easements or other rights, if agreed to, shall be subject to any required approvals of Governmental Authorities, as well as all applicable laws, rules and regulations.

       5.19.    Maintenance of Financial Stability.  During the term on the
                ----------------------------------
NRC License, the Buyer shall at all times maintain itself in full compliance with all applicable financial qualification requirements imposed upon it by the NRC and shall provide the Seller with copies of all filings with the NRC made by the Buyer relating to its fulfillment of such requirements.

       5.20.    Availability of Funds.  By January 31, 1999, the Buyer shall
                ---------------------
have delivered to the Seller evidence of sufficient funds available to it or binding written commitments from responsible financial institutions to provide sufficient funds to pay the Purchase Price in accordance with Section 2.5.

       5.21.    Funding of the Decommissioning Trust and the Provisional
                --------------------------------------------------------
                Trust.
                -----

       (a) On the Closing Date, Seller shall fully fund and transfer to Buyer in accordance with this Section 5.21 an aggregate amount equal to or greater than the minimum amount required by the Nuclear Regulatory Commission regulations for the decommissioning of

Pilgrim. Such funding and transfer is intended to occur in as tax efficient manner as possible in order to minimize the rate impact on Seller's ratepayers. Accordingly, Seller shall have or establish as of the Closing Date a Decommissioning Trust and, if necessary, a Provisional Trust. Absent any pre-closing change in the tax law, rule or regulation as in existence on the Effective Date, or an IRS ruling issued to either the Seller or Buyer, the aggregate amount to be funded for decommissioning in both the Decommissioning Trust and the Provisional Trust shall be based upon the assumption that the Decommissioning Trust and the Provisional Trust will be treated upon transfer to the Buyer as one hundred percent (100%) "non-qualified" pursuant to Section 468A of the Code. If the Closing Date is April 1, 1999, and no Pre-Closing Change (as defined below) has occurred, the Decommissioning Trust Closing Amount shall be $396 million, and the amount of funding for the Provisional Trust shall be $70 million. If the Closing Date is June 30, 2000, and no Pre-Closing Change has occurred, the Decommissioning Trust Closing Amount shall be $418 million, and the amount of the funding for the Provisional Trust shall be $70 million. If the Closing Date occurs on a date between April 1, 1999 and June 30, 2000, the Parties shall determine the Decommissioning Trust Closing Amount by computing a daily adjustment factor determined on the basis of the difference in the funding amount necessary for such two closing dates and the amount of funding for the Provisional Trust shall be $70 million.

       (b) If before the Closing Date there is an amendment of Section 468A of the Code or the Treasury regulations promulgated thereunder, or the IRS's interpretations thereof, which has the effect of causing the funds of the Decommissioning Trust to accumulate more rapidly than possible under the federal tax laws as of the Effective Date (e.g., the applicability of a lower tax rate) (a "Pre-Closing Change"), the funding amount for the Provisional Trust described above shall be decreased in accordance with Schedule 5.21; provided, that if such amount is decreased to zero, no Provisional Trust shall be established.

       (c) If on or after the Closing Date and before December 31, 2002, there is an amendment of Section 468A of the Code or the Treasury regulations promulgated thereunder, or the IRS's interpretations thereof, which has the effect of causing the funds of the Decommissioning Trust to accumulate more rapidly than possible under the federal tax laws as of the Closing Date (e.g., the applicability of a lower tax rate) (the "Post-Closing Change"), the amount of funds in the Provisional Trust shall be reduced in accordance with Schedule
5.21 and such reduction shall be rebated in accordance with the Provisional Trust; provided, however, that any such reduction and rebate shall be accomplished in a manner consistent with the Atomic Energy Act, the Code and other applicable law. Under no condition shall Buyer be personally liable for any payments or refunds except to the extent permitted to be paid from the Provisional Trust under applicable law.

       (d) Prior to the Closing, the Trust Agreement shall not be amended by the Seller to provide for the consolidation of its Qualified Fund and Non-Qualified Fund, and shall not be amended in any other manner if and to the extent such amendment would constitute a

       039a
Disqualification Event, as defined herein. Following the Closing and prior to December 31, 2002, the Trust Agreement shall not be amended by the Buyer to provide for the consolidation of its Qualified Fund and Non-Qualified Fund, and shall not be amended in any other manner if and to the extent such amendment would constitute a Disqualification Event, as defined herein. As used herein, the term "Disqualification Event" shall mean any amendment to the Trust Agreement which, assuming that the Qualified Fund was not disqualified upon the Closing, would disqualify such fund under (1) Section 468A of the Code and the Regulations promulgated thereunder as in effect on the Closing;
(2) any federal legislation that has been introduced into Congress; (3) any final, temporary or proposed regulations published by the Department of Treasury; or (4) any other written guidance published by the Internal Revenue Service. The execution and delivery of the Supplemental Indenture by the Buyer and Seller shall not be deemed an amendment prohibited by this Section 5.21(d).

       5.22.    Early Shutdown Study.  Buyer recognizes that Seller is
                --------------------
required under its Settlement Agreement in Attachment 3 section 2.1(b) to perform steps to minimize costs in the event of an unanticipated early shutdown. These steps include, but are not limited to: establishing the optimum strategy for spent fuel storage; executing long-lead portions of the plan necessary to minimize fuel storage costs (e.g. dry fuel storage/crane upgrade/spent fuel pool cooling); creating the regulatory infrastructure to allow an effective transition to decommissioning (e.g. defueled technical specifications, emergency plan, security plan); and conducting a radiological and non-radiological site characterization initiative (such site characterization to be performed and paid for by Seller as provided in Section 5.14). The Buyer has indicated to the Seller that it also intends to undertake decommissioning pre-planning work and agrees that it will work jointly with the Seller to expeditiously define a mutually acceptable scope of work, the estimated costs of which shall not exceed $3 million. The Buyer recognizes that the Seller is required to pursue these steps on an expedited basis and agrees to perform such work in accordance with the mutually agreed scope. Buyer will pay for such work. In the event that the Closing does not occur, Seller agrees to reimburse Buyer for costs incurred under this Section
5.22 up to a maximum of $3 million and Buyer will transfer all material, assets and rights associated with this project to the Seller.

6.     Conditions to Obligation to Close.
       ---------------------------------

       6.1.     Conditions to Obligation of the Buyer to Close.  The
                ----------------------------------------------
obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions precedent:

       (a)  Representations and Warranties.  The representations and
            ------------------------------
warranties set forth in Section 3 above shall be true and correct in all material respects as though made at and as of the Closing Date (except with respect to any representation or warranty expressly made as of the Effective Date, which shall be deemed made as of the Effective Date);

       (b)  Performance by the Seller.  The Seller shall have performed and
            -------------------------
complied in all material respects with all of its covenants, agreements and obligations hereunder through the Closing;

       (c)  Buyer's Regulatory Approval.  The Buyer shall have received the
            ---------------------------
consents, approvals and authorizations referenced in Section 5.2(b) and the Buyer's Regulatory Approvals specified in Schedule 6.1(c) in each case without terms and conditions that unacceptably affect the Buyer in the Buyer's reasonable discretion, except for matters that, in the aggregate, have no Material Adverse Effect;

       (d)  Absence of Litigation.  No suit, action or other proceeding
            ---------------------
against any Party or its Affiliates or any of the Acquired Assets shall be pending before any Governmental Authority which seeks to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the actions contemplated hereby, except for matters that, in the aggregate, will not have a Material Adverse Effect. There shall not be any injunction, judgment, order, decree, ruling, charge or laws in effect preventing consummation of any of the transactions contemplated by this Agreement or the Related Agreements, except as shall not have a Material Adverse Effect;

       (e)  Anti-trust Matters.  All applicable waiting periods (and any
            ------------------
extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

       (f)  Deliveries.  The Seller shall have complied in all material
            ----------
respects with the delivery requirements of Section 2.10;

       (g)  Decommissioning Trust Fully Funded.  On the Closing Date, the
            ----------------------------------
Decommissioning Trust shall be Fully Funded and the Provisional Trust (if any) shall be funded in accordance with Section 5.21, and the Decommissioning Trust and the Provisional Trust (if any) shall have been amended by a Supplemental Indenture;

       (h)  Title Commitment.  Commonwealth Land Title Insurance Company shall
            ----------------
have provided a commitment to the Buyer in the form of the Title Commitment for a policy to be issued immediately following the Closing, which policy shall provide for a coverage amount equal to the value determined pursuant to
Section 2.7 (which may include reinsurance through other reasonably acceptable title insurance companies). Seller shall have signed customary closing affidavits with respect to mechanic's liens and parties in possession and shall satisfy the conditions enumerated in Schedule B, Section 1 of the Title Commitment, except for item numbers 5, 9 (with respect to shareholders), 10, 11 and 14;

       (i)  Material Adverse Effect.  Since the Effective Date, there shall
            -----------------------
not have occurred and be continuing a Material Adverse Effect, other than such arising from facts or circumstances (i) that were within Buyer's Knowledge on the Effective Date and were not required to be corrected or Remediated before Closing by this Agreement, or
(ii) that were disclosed on any of the Schedules;

       (j)  Tax Rulings.  Buyer shall have received an opinion of counsel to
            -----------
the Buyer, or one or more private letter rulings shall have been issued by the National Office of the Internal Revenue Service, to the effect that:

                         (i) Buyer shall recognize no taxable income as a result of the transfer to it of the Acquired Assets (including beneficial interests in any decommissioning trusts);

                         (ii) Immediately after the transaction, the tax basis of the assets in any decommissioning trusts the beneficial interests in which are transferred to Buyer will equal the fair market value of these assets on the date of transfer; and

                         (iii) Any decommissioning trust the sole beneficial interest in which is transferred to Buyer will be treated as a "Grantor Trust" under Code sections 671 through 677 with Buyer as the grantor;

       (k)  Outage.  Neither the Refueling Outage nor any other outage shall
            ------
be in progress or continuing on the date of Closing;

       (l)  PPA's.  The PPA's shall be in full force and effect as of the
            -----
Closing Date.

       (m)  Interconnection and Operation Agreement.  The Interconnection and
            ---------------------------------------
Operation Agreement shall be in full force and effect as of the Closing Date.

The Buyer may waive any condition specified in this Section 6.1 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

       6.2.     Conditions to Obligation of the Seller to Close.  The
                -----------------------------------------------
obligation of the Seller to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

       (a)  Representations and Warranties.  The representations and
            ------------------------------
warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date (except with respect to any representation or warranty expressly made as of the Effective Date, which shall be deemed made as of the Effective Date);

       041a
       (b)  Performance by Buyer.  The Buyer shall have performed and complied
            --------------------
in all material respects with all of its covenants, agreements and obligations hereunder through the Closing;

       (c)  Seller's Regulatory Approval.  The Seller shall have received the
            ----------------------------
Seller's Regulatory Approvals specified in Schedule 6.2(c), in each case without terms and conditions that unacceptably affect the Seller in the Seller's reasonable discretion, except for matters that, in the aggregate, have no material adverse effect on Seller;

       (d)  Absence of Litigation.  No suit, action or other proceeding
            ---------------------
against any Party or its Affiliates or any of the Acquired Assets shall be pending before any Governmental Authority which seeks to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the actions contemplated hereby, except for matters that, in the aggregate, will not have a material adverse effect on Seller. There shall not be any injunction, judgment, order, decree, ruling, charge or laws in effect preventing consummation of any of the transactions contemplated by this Agreement or the Related Agreements, except as shall not have a material adverse effect on Seller;

       (e)  D.T.E. Approval.  The D.T.E. Approval shall have occurred and all
            ---------------
the terms and conditions of the D.T.E. Approval shall be acceptable to the Seller in its sole discretion;

       (f)  Deliveries.  The Buyer shall have complied in all material
            ----------
respects with the delivery requirements of Section 2.11;

       (g)  NEPOOL.  The Buyer shall be a member of NEPOOL;
            ------

       (h)  Anti-trust Matters.  All applicable waiting periods (and any
            ------------------
extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

       (i)  Securitization.  The Seller shall have issued, pursuant to Section
            --------------
1H of Chapter 164, Electric Rate Reduction Bonds that have been securitized by the recovery of reimbursable transition costs set forth in Section 1G(b)(1)(ii) of Chapter 164, in an amount sufficient to ensure that (a) the Decommissioning Trust Value is equal to the Decommissioning Trust Closing Amount and (b) the Provisional Trust is funded in accordance with Section 5.21;

       (j)  Decommissioning Trust Transfer.  With respect to federal income
            ------------------------------
taxes, either (1) prior to Closing, federal legislation has been enacted that will permit the Seller to fund the Decommissioning Trust in an amount equal to the Decommissioning Trust Closing Amount and to take a current income tax deduction for all amounts contributed by the Seller to the Decommissioning Trust; or (2) the Seller shall have received, prior to Closing, an opinion of counsel to the Seller, in form and substance satisfactory to the Seller in the Seller's sole discretion, to the effect that although the legislation referred to in Clause
(1) has not been enacted prior to Closing, the federal income tax consequences to the Seller of transferring the Decommissioning Trust to the Buyer, with a balance equal to the Decommissioning Trust Closing Amount, are not materially worse than if the legislation referred to in Clause (1) were enacted;

       (k)  Host Community Tax Agreement.  The Seller shall have either (i)
            ----------------------------
entered into a Host Community Tax Agreement or (ii) arbitrated at the D.T.E. a final resolution of the Seller's liability under Section 71 of the Act;

       (l)  Municipal Contracts and Wholesale Power Contracts.  The Seller
            -------------------------------------------------
shall have resolved, through termination, amendment, assignment or otherwise, to its sole satisfaction, any issues (including receipt of any related approvals of Governmental Authorities by any party to the Municipal Contracts and the Wholesale Power Contracts, and any required approvals by either Commonwealth Electric or Montaup of such regulatory approvals) related to the Municipal Contracts and the Wholesale Power Contracts;

       (m)  PPA's.  The PPA's shall be in full force and effect as of the
            -----
Closing Date.

       (n)  Interconnection and Operation Agreement.  The Interconnection and
            ---------------------------------------
Operation Agreement shall be in full force and effect as of the Closing Date;
and

       (o)  Decommissioning Funding.  Notwithstanding any other provision of
            -----------------------
this Agreement, Seller shall not be required to proceed with the Closing in the event that the specific dollar amounts identified in Section 5.21(a) as the Decommissioning Trust Closing Amount and the required funding for the Provisional Trust are in the aggregate less than the minimum amount required as of the Closing Date by NRC regulations for the decommissioning of Pilgrim.

The Seller may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing and such waiver shall not be considered a waiver of any other provision in this Agreement unless the writing specifically so states.

7.     Confidentiality.
       ---------------

       (a) Each Receiving Party will treat and hold as such all of the Proprietary Information, refrain from using any of the Proprietary Information except in connection with this Agreement and the Related Agreements and transactions contemplated hereby and thereby, and, if this Agreement is terminated prior to Closing, deliver promptly to the Disclosing Party or destroy, at the request and option of the Disclosing Party, all tangible embodiments (and all copies) of the Proprietary Information which are in his or its possession. All Proprietary Information relating to the Acquired Assets as may be delivered to Buyer prior to Closing shall become Buyer's Proprietary Information and Buyer shall be deemed to be the Disclosing Party with respect thereto upon consummation of the Closing and Seller shall not thereafter disclose any such Proprietary Information except to the extent allowed herein. In the event that the Receiving Party is requested or required (by oral question or request for information or documents in any legal proceeding, including without limitation the Buyer's Regulatory Approval and the Seller's Regulatory Approval processes, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Proprietary Information, the Receiving Party will notify the Disclosing Party promptly of the request or requirement so that the Disclosing Party may seek an appropriate protective order or waive compliance with the provisions of this Section 7. If, in the absence of a protective order or the receipt of a waiver hereunder, the Receiving Party is, on the advice of counsel, compelled to disclose any Proprietary Information to any tribunal or else stand liable for contempt, that the Receiving Party may disclose the Proprietary Information to the tribunal; provided, however, that the Receiving Party shall use its best efforts to obtain, at the request of the Disclosing Party, an order or other assurance that confidential treatment will be accorded to such portion of the Proprietary Information required to be disclosed as the Disclosing Party shall designate.

       (b) The obligations of the Party contained in this Section 7 shall be in full force and effect for three (3) years from the date hereof and will survive the termination of this Agreement, the discharge of all other obligations owed by the Parties to each other and any transfer of title to the Acquired Assets. Nothing in this Section 7 shall in any way alter the Buyer's obligations under the Confidentiality Agreement dated April 29, 1998, by and between the Buyer and the Seller.

       (c) Upon the Disclosing Party's prior written approval (which will not be unreasonably withheld), the Receiving Party may provide Proprietary Information to the D.T.E., the NRC, the FERC or any other Governmental Authority with jurisdiction, as necessary, to obtain any consents, waivers or approvals as may be required for the Receiving Party to undertake the transactions contemplated herein. The Receiving Party will seek confidential treatment for such Proprietary Information provided to any such Governmental Authority and the Receiving Party will notify the Disclosing Party as far in advance as is practicable of its intention to release to any such Governmental Authority any such Proprietary Information.

       (d) Notwithstanding anything set forth herein, nothing in this Agreement shall be interpreted as precluding either Party from reporting or disclosing any information (i) to the NRC of or concerning any perceived safety issue within the NRC's regulatory jurisdiction (ii) with the prior written consent of the Disclosing Party or (iii) to its Affiliates, attorneys, financial advisors and accountants who are assisting either Party in connection with the transactions contemplated by this Agreement.

8.     Taxes.
       -----

       (a) All transfer and sales Taxes incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the Buyer, including, without limitation (a) Massachusetts state sales/use tax, and (b) the Massachusetts excise tax on deeds imposed by M.G.L. c. 64D Section 1, and the Buyer, at its own expense, will file, to the extent required by applicable law, all necessary Tax Returns and other documentation with respect to all such transfer or sales/use Taxes, and, if required by applicable law, the Seller will join in the execution of any such Tax Returns or other documentation.

       (b)  With respect to Taxes to be prorated in accordance with Section
2.8 of this Agreement only, the Buyer shall prepare and timely file all Tax Returns required to be filed after the Closing with respect to the Acquired Assets, if any, and shall duly and timely pay all such Taxes shown to be due on such Tax Returns. The Buyer's preparation of any such Tax Returns shall be subject to the Seller's approval, which approval shall not be unreasonably withheld. Within twenty (20) Business Days after the Tax Returns are prepared, the Buyer shall make such Tax Returns available for the Seller's review and approval. The Seller shall respond no later than twenty-five (25) Business Days prior to the due date for filing such Tax Return. With respect to such Tax Return, the Seller shall pay to the Buyer its appropriate share of the amount shown as due on the Tax Returns determined in accordance with
Section 2.8 of this Agreement.

       (c) The Property Tax Agreement shall set forth the agreement between the Parties with respect to property Taxes.

9.     Non-Survival; Effect of Closing and Indemnification.
       ---------------------------------------------------

       9.1.     Non-Survival of Representations and Warranties; Survival of
                -----------------------------------------------------------
Covenants and Agreements.  The representations and warranties in this
------------------------
Agreement shall terminate at the Closing or the termination of this Agreement pursuant to Section 10.1, as the case may be. The covenants and agreements contained in this Agreement that by their terms survive the Closing or termination of this Agreement shall survive such Closing or termination, as the case may be, and all other covenants and agreements shall terminate at the Closing or the termination of this Agreement pursuant to Section 10.1, as the case may be.

       9.2.     Effect of Closing.  Except as otherwise provided herein, upon
                -----------------
the Closing any condition in favor of either Party that has not been satisfied, or any representation, warranty or covenant, that has been breached or left unsatisfied by either Party will be deemed waived by the Parties as of the Closing Date, and each Party will be deemed to fully release and forever discharge the other Party on account of any and all claims, demands or charges, known or unknown, with respect to the same. Nothing in this provision shall affect or cause to be waived those matters specifically stated to survive or to occur after the Closing pursuant to this Agreement.

       9.3.     Indemnity by the Seller.  The Seller hereby agrees to
                -----------------------
indemnify, defend and hold harmless the Buyer, its Affiliates and any of their officers, directors, employees or agents against and in respect of all claims, Liabilities, obligations, judgments, Liens, injunctions, charges, orders, decrees, rulings, damages, dues, assessments, Taxes, losses, fines, penalties, damages, expenses, fees, costs, amounts paid in settlement (including reasonable attorneys' and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action), arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (collectively, the "Losses"), provided that such Losses exceed One Million Dollars ($1,000,000) in the aggregate and result or arise from:

       (a) any Liability of the Seller that becomes a Liability of the Buyer under any bulk transfer law of any jurisdiction;

       (b) any Third-Party Claim against the Buyer based on Seller's ownership, operation or use of the Acquired Assets prior to the Closing that is not related to the Assumed Liabilities;

       (b)  the Excluded Assets;

       (d)  Liabilities not assumed by Buyer within the scope of Section 2.4;

       (e) Any breach by Seller of any covenant, agreement or obligation of the Seller contained in this Agreement or any certificate required to be delivered by Seller pursuant to this Agreement and any intentional misrepresentation or fraudulent breach of representation or warranty inducing Buyer to proceed to the Closing and causing Buyer to suffer Losses; or

       (f) Any contracts, leases or other agreements or commitments entered into or made by Seller with respect to the Acquired Assets, unless Buyer has agreed to assume Liabilities under such agreements or commitments.

       9.4.     Indemnity by Buyer.  The Buyer hereby agrees to indemnify,
                ------------------
defend and hold harmless the Seller and its Affiliates and any of their officers, directors, employees or agents against and in respect of all Losses, provided that such Losses exceed One Million Dollars ($1,000,000) in the aggregate and result or arise from:

       (a) any Third Party Claim against the Seller based on or relating to the Buyer's ownership, operation or use of the Acquired Assets after the Closing;

       (b) any Third Party Claim arising out of, or related to the contracts, warranties or guaranties, or any agreements or that have been properly transferred or assigned to Buyer by Seller except to the extent the Third Party Claim arises from a breach of the contract or agreement by Seller prior to Closing;

       (c)  the Assumed Liabilities;

       (d) any breach by Buyer of any covenant, agreement or obligation of Buyer contained in this Agreement and any intentional misrepresentation or fraudulent breach of warranty inducing Seller to enter into this Agreement and causing Seller to suffer Losses; or

       (e) any action or inaction by Buyer in connection with the maintenance or provision of post-retirement health and welfare benefits to Special Retention Employees.

       9.5.     Exclusive Remedy.  From and after the Closing, the remedies
                ----------------
set forth in this Section 9 constitute the sole and exclusive remedy for any and all claims, damages, complaints, demands, causes of action, investigations, hearings, actions, suits or other proceedings relating to this Agreement and are in lieu of any and all other rights and remedies which the Seller or the Buyer may have under this Agreement or otherwise for monetary relief with respect to any breach or failure to perform or with respect to the Assumed or Excluded Liabilities other than equitable remedies for fraud and except for obligations to be performed after the Closing hereunder. Each Party waives any provision of law to the extent that it would limit or restrict the agreements contained in this Section 9. Nothing herein shall prevent either Party from terminating this Agreement in accordance with
Section 10.

       9.6.     Matters Involving Third Parties.
                -------------------------------

       (a) If any Third Party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 9, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

       (b) Any Indemnifying Party will have the right to defend, at its expense, the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within fifteen days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim,
(ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (iv) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

       (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.6(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified Party from all liability thereunder.

       (d) In the event any of the conditions in Section 9.6(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses, notwithstanding Section 9.3), and (iii) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 9.

       9.7.     Net of Taxes and Insurance.  Any calculation of a Loss under
                --------------------------
this Section 9 shall, in each case, give full effect to (i) any and all income Tax benefits to the Indemnified Party in respect of the Loss, and (ii) any and all insurance or other proceeds received or payable to the Indemnified Party in respect of the Loss. Any Party seeking indemnity hereunder shall use Commercially Reasonable Efforts to seek coverage for both costs of defense and indemnity under applicable insurance policies.

       9.8.     Release.  Except as provided in Section 9.3, the Buyer hereby
                -------
releases, holds harmless and forever discharges the Seller from any and all claims, damages, complaints, demands, causes of action, investigations, hearings, actions, suits or other proceedings of any kind or character whether known or unknown, hidden or concealed resulting from or arising from any Environmental Liability, except for the Environmental Liability
retained by Seller pursuant to Section 2.4(b).   The Buyer hereby waives any
and all rights and benefits that it now has, or in the future may have conferred upon it by virtue of any statute or common law principle which provides that a general release does not extend to claims which a party does not know or suspect to exist in its favor at the time of such release, which if known, would have materially affected such Party's settlement with the other Party. In this connection, the Buyer hereby acknowledges that factual matters now unknown to it may have given or may hereafter give rise to claims, damages, complaints, demands, causes of action, investigations, hearings, actions, suits or other proceedings that are presently unknown, unanticipated and unsuspected, and it further agrees that this Section 9.8 has been negotiated and agreed upon in light of that awareness and it nevertheless hereby intends to release the Seller as set forth in the first sentence of this Section 9.8.

       9.9.     No Recourse.  To the extent the transfer, conveyance,
                -----------
assignment and delivery of the Acquired Assets to the Buyer as provided in this Agreement is accomplished by deeds, assignments, easements, leases, licenses, bills of sale, or other instruments of transfer and conveyance, whether executed at the Closing or thereafter, these instruments are made without representation or warranty by, or recourse against, the Seller, except as expressly provided in this Agreement or in any such instrument.

       9.10.    Survival.  The provisions of this Article 9 shall survive the
                --------
Closing.

10.    Termination.
       -----------

       10.1.    Termination of Agreement.  The Parties may terminate this
                ------------------------
Agreement as provided below:

       (a) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

       (b) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing if any of the following has occurred: (i) the Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; (ii) the Closing shall not have occurred on or before December 31, 1999 (provided that such date shall be extended to June 30, 2000, in the event that the Closing shall not have occurred due to the pending appeal of any of Seller's Regulatory Approvals or Buyer's Regulatory Approvals) by reason of the failure of any condition precedent under Section 6.1 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); (iii) any of the Buyer's Regulatory Approvals shall have been finally denied or shall have been granted subject to terms or conditions that unacceptably affect Buyer, in Buyer's reasonable discretion, except for any matters that have no Material Adverse Effect, and all appeals of such determination shall have been taken and have been unsuccessful; (iv) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, which order, judgment or decree shall have become final and non-appealable; (v) any statute, rule or regulation shall have been enacted by any Governmental Authority which, directly or indirectly, prohibits the consummation of the transactions contemplated hereby; (vi) in accordance with Section 5.10 hereof; (vii) (W) the Seller has within the then previous 15 days given the Buyer any notice pursuant to Section 5.5(c) above and the matter that is the subject of such notice, if in existence on the Effective Date or the Closing Date, would cause the representations and warranties of the Seller set forth in Section 3 hereof not to be true and correct, (X) such matter would have a Material Adverse Effect, (Y) the Buyer has notified the Seller of its intent to terminate pursuant to this Section 10.1(b)(vii), and (Z) the matter that is the subject of such notice continues to exist for a period of 30 consecutive days after such notice by the Buyer; or (viii) any outage of six (6) consecutive months or longer is ongoing;

       (c) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if any of the following has occurred: (i) the Buyer has breached any representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach; (ii) the Closing shall not have occurred on or before December 31, 1999 (provided that such date shall be extended to June 30, 2000, in the event that the Closing shall not have occurred due to the pending appeal of any of Seller's Regulatory Approvals or Buyer's Regulatory Approvals) by reason of the failure of any condition precedent under Section 6.2 hereof (unless the failure results primarily from the Seller itself breaching any representation, warranty, or covenant contained in this Agreement); (iii) any of the Seller's Regulatory Approvals shall have been finally denied or shall have been granted subject to terms or conditions that unacceptably affect Seller, in Seller's reasonable discretion, except for any matters that, in the aggregate, have no material adverse effect on Seller, and all appeals of such determination shall have been taken and have been unsuccessful, (iv) one or more courts of competent jurisdiction shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Closing, which order, judgment or decree shall have become final and non-appealable; (v) any statute, rule or regulation shall have been enacted by any Governmental Authority which, directly or indirectly, prohibits the consummation of the transactions contemplated hereby; (vi) in accordance with Section 5.10 hereof, (vii) (W) the Buyer has within the then previous 15 days given the Seller any notice pursuant to Section 5.5(d) above and the matter that is the subject of such notice, if in existence on the Effective Date or the Closing Date, would cause the representations and warranties of the Buyer set forth in Section 4 hereof not to be true and correct, (X) such matter would have a material adverse effect on Seller, (Y) the Seller has notified the Buyer of its intent to terminate pursuant to this Section 10.1(c)(vii), and (Z) the matter that is the subject of such notice continues to exist for a period of 30 consecutive days after such notice by the Seller; or (viii) the Seller has filed a Notice of Cessation of Operation pursuant to Section 5.3 hereof; and

       (d) the Seller may, on thirty (30) days' notice at any time after the issuance of the D.T.E. Approval, terminate this Agreement if in its sole discretion the Seller finds one or more terms of the D.T.E. Approval unacceptable.

       10.2.    Effect of Termination.  If any Party terminates this Agreement
                ---------------------
pursuant to Section 10.1 above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

11.    Miscellaneous.
       -------------

       11.1.    Press Releases and Public Announcements.  No Party shall issue
                ---------------------------------------
any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will provide the other Party with the opportunity to review in advance the disclosure).

       11.2.    No Third Party Beneficiaries.  This Agreement shall not confer
                ----------------------------
any rights or remedies upon any Third Party.

       11.3.    No Joint Venture.  Nothing in this Agreement creates or is
                ----------------
intended to create an association, trust, partnership, joint venture or other entity or similar legal relationship between the Parties, or impose a trust, partnership or fiduciary duty, obligation, or liability on or with respect to either Party. Except as provided in Section 5.6 hereof, neither Party is or shall act as or be the agent or representative of the other Party.

       11.4.    Entire Agreement.  This Agreement (including the Related
                ----------------
Agreements and any other documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof, provided however, that the Confidentiality Agreement dated as of April 29, 1998, and executed by the Buyer shall remain in full force and effect without regard to any provision of this Agreement. All conflicts or inconsistencies between the terms hereof and the terms of any of the Related Agreements, if any, shall be resolved in favor of this Agreement.

       11.5.    Succession and Assignment.  This Agreement shall be binding
                -------------------------
upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.

No Party may assign either this Agreement or the Related Agreements or any of its rights, interests, or obligations hereunder or thereunder without the prior written approval of the other Party.

       11.6.    Counterparts.  This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

       11.7.    Headings.  The section headings contained in this Agreement
                --------
are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

       11.8.    Notices.  All notices, requests, demands, claims, and other
                -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one Business Day following the date sent when sent by overnight delivery and (iii) five Business Days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid at the following address:

       If to the Seller:
       ----------------

                Douglas S. Horan, Esq.
                Senior Vice President and General Counsel
                Boston Edison Company
                800 Boylston Street, 36th Floor
                Boston, MA  02199

       Copy to:
       -------

                David A. Fine, Esq.
                Ropes & Gray
                One International Place
                Boston, MA  02110-2624

       If to the Buyer:
       ---------------

                Carolyn C. Shanks, CPA
                Vice President, Finance and Administration
                Entergy Nuclear Generation Company        Street Address
                P.O. Box 31995                            --------------
                Jackson, MS  39286-1995                   1340 Echelon Parkway
                                                          Jackson, MS  39213

       Copy to:
       -------

       Joseph L. Blount, Esq.
       General Attorney
       Entergy Nuclear Generation Company                 Street Address
       P.O. Box 31995                                     --------------
       Jackson, MS  39286-1995                            1340 Echelon Parkway
                                                          Jackson, MS  39213

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

       11.9.    Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the domestic laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Massachusetts.

       11.10.   Change in Law.  If and to the extent that, during the Interim
                -------------
Period, any laws or regulations that govern any aspect of this Agreement shall change, so as to make any aspect of this transaction unlawful, then the Parties agree to use good faith efforts to negotiate such modifications to this Agreement as may be reasonably necessary for the Agreement to accommodate any such legal or regulatory changes, without materially changing the overall benefits or consideration expected hereunder by either party.

       11.11.   Consent to Jurisdiction.  Each of the Seller and the Buyer
                -----------------------
consents to the nonexclusive jurisdiction of any local, state or federal court located within the City of Boston, Suffolk County, Commonwealth of Massachusetts, for adjudication of any suit, claim, action or other proceeding at law or in equity relating to this Agreement, or to any transaction contemplated hereby. The Seller and the Buyer each accept, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waive any objection as to venue, and any defense of forum non conveniens.

       11.12.   Amendments and Waivers.  No amendment of any provision of this
                ----------------------
Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

       11.13.   Severability.  Any term or provision of this Agreement that is
                ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

       11.14.   Expenses.  Each of the Buyer and the Seller will bear its own
                --------
costs and expenses (including legal and accounting fees and expenses, except as otherwise provided in Section 9 above) incurred in connection with this Agreement and the transactions contemplated hereby.

       11.15.   Construction.  Ambiguities or uncertainties in the wording of
                ------------
this Agreement will not be construed for or against any Party, but will be construed in the manner that most accurately reflects the Parties' intent as of the Effective Date they executed this Agreement. The Parties acknowledge that they have been represented by counsel in connection with the review and execution of this Agreement, and, accordingly, there shall be no presumption that this Agreement or any provision hereof be construed against the Party that drafted this Agreement.

       11.16.   Incorporation of Exhibits and Schedules.  The Exhibits and
                ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

       11.17.   Specific Performance.  Each of the Parties acknowledges and
                --------------------
agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

       11.18.   Dispute Resolution.  Prior to instituting any litigation or
                ------------------
alternative dispute resolution mechanism, the Parties will attempt in good faith to resolve any dispute or claim promptly by referring any such matter to their respective chief executive officers for resolution. Either Party may give the other Party written notice of any dispute or claim. Within ten (10) days after delivery of said notice, the executives will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary to exchange information and to attempt to resolve the dispute or claim within thirty (30) days.

       11.19.   Bulk Transfer Laws.  Without admitting the applicability of
                ------------------
the bulk transfer laws of any jurisdiction, the Parties agree that they will not comply with any applicable bulk transfer or similar law in connection with the transactions contemplated by this Agreement.

12.    Definitions.
       -----------

       "Acquired Assets" has the meaning set forth in Section 2.1.

       "Act" means "An Act Relative to Restructuring the Electric Utility Industry in the Commonwealth, Regulating the Provision of Electricity and Other Services, and Promoting Enhanced Consumer Protection Therein," St. 1997, Ch. 164.

       "ADEA" means the Age Discrimination in Employment Act of 1967, as amended.

       "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

       "Agreement" has the meaning set forth in the preamble above.

       "APBO" has the meaning set forth in Section 5.7(d)(i).

       "Application" means whatever steps may be determined necessary or appropriate to request NRC action in respect of a Transfer of License.

       "Asset Demarcation Agreement" means the agreement between the Parties evidencing their agreement as to the demarcation of ownership with respect to certain assets not situated wholly on real property owned, or to be owned, by either the Seller or the Buyer, in substantially the form attached hereto as Exhibit D.

       "Assignment and Assumption Agreement" means the agreement between the Parties by which the Seller shall assign certain rights, liabilities and obligations and the Buyer shall assume the Assumed Liabilities, in substantially the form attached hereto as Exhibit C.

       "Assumed Liabilities" has the meaning set forth in Section 2.3.

       "Atomic Energy Act" or "AEA" is the Atomic Energy Act of 1954, as amended, 42 U.S.C. Section 2011 et seq., or any successor statute.

       "Bill of Sale" means the form of bill of sale by which the title to personal property shall be conveyed to the Buyer, substantially in the form attached hereto as Exhibit B.

       "Business Day" means any day other than a Saturday, Sunday or day on which banks are legally closed for business in Boston, Massachusetts.

       "Buyer" has the meaning set forth in the preamble above.

       "Buyer Material Adverse Effect" means any material adverse change in, or effect on, the business, financial condition, operations, results of operations or future prospects of Buyer, including any change or effect that is materially adverse to the Buyer's ability to own, operate or use the Acquired Assets as so owned, operated and used by the Seller prior to the Effective Date, taken as a whole; provided that any change or effect that is cured prior to Closing shall not be considered a Buyer Material Adverse Effect.

       "Buyer's Regulatory Approvals" means those approvals identified on
Schedule 6.1(c) attached hereto to be obtained by the Buyer as a condition to the Buyer's obligation under this Agreement.

       "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP.

       "Chapter 61 Affidavit" means the affidavit, substantially in the form attached hereto as Exhibit F.

       "Chiltonville Training Center" means the facility identified in
Schedule 2.1

       "Closing" has the meaning set forth in Section 2.9.

       "Closing Adjustment" has the meaning set forth in Section 2.6(c).

       "Closing Date" has the meaning set forth in Section 2.9.

       "C.M.R." means Code of Massachusetts Regulations.

       "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Collective Bargaining Agreements" has the meaning set forth in Section 3.11.

       "Commercially Reasonable Efforts" means efforts which are reasonably within the contemplation of the Parties at the Effective Date and which do not require the performing Party to expend any funds other than expenditures which are customary and reasonable in transaction of the kind and nature contemplated by this Agreement in order for the performing Party to satisfy its obligations hereunder.

       "Commonwealth Electric" shall mean the Commonwealth Electric Company.

       "Contested Proceeding," when used in connection with a Transfer of License, means a proceeding commenced by the issuance of a "notice of hearing" under 10 C.F.R. Section 2.104 or Section 2.105 Subsection (e)(2), as the case may be.

       "Decommissioning Trust" shall mean the irrevocable trust created pursuant to the Trust Agreement, consisting of assets held in a "qualified nuclear decommissioning reserve fund," as defined in Internal Revenue Code 468A (a "Qualified Fund") and of assets held in a non-qualified fund (a "Non-Qualified Fund").

       "Decommissioning Trust Closing Amount" shall mean the amount determined pursuant to Section 5.21.

       "Decommissioning Trust Value" shall mean the fair market value of the property in the Decommissioning Trust from time to time, as from time to time certified by the Trustee.

       "Deed" means the form of deed by which the Real Property shall be conveyed to the Buyer, substantially in the form attached hereto as Exhibit A.

       "Disclosing Party" has the meaning set forth in the definition of Proprietary Information.

       "DOE Standard Contract" means the Contract for Disposal of Spent Nuclear Fuel and/or High-Level Radioactive Waste, No. DE-CR01-83NE, dated as of June 17, 1983, between the United States of America, represented by the United States Department of Energy, and Boston Edison Company.

       "D.T.E." means the Massachusetts Department of Telecommunications and Energy.

       "D.T.E. Approval" means the order or orders of the D.T.E. approving this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby and all related matters, including without limitation (a) approval of the proceeds of the sale of the Acquired Assets and (b) authorization and approval to recover and securitize, pursuant to Section 1H of Chapter 164, those transition costs specified in
Section 1G(b)(1)(ii) of Chapter 164, such order or orders to be in a form which is Final.

       "Easements" means the reservations of easements to be included in the Deed, substantially as set forth hereto in Schedule 1.1.

       "Effective Date" means the date on which this Agreement has been duly executed and validly delivered by the Parties.

       "Electric Rate Reduction Bonds" has the meaning set forth in Section 1H(a) of Chapter 164.

       "Emergency Preparedness Equipment" has the meaning set forth in Section 2.1(l).

       "Emergency Preparedness Agreement" has the meaning set forth in Section 2.1(l).

       "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), (d) Employee Welfare Benefit Plan or material fringe benefit plan or program or (e) profit sharing, bonus, stock option, stock purchase, equity, stock appreciation, deferred compensation, incentive, severance plan or other benefit plan.

       "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3 Subsection (2).

       "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3 Subsection (1).

       "Environment" means soil, land surface or subsurface strata, real property, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins and wetlands), groundwater, water body sediments, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life (including fish and all other aquatic life) and any other environmental medium or natural resource.

       "Environmental Laws" mean the Massachusetts Contingency Plan (310 C.M.R. 40.000), the Massachusetts Hazardous Waste Management Act (M.G.L. 21C), the Massachusetts Oil and Hazardous Material Release Prevention Act (M.G.L.
21E), the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et. seq.), the Clean Air Act (42 U.S.C. Section 1860 et. seq.), and the Clean Water Act (33 U.S.C. Section 1251 et. seq.), each, as amended or hereinafter in effect and any other federal, state, local or foreign law, regulation or legal requirement, as now or hereinafter in effect, relating to: (a) the Release, containment, removal, remediation, response, cleanup or abatement of any sort of any Hazardous Substance; (b) the manufacture, generation, formulation, processing, labeling, distribution, introduction into commerce, use, treatment, handling, storage, recycling, disposal or transportation of any Hazardous Substance; (c) exposure of persons, including employees, to any Hazardous Substance; (d) the physical structure, use or condition of a building, facility, fixture or other structure, including, without limitation, those relating to the management, use, storage, disposal, cleanup or removal of asbestos, asbestos-containing materials, polychlorinated biphenyls or any other Hazardous Substance; (e) the pollution, protection or clean up of the Environment; or (f) noise.

       "Environmental Liabilities" means any Liability under or related to former or current Environmental Laws or the common law, whether such liability or obligation or responsibility is known or unknown, contingent or accrued, arising as a result of or in connection with (i) any violation or alleged violation of Environmental Law, prior to, on or after the Closing Date, with respect to the ownership, operation or use of the Acquired Assets other than any fines or penalties imposed by a Governmental Agency to the extent such obligations arise out of or relate to acts or omissions of the Seller that constitute criminal violations; (ii) loss of life, injury to persons, property or business or damage to natural resources (whether or not such loss, injury or damage arose or was made manifest before the Closing Date or arises or becomes manifest after the Closing Date), caused (or allegedly caused) by the presence or Release of Hazardous Substances at, on, in, under, adjacent to or migrating from the Acquired Assets prior to, on or after the Closing Date, including, but not limited to, Hazardous Substances contained in building materials at the Acquired Assets or in the soil, surface water, sediments, groundwater, landfill cells, or in other environmental media at or adjacent to the Acquired Assets; (iii) the investigation and/or Remediation (whether or not such investigation or Remediation commenced before the Closing Date or commences after the Closing Date) of Hazardous Substances that are present or have been Released prior to, on or after the Closing Date at, on, in, under, adjacent to or migrating from the Acquired Assets, including, but not limited to, Hazardous Substances contained in building materials at the Acquired Assets or in the soil, surface water, sediments, groundwater, landfill cells, or in other environmental media at or adjacent to the Acquired Assets; (iv) compliance with applicable Environmental Laws prior to, on or after the Closing Date with respect to the ownership or operation or use of the Acquired Assets; (v) loss of life, injury to persons, property or business or damage to natural resources caused (or allegedly caused) by the offsite disposal, storage, transportation, discharge, Release or recycling, or the arrangement for such activities, of Hazardous Substances, prior to, on or after the Closing Date, in connection with the ownership or operation of the Acquired Assets; and (vi) the investigation and/or remediation of Hazardous Substances that are disposed, stored, transported, discharged, Released, recycled, or the arrangement of such activities, prior to, on or after the Closing Date, in connection with the ownership or operation of the Acquired Assets.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

       "Estimated Adjustment" has the meaning set forth in Section 2.6(c).

       "Estimated Closing Statement" has the meaning set forth in Section
2.6(c).

       "Event of Loss" has the meaning set forth in Section 5.10.

       "Excluded Assets" has the meaning set forth in Section 2.2.

       "Exhibits" means the exhibits to this Agreement.

       "Facility" means either of and "Facilities" means both of Pilgrim and the Chiltonville Training Center.

       "FERC" means the Federal Energy Regulatory Commission, or its regulatory successor, as applicable.

       "Final" or "finally," when applied to a decision, approval or act of any Governmental Authority, means that the decision, approval or act has occurred, purports to be the final resolution and is unappealable by any Person, including exhaustion of all administrative and judicial appeals or remedies and the running of time periods and statutes of limitation for rehearing and judicial review.

       "Final Purchase Price Adjustment" has the meaning set forth in Section 2.6(c).

       "Fully Funded" as applied to the Decommissioning Trust, means that there has been deposited to the Decommissioning Trust on or prior to the Closing Date an amount equal to or greater than the difference between (i) the Decommissioning Trust Value certified by the Trustee, upon request of the Seller, as of the 14th day prior to the Closing Date, and (ii) the Decommissioning Trust Closing Amount.

       "FIRPTA Affidavit" means the affidavit to be delivered by the Parties at Closing pursuant to Section 1445(b)(2) of the Internal Revenue Code, to establish that each Party is not a "foreign person" within the meaning of that Section.

       "GAAP" means United States generally accepted accounting principles as in effect from time to time.

       "Generation Ownership Shares" has the meaning set forth in the NEPOOL Agreement.

       "Governmental Authority" means any federal, state, local or other governmental, regulatory or administrative agency, commission, department, board, or other governmental subdivision, court, tribunal, arbitral body or other governmental authority, but excluding the Buyer and any subsequent owner of the Sites (if otherwise a Governmental Authority under this definition).

       "Group Health Plan" has the meaning set forth in Section 5000 Subsection (b)(1) of the Code.

       "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       "Hazardous Material" or "Hazardous Materials" means oil and hazardous materials or wastes, air emissions, hazardous or toxic substances, wastewater discharges and any chemical, material or substance or other emissions that may give rise to liability under, or is listed or regulated under, applicable Laws as a "hazardous" or "toxic" substance or waste, or as a "contaminant," or is otherwise listed or regulated under applicable Laws because it poses a hazard to human health or the environment.

       "Hazardous Substance" means any Hazardous Material or Radioactive Material, including any substance that may be both a Hazardous Material and a Radioactive Material.

       "Host Community Tax Agreement" means an agreement or agreements with the Town of Plymouth regarding property taxes in accordance with Section 71 of the Act.

       "Improvements" means all buildings, structures (including all fuel handling and storage facilities), machinery and equipment, fixtures, construction in progress, including all piping, cables and similar equipment forming part of the mechanical, electrical, plumbing or HVAC infrastructure of any building, structure or equipment, located on and affixed to the Sites.

       "Indemnified Party" has the meaning set forth in Section 9.6(a).

       "Indemnifying Party" has the meaning set forth in Section 9.6(a).

       "Independent Appraiser" has the meaning set forth in Section 2.7.

       "INPO" means Institute of Nuclear Power Operations.

       "Interim Period" means that period of time commencing on the Effective Date and ending on the Closing Date.

       "Inspections" means all tests, reviews, examinations, inspections, investigations, verifications, samplings and similar activities conducted by any Party or such Party's agents or representatives with respect to the Acquired Assets prior to the Closing.

       "Intellectual Property" has the meaning set forth in Section 2.1(o).

       "Interconnection and Operation Agreement" means the agreement between the Parties relating to the interconnection of the Acquired Assets with the regional transmission facilities retained by Seller, substantially in the form attached as Exhibit G.

       "Inventory" or "Inventories" means fuel inventories, but not Nuclear Fuel or Spent Nuclear Fuel, materials, spare parts, consumable supplies and chemical and gas inventories located at the Site, in transit to the Site or identified in any Schedule to the extent owned and paid for by the Seller prior to Closing.

       "ISO New England" means the Independent System Operator of New England, as established by NEPOOL.

       "Knowledge" means the actual, current knowledge (without independent investigation) or reckless disregard of facts, duty or obligations of due inquiry that would result in such knowledge of a Party's Board of Directors or any of its corporate officers charged with responsibility for the function at the relevant time or, with respect to any certificate delivered pursuant to this Agreement, on the date of delivery of the certificate.

       "Laws" means all laws, rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, interpretations, constitution, ordinance, common law, or treaty, of any federal, state, local municipal and foreign, international, or multinational government or administration and related agencies.

       "Leases" has the meaning set forth in Section 2.1(c).

       "Liability" or "Liabilities" means any liability or obligation (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due), including any liability for Taxes.

       "Lien" means any mortgage, pledge, lien, security interest, charge, claim, equitable interest, infringement of a third party patent, copyright, trade secret or other intellectual property right, encumbrance, restriction on transfer, conditional sale or other title retention device or arrangement (including, without limitation, a capital lease), transfer for the purpose of subjection to the payment of any indebtedness, or restriction on the creation of any of the foregoing, whether relating to any property or right or the income or profits therefrom; provided, however, that the term "Lien" shall not include any of the following "Permitted Encumbrances": (i) Liens for Taxes or other charges or assessments by any Governmental Authority to the extent that the payment thereof is not in arrears or otherwise due or is being contested in good faith, (ii) encumbrances in the nature of zoning restrictions, building and land use laws, ordinances, orders, decrees, restrictions or any other conditions imposed by any Governmental Authority provided the same do not materially detract from operation or use of such property or the business of the Seller; (iii) easements (including without limitation the Easements and any other easement or like right granted by an instrument executed in connection with this Agreement or the Related Agreements or the transactions contemplated hereby or thereby, but excluding such encumbrances that secure indebtedness), rights, restrictions, conditions, title imperfections and similar matters if the same do not materially detract from the operation or use of such property in the business of the Seller and do not materially detract from the value of the Acquired Assets; (iv) deposits or pledges made in connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pension programs mandated under applicable laws or other social security regulations; (v) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, statutory or common law liens to secure claims for labor, materials or supplies and other like liens, which secure obligations to the extent that payment thereof is not in arrears or otherwise due in the case of (i) - (v), which have been incurred under Prudent Utility Practices; (vi) any Lien with respect to the Acquired Assets that arises under Prudent Utility Practices and is not material to the operation or use of the Acquired Assets in the business of the Seller and which does not materially detract from the value of the Acquired Assets; (vii) any Lien or title imperfection with respect to the Acquired Assets created by or resulting from any act or omission of the Buyer; and (viii) all exceptions set forth in the Title Commitment.

       "Local 369" means the Utility Workers of America, Local 369, Production and Maintenance Unit.

       "Local 387" means the Utility Workers of America, Local 387, Office Technical and Professional Unit.

       "Losses" has the meaning set forth in Section 9.3.

       "Major Loss" has the meaning set forth in Section 5.10(b).

       "Material Adverse Effect" means any unexpected losses, claims or occurrences relating to the Acquired Assets prior to the Closing that are not disclosed on any Schedule and that would reasonably be expected to require Buyer to (i) expend within two (2) years following the Closing Date funds greater than or equal to $5,000,000 per incident of loss, claim or occurrence, or (ii) expend within five (5) years following the Closing funds greater than or equal to $10,000,000 in the aggregate (provided that no individual loss, claim or occurrence shall be considered in calculating such aggregate amount unless it exceeds $1,000,000); other than any such losses, claims, occurrences resulting from: (a) changes in the international, national, regional or local wholesale or retail markets for electric power or fuel used in connection with the Acquired Assets or (b) changes in the North American, national, regional or local electric transmission systems or operations thereof; and provided that any loss, claim, occurrence, change or effect that is cured prior to Closing or that Seller commits to cure after the Closing at Seller's expense shall not be considered a Material Adverse Effect.

       "Material Contracts" has the meaning set forth in Section 2.1(e).

       "Montaup" shall mean Montaup Electric Company.

       "Multiemployer Plan" has the meaning set forth in ERISA Section 3 Subsection (37).

       "Municipal Contracts" has the meaning set forth in Section 2.2(d).

       "NEI" means Nuclear Energy Institute.

       "NEPOOL" means the New England Power Pool, established by the NEPOOL Agreement, or its successor.

       "NEPOOL Agreement" means the Agreement establishing NEPOOL, dated September 1, 1971, as amended by the Restated NEPOOL Agreement filed with FERC on December 31, 1996, as finally approved by FERC and as further amended from time to time.

       "NEPOOL Obligations" has the meaning set forth in Section 5.9(c).

       "Non-Managerial Employees" has the meaning set forth in Section 5.7(a).

       "Nonrepresented Employees" has the meaning set forth in Section 5.7(b).

       "Non-Qualified" has the meaning set forth in the definition of Decommissioning Trust.

       "NRC" is the United States Nuclear Regulatory Commission, as established by Section 201 of the Energy Reorganization Act of 1974, as amended, 42 U.S.C. Section 5841, or any successor commission, agency or officer.

       "NRC License" means any and all licenses, permits, approvals or other official acts by the NRC on the basis of which Boston Edison is authorized to own, possess and operate PNPS, including but not limited to Facility Operating License No. DPR-35

       "NRC Regulations" are the regulations from time to time promulgated by the NRC and in effect, including but not limited to those found at 10 C.F.R.,
Part 50.

       "NRC Staff" means the regulatory Staff of the NRC.

       "Nuclear Fuel" means all fuel assemblies in the PNPS reactor on the Closing Date and any irradiated fuel assemblies that have been temporarily removed from the PNPS reactor as of that date and all unirradiated fuel assemblies awaiting insertion into the PNPS reactor as well as all fuel constituents in any stage of the fuel cycle which are in the process of fabrication for use in the PNPS reactor, which are owned by the Seller on the Closing Date.

       "Offsite Hazardous Material Facility" means a location, other than a Facility, which regularly accepts or accepted Hazardous Materials from the Seller and other Persons.

       "Partial Assignments" means the agreements between the Buyer and the Seller, dated as of the date hereof, relating to the Seller's assignment to the Buyer, effective as of the Closing Date, of certain of the Seller's obligations under the Municipal Contracts.

       "Party" and "Parties" have the meanings set forth in the preamble above.

       "Permits" means all certificates, licenses, permits, approvals, consents, orders, exemptions, decisions and other actions of a Governmental Authority pertaining to a particular Acquired Asset, or the ownership, operation or use thereof.

       "Permitted Encumbrances" has the meaning set forth in the definition of Lien.

       "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

       "Phase I Site Assessment" means the September 1998 report of ENSR (Document Number 0970-018) as supplied by Seller to Buyer prior to the Effective Date.

       "Pilgrim" or "PNPS" refers to that portion of the Acquired Assets constituting the land, buildings, equipment and other property constituting the nuclear utilization facility presently owned and operated by the Seller at Plymouth, Massachusetts, as identified on Schedule 2.1.

       "Post-Closing Change" has the meaning set forth in Section 5.21(b).

       "Post-Closing Statement" has the meaning set forth in Section 2.6(c).

       "Power Purchase Agreements" or "PPAs" means (i) the agreement between the Buyer and the Seller, dated as of the date hereof, relating to the purchase by the Seller of certain capacity, energy and ancillary services from Pilgrim; (ii) the agreement between the Buyer and Commonwealth Electric, dated as of the date hereof, relating to the purchase by Commonwealth Electric of certain capacity, energy and ancillary services from Pilgrim; (iii) the agreement between the Buyer and Montaup, dated as of the date hereof, relating to the purchase by Montaup of certain capacity, energy and ancillary services from Pilgrim; and (iv) the agreement between the Buyer and the Seller, dated as of the date hereof, relating to the purchase by the Seller from the Buyer and the re-sale by the Seller pursuant to the Municipal Contracts of certain capacity, energy and ancillary services from Pilgrim.

       "Pre-Approved Projects" means those projects set forth on Schedule 5.3.

       "Pre-Closing Change" has the meaning set forth in Section 5.21(b).

       "Property Tax Agreement" means the agreement between the Parties, substantially in the form attached hereto as Exhibit E.

       "Proprietary Information" means all information about either Party (the "Disclosing Party") or its properties or operations furnished to the other Party (the "Receiving Party") or its Representatives by the Disclosing Party or its Representatives, regardless of the manner or medium in which it is furnished. Proprietary Information does not include information that (a) is or becomes generally available to the public, other than as a result of a disclosure by the Receiving Party or its Representatives in violation of this Agreement; (b) was available to the Receiving Party on a nonconfidential basis prior to its disclosure by the Disclosing Party or its Representatives; (c) becomes available to the Receiving Party on a nonconfidential basis from a person, other than the Disclosing Party or its Representatives, each of whom, to the Receiving Party's Knowledge, is not otherwise bound by a confidentiality agreement with the Disclosing Party or its Representatives, or is not otherwise under any obligation to the Disclosing Party or any of its Representatives not to transmit the information to the Receiving Party or its Representatives, or (d) the Disclosing Party discloses to others on a non-confidential basis.

       "Provisional Trust" shall mean the decommissioning trust established and funded pursuant to the Provisional Trust Agreement.

       "Provisional Trust Agreement" shall mean an agreement executed with an independent trustee with terms including the following: (i) the Provisional Trust shall terminate on a date no later than December 31, 2002; (ii) the Provisional Trust trustee shall be required to make payments to Seller or its designees in amounts determined by reference to Schedule 5.21 in the event that there is a Post-Closing Change; (iii) the Provisional Trust trustee shall make any such payments within 60 days after the occurrence of the Post-Closing Change; and (iv) upon the termination of the Provisional Trust, the remaining corpus and income in such trust shall be paid into the Decommissioning Trust, as amended by a Supplemental Indenture.

       "Prudent Utility Practices" means any of the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry in New England during the relevant time period, or any of the practices, methods or acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with applicable Laws and good business practices, reliability, safety and expedition. Prudent Utility Practices are not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be acceptable practices, methods or acts generally accepted in the region.

       "Purchase Price" has the meaning set forth in Section 2.5(a).

       "Purchase Price Adjustment" has the meaning set forth in Section 2.6.

       "Qualified Fund" has the meaning set forth in the definition of Decommissioning Trust.

       "Radioactive Material" means any material that is radioactive or contaminated with radioactivity.

       "Real Property" has the meaning set forth in Section 2.1(a).

       "Receiving Party" has the meaning set forth in the definition of Proprietary Information.

       "Refueling Costs" means all costs actually incurred by the Seller during the period of the Refueling Outage, provided, however, that the Refueling Costs shall not exceed $40 million and shall not include any costs for the Pre-Approved Projects.

       "Refueling Outage" means the Pilgrim refueling outage currently scheduled for April of 1999.

       "Related Agreements" means the Assignment and Assumption Agreement, the Bill of Sale, the Deed, the Interconnection and Operation Agreement, the Partial Assignments, the Power Purchase Agreements, the Supplemental Indenture (if any), the Property Tax Agreement and the Asset Demarcation Agreement.

       "Release" means any actual, threatened or alleged spilling, leaking, pumping, pouring, emitting, dispersing, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substance into the Environment that may cause an Environmental Liability (including the disposal or abandonment of barrels, containers, tanks or other receptacles containing or previously containing any Hazardous Substance).

       "Remediation" means any or all of the following activities to the extent they relate to or arise from the presence of Hazardous Substances at a
Site: (a) monitoring, investigation, assessment, treatment, cleanup containment, removal, mitigation, response or restoration work; (b) obtaining any permits, consents, approvals or authorizations of any Governmental Authority necessary to conduct any such activity; (c) preparing and implementing any plans or studies for any such activity; (d) obtaining a written notice from a Governmental Authority with jurisdiction over the Sites under Environmental Laws that no material additional work is required by such Governmental Authority; (e) obtaining a written opinion of a Licensed Site Professional (as defined in M.G.L. c.21A, Section 19), as contemplated by the relevant Environmental Laws and in lieu of a written notice from a Governmental Authority, that no material additional work is required to address Hazardous Substances at the Sites; and (f) any other activities reasonably determined by a Party to be necessary or appropriate or required under Environmental Laws to address the presence of Hazardous Substances at the Sites.

       "Representative" means, as to any Person, such person's Affiliates and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, counsel and accountants).

       "Required Nuclear Expenditure" means a capital expenditure that (i) is, in the Seller's judgment, required in order to satisfy an NRC Order, (ii) is, in the Seller's reasonable judgment, required in order to preclude, forestall or satisfy any form of NRC enforcement action (including, without limiting the generality of the foregoing, a so-called "confirmatory action letter"), or
(iii) is, in the Seller's reasonable judgment, necessary in order to cause PNPS to meet NRC regulations.

       "Schedule" means a schedule to this Agreement.

       "Section 71 Transition Payments" has the meaning set forth in Section 2.4(f).

       "Seller" has the meaning set forth in the preamble.

       "Seller's Regulatory Approvals" means those approvals identified on
Schedule 6.2(c) hereto to be obtained by the Seller as a condition to the Seller's obligation to close under this Agreement.

       "Settlement Agreement" means the Restructuring Settlement Agreement filed by the Seller on July 9, 1997, with the Massachusetts Department of Public Utilities (now the D.T.E.) in Dockets Nos. 96-100 and 96-23.

       "Site" means the Real Property and Improvements forming a part of, or used or usable in connection with, a Facility. Any reference to a Site shall include, by definition, the surface and subsurface elements, including the soils and groundwater present at such Site, and any reference to items "at the Site" shall include all items "at, on, in, upon, over, across, under and within" the Site.

       "Special Retention Agreement" means an agreement between any Nonrepresented Employee and the Seller relating to the Boston Edison Company Nuclear Divestiture Retention Program pursuant to which (i) the Special Retention Employee will not receive retention benefits equal to the portion of the Transferred Amount attributable to such employee, calculated in the manner set forth in Section 5.7(d), but rather will receive credit for prior service with Seller towards any eligibility, vesting, or waiting periods under Buyer's Employee Welfare Benefit Plans providing retiree health and life insurance benefits; and (ii) the Special

Retention Employee will release the Seller from any ADEA or other claims potentially arising in connection therewith.

       "Spent Nuclear Fuel" means all fuel assemblies and greater than Class C Waste that have been, or hereafter are, permanently withdrawn from the PNPS reactor and stored in the PNPS spent fuel pool or reprocessed.

       "Substitute Material Contracts" has the meaning set forth in Section 2.10(k).

       "Supplemental Indenture" shall mean (i) a supplemental indenture between the Seller, the Buyer and The Bank of New York amending and supplementing the Trust Agreement in a manner acceptable to Buyer and Seller, and (ii) a supplemental indenture between the Seller, the Buyer and the trustee of the Provisional Trust amending and supplementing the Provisional Trust Agreement in a manner acceptable to Buyer and Seller; in each case pursuant to which (a) the Buyer shall agree to assume the due and punctual performance of all Liabilities of the Seller arising after the Closing Date under the relevant trust agreement (except to the extent provided in the last sentence of Section 5.21(c)), (b) the Buyer shall succeed to and be substituted for the Seller thereunder, (c) the relevant trust agreement shall be amended as necessary to ensure that Buyer has the right to appoint and remove the trustee and the investment manager and the ability to direct the investment of funds in the Decommissioning Trust in any investment permitted by applicable law, rule or regulation.

       "T&D and Telecommunications Assets" means the transmission, distribution, communication, substation and other assets necessary to current or future transmission and distribution operations of the Seller (whether or not regarded as a "transmission", "distribution" or "generation" asset for regulatory or accounting purposes), as well as all Permits and Contracts, to the extent they relate exclusively thereto, and those certain assets and facilities identified for use or used by the Seller or others pursuant to an agreement or agreements with the Seller for telecommunications purposes, all as and only to the extent identified in Schedule 2.1(b) -- "Pilgrim Communications Divestiture Summary", Schedule 2.2(a), the Interconnection and Operation Agreement or the Asset Demarcation Agreement, or any document or exhibit referred to or incorporated in the Interconnection and Operation Agreement or the Asset Demarcation Agreement.

       "Taking" has the meaning set forth in Section 5.10.

       "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

       "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

       "Third Party" means a Person who is not a Party, an Affiliate of a Party, a Representative of a Party, a Representative of an Affiliate of a Party or a shareholder of any of a Party, a Party's Affiliate or a Party's Representative.

       "Third Party Claim" has the meaning set forth in Section 9.6.

       "Title Commitments" has the meaning set forth in Section 3.5.

       "Trademarks" means any trademarks, service marks, trade dress, and logos, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith.

       "Transfer of License" means the transfer of the NRC License from the Seller to the Buyer and includes any act for which the approval of the NRC is required by AEA Section 184 and 10 C.F.R. Section 50.80 or otherwise.

       "Transferable Permits" has the meaning set forth in Section 2.1(d).

       "Transferred Amount" has the meaning set forth in Section 5.7(d).

       "Transferred Nonqualified Employees" has the meaning set forth in
Section 5.7(d).

       "Transferred Voting Shares" has the meaning set forth in Section
5.9(b).

       "Transition Committee" has the meaning set forth in Section 5.3(b)(i).

       "Trust Agreement" means the Master Decommissioning Trust Agreement dated January 1, 1995 between the Seller and The Bank of New York, as Trustee, as amended by the First Amendment thereto dated December 12, 1996.

       "Trustee" has the meaning set forth in the definition of "Trust
Agreement".

       "VEBA" means a trust which constitutes a "Voluntary Employees' Beneficiary Association" as defined in Section 501(c)(9) of the Code which is used to fund post-retirement Employee Welfare Benefit Plan Obligations.

       "Vehicles" has the meaning set forth in Section 2.1(m).

       "Voting Shares" has the meaning set forth in the NEPOOL Agreement.

       "WARN" means Workers Adjustment and Retraining Notification Act of 1988, as amended.

       "Wholesale Power Contracts" has the meaning set forth in Section
2.2(c).

                                                 Purchase and Sale Agreement
                                                 ---------------------------


                                     *****

       IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.


                                ENTERGY NUCLEAR GENERATION COMPANY


                                By:  /s/Donald C. Hintz
                                     ______________________________________
                                          Name:  Donald C. Hintz
                                          Title:  Chairman and Chief
                                                  Executive Officer





                                BOSTON EDISON COMPANY


                                By:  /s/ Thomas J. May
                                     ______________________________________
                                          Name:  Thomas J. May
                                          Title: Chairman, President and
                                                 Chief Executive Officer

                         PURCHASE AND SALE AGREEMENT
                      FOR PILGRIM NUCLEAR POWER STATION
                            AND RELATED AGREEMENTS





                            BOSTON EDISON COMPANY


                          ENTERGY NUCLEAR GENERATION
                                    COMPANY


                         COMMONWEALTH ELECTRIC COMPANY


                           MONTAUP ELECTRIC COMPANY




                                VOLUME 2 of 2


                              NOVEMBER 18, 1998

                            BOSTON EDISON COMPANY
                                     and
                      ENTERGY NUCLEAR GENERATION COMPANY

                              NOVEMBER 18, 1998

                                    INDEX
                                    -----

                                Volume 1 of 2
                                -------------

             SUBJECT                                                      TAB
             -------                                                      ---

Purchase and Sale Agreement:  Boston Edison Company - Entergy Nuclear       1
       Generation Company

       Exhibits to P&S                                                      2
              Deeds                                                         A
              Bill of Sale                                                  B
              Assignment and Assumption Agreement                           C
              Asset Demarcation Agreement                                   D
              Property Tax Agreement                                        E
              Chapter 61 Affidavit                                          F
              Interconnection and Operation Agreement                       G

       Schedules to P&S                                                     3

Guaranty:  Entergy International Holdings LLC                               4

                                Volume 2 of 2
                                -------------

Interconnection and Operation Agreement:  Boston Edison Company -           5
       Entergy Nuclear Generation Company

Power Purchase Agreement:  Entergy Nuclear Generation Company -             6
       Boston Edison Company

Power Purchase Agreement with respect to Municipal Customers:  Entergy      7
       Nuclear Generation Company - Boston Edison Company

Power Purchase Agreement:  Entergy Nuclear Generation Company -             8
       Commonwealth Electric Company

Power Purchase Agreement:  Entergy Nuclear Generation Company -             9
       Montaup Electric Company

Fourth Amendment of Power Sale Agreement:  Boston Edison Company -         10
       Commonwealth Electric Company

Third Amendment of Power Sale Agreement:  Boston Edison - Montaup          11
       Electric Company

Partial Assignment of Municipal Power Sale Agreements:  Entergy Nuclear    12
       Generation Company - Boston Edison Company

                         POWER PURCHASE AGREEMENT

                                 BETWEEN

                    ENTERGY NUCLEAR GENERATION COMPANY

                                   AND

                          BOSTON EDISON COMPANY

                    FOR PILGRIM NUCLEAR POWER STATION

                               TABLE OF CONTENTS
                               -----------------


ARTICLE 1. Definitions .................................................... 1

ARTICLE 2. Purchase and Sale of Installed Capability, Operable
           Capability and Energy .......................................... 3

ARTICLE 3. Term, Termination .............................................. 4

ARTICLE 4. Purchase Rate for Installed Capability, Operable
           Capability and Energy .......................................... 4

ARTICLE 5. Dispatch ....................................................... 4

ARTICLE 6. Billing, Meter Reading ......................................... 5

ARTICLE 7. Limitation of Liability; Indemnification; Insurance;
           Relationship of Parties ........................................ 6

ARTICLE 8. Miscellaneous Provisions ....................................... 7

ARTICLE 9. Assignment ..................................................... 8

ARTICLE 10. Force Majeure ................................................. 8

ARTICLE 11. Default ....................................................... 9

ARTICLE 12. Governing Law, Dispute Resolution ............................ 10

ARTICLE 13. Waiver ....................................................... 10

ARTICLE 14. Corporate Authorization ...................................... 10

ARTICLE 15. Notice ....................................................... 12

                         POWER PURCHASE AGREEMENT
                                 BETWEEN
         ENTERGY NUCLEAR GENERATION COMPANY AND BOSTON EDISON COMPANY



       AGREEMENT entered into this 18th day of November 1998 by and between Entergy Nuclear Generation Company, a Delaware corporation (hereafter referred to as "Seller"), and Boston Edison Company, a Massachusetts corporation having its principal place of business at 800 Boylston Street, Boston, Massachusetts 02199, (hereafter referred to as "Company").

       WHEREAS, Seller wishes to sell to Company and Company wishes to purchase from Seller, Installed Capability, Operable Capability, and Energy following the closing pursuant to the Purchase and Sale Agreement dated November 18,1998 by and between Company and Seller (the "Purchase and Sale Agreement") pursuant to which Seller shall purchase the specific generating facility known as Pilgrim Nuclear Power Station, from the Company, and Seller and Company shall enter into the Interconnection and Operation Agreement of even date herewith (the "Interconnection Agreement").

       NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, Seller and Company hereby agree as follows:


ARTICLE 1.   Definitions

       When used with initial capitalizations, whether in the singular or in the plural, the following terms shall have the meanings set forth below.

       (a)   Agreement:  This document, including its appendices, as amended
             ---------
             from time to time.

       (b)   Capability Audit:  The procedure used pursuant to the NEPOOL
             ----------------
             Agreement to determine the Summer Net Capability and the Winter Net Capability of the Facility as currently set forth in the NEPOOL Standards.

       (c)   Company's Entitlement:  The percentage specified below of the
             ---------------------
             Installed Capability, Operable Capability and Energy of the Facility for the applicable calendar years.
                               1999           74.26867%
                               2000           74.26867%
                               2001           74.26867%
                               2002           58.66867%
                               2003           35.26867%
                               2004           35.26867%

       (d)   Energy:  The actual hourly electricity production of the Facility
             ------
             adjusted for station service use and transformer losses.

       (e)   Delivery Point:  The point where capacity and energy generated by
             --------------
             the Facility is delivered to the Pool Transmission Facilities, as defined by the NEPOOL Agreement.

       (f)   Facility:  The Pilgrim Nuclear Power Station, a 670 MW nuclear
             --------
             generating facility located in Plymouth, Massachusetts.

       (g)   FERC:  The Federal Energy Regulatory Commission.
             ----

       (h)   Installed Capability:  The Winter Net Capability during the
             --------------------
             Winter Period and the Summer Net Capability during the Summer
             Period.

       (i)   ISO-NE:  The Independent System Operator of New England provided
             ------
             for in the NEPOOL Agreement, or its successor.

       (j)   MDTE:  The Massachusetts Department of Telecommunications and
             ----
             Energy.

       (k)   NEPOOL:  The New England Power Pool, established by the NEPOOL
             ------
             Agreement, or its successor.

       (l)   NEPOOL Agreement:  The agreement, dated September 1, 1971, as
             ----------------
             amended from time to time, governing the operation of NEPOOL, as in full force and effect.

       (m)   NEPOOL Standards:  All Criteria, Rules and Standards (CRS),
             ----------------
             NEPOOL Automated Billing System Procedures (NABS), Operating Procedures (OP), and Market Rules (MR) issued or adopted by NEPOOL, ISO-NE and its satellite agencies, or their successors, as amended from time to time and all successor regulations, rules and standards.

       (n)   Operable Capability:  The portion of Installed Capability of the
             -------------------
             Facility which is operating or available to respond within an appropriate period (as defined by NEPOOL) to the ISO-NE call to meet the Energy requirements of the NEPOOL operating area.

       (o)   Party:  Seller or Company and its respective successors or
             -----
             assigns.

       (p)   Prime Rate:  That rate as announced by BankBoston (or its
             ----------
             successor) as its prime rate in effect on the first day of the month.

       (q)   Prudent Utility Practice:  Any practices, methods and acts
             ------------------------
             engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition and giving due regard for the requirements of governmental agencies having jurisdiction. Prudent Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the electric utility industry.

       (r)   Summer Net Capability (Capability):  The Maximum Claimed
             ----------------------------------
             Capability, as defined in NEPOOL CRS - 4 , of the Facility during the Summer Period, expressed in kilowatts, and as determined by Capability Audit, exclusive of the capacity required for Facility use.

       (s)   Summer Period:  Summer Period shall have the meaning set forth in
             -------------
             the NEPOOL Agreement.

       (t)   Winter Net Capability (Capability):  The Maximum Claimed
             ----------------------------------
             Capability, as defined in NEPOOL CRS - 4 , of the Facility during the Winter Period, expressed in kilowatts, and as determined by Capability Audit, exclusive of the capacity required for Facility use.

       (u)   Winter Period:  Winter Period shall have the meaning set forth in
             -------------
             the NEPOOL Agreement.


ARTICLE 2. Purchase and Sale of Installed Capability, Operable Capability and Energy

       (a) Seller agrees to sell and to deliver and Company agrees to purchase and to accept delivery of the Company's Entitlement at the Delivery Point, for Company's own use and/or sale to others for the term of this Agreement.

       (b) Seller shall use Prudent Utility Practices in all aspects of the management and operation of the Facility. Seller shall use commercially reasonable efforts to maintain the Facility's Installed Capability at the level demonstrated by the most recent Capability Audit at the time of the Purchase and Sale Agreement and use its commercially reasonable efforts to make Energy and Operable Capability available to Company on an ongoing basis. Notwithstanding the foregoing, Seller may permanently retire the Facility upon 30 days written notice to the Company, at which time this Agreement will terminate.

       (c) Periodically after the execution of this Agreement, Seller shall undergo Capability Audits pursuant to NEPOOL Standards to demonstrate and audit the Summer Net Capability and/or the Winter Net Capability of the Facility. The Capability Audit shall be performed pursuant to NEPOOL Standards or standards mutually agreed to by the Parties if NEPOOL ceases to establish such standards. Seller agrees to provide to Company the results of the demonstrations and audits (NX-17s and supporting material).

       (d) Seller shall schedule maintenance activities in accordance with NEPOOL Standards. As soon as practically possible, Seller shall provide advance notice of planned maintenance activities and unplanned outages by telephone or telecopy to Company's designated agent.


ARTICLE 3.   Term, Termination

       (a) The obligations of the Parties under this Agreement shall commence on the Closing Date as defined in the Purchase and Sale Agreement and, subject to the termination provisions set forth in this Agreement, shall continue through December 31, 2004. In addition, applicable provisions of this Agreement shall remain in effect after termination hereof, including Article 7 and provisions necessary to provide for final billings, billing adjustments, and payments.

       (b) Notwithstanding the foregoing, the obligations of the Parties under this Agreement are subject to and contingent upon receipt of an acceptable (in each Party's sole discretion) final, non-appealable order of (i) the MDTE approving this Agreement and
             (ii) the FERC accepting this Agreement.


ARTICLE 4.   Purchase Rate for Installed Capability, Operable Capability and
             Energy

       (a) Company shall pay Seller monthly (on a $/Mwh basis) for Installed Capability, Operable Capability and Energy, according to the following formula:

             TMA      =    P   x  U
                t           t      t
             where:

             TMA      =    Total monthly amount due in month (t)
                t

             P        =    The Purchase price expressed in $/Mwh
              t

                      =    35.00 $/Mwh for all the months in the year 1999
                      =    38.00 $/Mwh for all the months in the year 2000
                      =    35.19 $/Mwh for all the months in the year 2001
                      =    38.89 $/Mwh for all the months in the year 2002
                      =    43.52 $/Mwh for all the months in the year 2003
                      =    47.22 $/Mwh for all the months in the year 2004

             U        =    The Energy portion of the Company's Entitlement
              t            delivered to Company in month (t) expressed in
                           megawatthours.


ARTICLE 5.   Dispatch

       (a)   Seller shall make the Facility available for dispatch by ISO-NE.

       (b) Seller shall comply with all NEPOOL Standards applicable to Seller.

       (c)   Seller shall submit all forms to ISO-NE with a copy to Company.

       (d) Seller's and Company's designated agent shall mutually agree to any revision to the existing ISO-NE NX-12B Forms to be submitted to ISO-NE in accordance with the provisions of the NEPOOL Agreement and NEPOOL Standards.

       (e) Whenever Company's system or the systems with which it is directly interconnected experience an emergency, as designated by the affected utility, or whenever it is necessary to aid in the restoration of service on Company's system or on the systems with which it is directly or indirectly interconnected, or, whenever requested by ISO-NE, Seller or its designee shall curtail or interrupt the delivery of all or a portion of the production of electricity at the Facility provided such curtailment or interruption shall continue only for as long as reasonably necessary to deal with the emergency.

       (f) Whenever Seller's Facility experiences an emergency, Seller or its designee shall have the right to curtail or interrupt all or a portion of Seller's obligation hereunder, provided such curtailment or interruption shall continue only for so long as reasonably necessary to deal with the emergency, and provided Seller promptly notifies Company of the occurrence of such an emergency.


ARTICLE 6.   Billing, Meter Reading

       (a) Seller shall deliver Company's Entitlement to the Delivery Point. Seller is responsible for maintaining metering and telemetering equipment at the Facility. The metering equipment shall be capable of registering and recording instantaneous, and time-differentiated electric energy and other related data from the Facility, and shall comply with the requirements of NEPOOL's Standards as may be issued or revised from time to time. The telemetering shall be capable of transmitting such data to location(s) specified by Company.

       (b) Each day, Seller shall be required to provide Company with hourly integrated megawatt hour readings for each hour of the previous day. Seller shall record hourly meter readings and log sheets and, upon Company's request, provide copies of daily meter recordings and log sheets by electronic means with hard copy back-up. All metering equipment installed shall be routinely tested in accordance with Prudent Utility Practice. Any meter tested and found to register within one-half of one percent (0.5%) of the recognized comparative standard shall be considered correct and accurate. If at any time, any metering equipment is found to be defective or inaccurate, Seller shall cause such metering equipment to be made accurate or replaced at Seller's expense. Notwithstanding subarticle (e) below, in such event, a billing adjustment shall be made by Seller correcting all measurements made by the defective meter for either: (i) the actual period during which inaccurate measurements were made, if such period is determinable to the mutual satisfaction of the Company and Seller; or (ii) if such period is not determinable, for a period equal to one-half the time elapsed since the prior test, but in no event greater than six months.

       (c) Seller shall submit, by telecopy or other agreeable same day delivery mechanism, an invoice for all applicable Article 4 charges to Company as soon as practicable after the end of each calendar month that shall include the time and date of the meter readings. This invoice shall include such reasonable detail to enable the Company to determine the basis for the charges of such month. Seller and Company agree to provide additional information reasonably requested by the other Party as necessary for billing purposes or data verification. Invoices may be rendered on an estimated basis. Each invoice shall be subject to adjustment for any errors in arithmetic, computing, estimating or otherwise. Seller and Company shall include any such invoicing adjustments as promptly as practicable.

       (d) All payments shown to be due on such invoice, except amounts in dispute, shall be due and payable as shown on the invoice. Company shall pay by wire transfer per instructions on the invoice on or before ten (10) days after receipt of the invoice.

       (e) Any undisputed amounts unpaid after the Due Date shall bear interest at a rate equal to the Prime Rate then in effect on the Due Date, compounded on a monthly basis. Company may dispute all or any part of any invoice by written notification to Seller within 30 days of receipt of such invoice. All amounts paid by the Company which are subsequently determined to have been improperly invoiced by Seller under this Agreement shall be subject to refund with interest at a rate equal to the Prime Rate then in effect on the Due Date, compounded on a monthly basis.

       (f) Seller shall keep complete and accurate records and meter readings of its operations and shall maintain such data for a period of at least one (1) year after invoice for the final billing is rendered. Company shall have the right, upon five (5) business days prior notice, during normal business hours, to examine and inspect all such records and meter readings in so far as may be necessary for the purpose of ascertaining the reasonableness and accuracy of all relevant data, estimates or statements of charges submitted to it hereunder but shall not impair or interfere with the operation of the Facility owned by Seller.


ARTICLE 7. Limitation of Liability; Indemnification; Insurance; Relationship of Parties

       (a) Notwithstanding subarticle (b) hereof or any other provision of this Agreement to the contrary, neither Company nor Seller nor their respective officers, directors, agents, employees, parent, subsidiaries or affiliates or their officers, directors, agents or employees shall be liable or responsible to the other Party or its parent, subsidiaries, affiliates, officers, directors, agents, employees, successors or assigns, or their respective insurers, for incidental, indirect, exemplary, punitive or consequential damages, connected with or resulting from performance or non-performance of this Agreement, or anything done in connection therewith including, without limitation, claims in the nature of lost revenues, income or profits (other than payments expressly required and properly due under this Agreement), and increased expense of, reduction in or loss of power generation production or equipment used therefor, irrespective of whether such claims are based upon breach of warranty, tort (including negligence, whether of Seller, Company or others), strict liability, contract, operation of law or otherwise, but excluding acts of gross negligence or willful misconduct.

       (b) Each Party (the "Indemnifying Party") shall defend, indemnify and save the other Party (the "Indemnified Party"), its officers, directors, agents, employees and affiliates and their respective officers, directors, agents and employees harmless from and against any and all claims, liabilities, demands, judgments, losses, costs, expenses (including reasonable attorneys' fees), suits, or damages arising by reason of bodily injury, death or damage to third party property sustained by any person or entity (whether or not a party to this Agreement) caused by or attributable to a breach of this Agreement by the Indemnifying Party or an action of gross negligence or willful misconduct of the Indemnifying Party or an officer, director, agent or employee of Indemnifying Party.

       (c)   Seller shall maintain insurance coverage at its sole expense.

       (d)   The rights, obligations and protections afforded by subarticles
             (a) and (b) above shall survive the termination, expiration or cancellation of this Agreement, and shall apply to the full extent permitted by law.

       (e) Nothing in this Agreement shall be construed as creating any relationship between the Parties other than that of independent contractors for the sale and purchase of Installed Capability, Operable Capability and Energy generated at the Facility. The Parties do not intend to create any rights, or grant any remedies to, any third party beneficiary of this Agreement.


ARTICLE 8.   Miscellaneous Provisions

       (a) The Parties hereto agree that time shall be of the essence of this Agreement.

       (b) This Agreement may not be modified or amended except in writing signed by or on behalf of both Parties by their duly authorized officers, and if applicable, after obtaining any required regulatory approvals.

       (c) It shall be the responsibility of Seller to take all necessary actions to satisfy any regulatory requirements which may be imposed on Seller by any statute, rule or regulation concerning the sale of Installed Capability, Operable Capability and Energy. Company shall cooperate with Seller and provide information or such other assistance, without cost to Company, as may be reasonably necessary for Seller to satisfy regulatory requirements relating specifically and only to the sale of Installed Capability, Operable Capability and Energy from the Facility. Seller shall cooperate with Company and provide information or such other assistance, without cost to Seller, as may be reasonably necessary for Company to satisfy regulatory requirements relating specifically and only to the purchase of Installed Capability, Operable Capability and Energy from the Facility.

       (d) Notwithstanding subarticle (c) above, Seller agrees to provide, at no cost to Company, all necessary forms, data, and other information reasonably requested of Company by ISO-NE, NEPOOL, or any governmental or regulatory agency or authority having jurisdiction.


ARTICLE 9.   Assignment

       (a) Neither Party shall have the right to assign this Agreement or its rights or obligations hereunder without the express written consent of the other Party. Such consent shall not be unreasonably withheld. No assignment shall be effective until any and all necessary regulatory approvals of the assignment have been obtained.

       (b)   Notwithstanding the provisions in Section 9(a) above:

             (i) Seller may assign this Agreement to any affiliate to whom the Facility is transferred, without the Company's prior consent; provided that Seller shall not be released from liability hereunder without the Company's prior written consent.

             (ii) Seller may collaterally assign its rights in this Agreement to its lenders.

             (iii) The Company has the right to assign or transfer all of its rights and obligations under this Agreement without the consent of Seller provided that Company shall first provide Seller with thirty (30) days prior written notice of the proposed assignment or transfer and documentary evidence of the assignee's or transferee's financial capacity to satisfy any and all obligations so assigned; and provided further that such documentary evidence may be that such assignee or transferee has a current agency report indicating an investment grade rating from any two of the following: Standard & Poor's, Moody's, Duff & Phelps, or Fitch. Any assignment or transfer by the Company shall include an explicit requirement that the assignee or transferee agrees to undertake each and every obligation that the Company has under this Agreement.
                     The Seller understands and acknowledges that the Company intends to assign or transfer all of its rights and obligations under this Agreement.


ARTICLE 10.  Force Majeure

       (a) If either Party is rendered wholly or partly unable to perform its obligations under this Agreement because of a Force Majeure event, that Party shall be excused from whatever performance is affected by the Force Majeure event to the extent so affected, provided that the non-performing Party shall: (i1) provide prompt notice to the other Party of the occurrence of the Force Majeure event giving an estimation of its expected duration and the probable impact on the performance of its obligations hereunder and submitting good and satisfactory evidence of the existence of the Force Majeure event; (ii) exercise all reasonable efforts to continue to perform its obligations hereunder; (iii) expeditiously take action to correct or cure the Force Majeure event and submit good and satisfactory evidence that it is making all reasonable efforts to correct or cure the Force Majeure event; (iv) exercise all reasonable efforts to mitigate or limit damages to the other Party to the extent such action shall not adversely effect its own interests; and (v) provide prompt notice to the other Party of the cessation of the Force Majeure event; provided further that any obligations of either Party which arose before the occurrence of the Force Majeure event causing non-performance shall not be excused as a result of the occurrence of a Force Majeure event.

       (b) "Force Majeure" means the failure or imminent threat of failure of facilities or equipment, flood, freeze, earthquake, storm, fire, lighting, other acts of God, epidemic, war, acts of a public enemy, riot, civil disturbance or disobedience, strike, lockout, work stoppages, other industrial disturbance or dispute, sabotage, restraint by court order or other public authority, and action or non-action by, or failure or inability to obtain the necessary authorizations or approvals from, any governmental agency or authority, which by the exercise of due diligence such Party could not reasonably have been expected to avoid and by exercise of due diligence its effect can not be overcome.
             Nothing contained herein shall be construed so as to require the Parties to settle any strike, lockout, work stoppage or any industrial disturbance or dispute in which it may be involved, or to seek review of or take an appeal from any administrative or judicial action. In no event shall the lack of funds or an inability to obtain funds or any action by any governmental authority that disallows, prevents or limits the recovery through rates of all or any portion of the charges imposed by this Agreement be a Force Majeure event.


ARTICLE 11.  Default

       (a) "Event of Default" shall mean, in relation to a Party (the "Defaulting Party"):

(i)    the Defaulting Party fails to perform any of its material obligations hereunder, and such failure is not excused by Force Majeure and continues for thirty (30) days after the Defaulting Party receives written notice from the Non-Defaulting Party of such failure; provided, however, if a period in excess of thirty (30) days is required to cure such failure, the Defaulting Party shall have additional amount of time, not to exceed 180 days, as may be necessary to cure such failure provided that the Defaulting Party uses reasonable diligence to remedy such failure and provided further that, the foregoing "cure" provisions shall not apply to: y) failure by Company to make payments to Seller pursuant to Article 6, or z) failure by Seller to make available and deliver Company's Entitlement; or

             (ii) the Defaulting Party makes an assignment or general arrangement for the benefit of creditors, files a petition, or otherwise commences any proceeding, in bankruptcy or under similar law, otherwise becomes bankrupt (however evidenced) or is unable to pay its debts as they fall due.

       (b) Upon an Event of Default, the Non-Defaulting Party may resort to all remedies available at law or in equity, including, without limitation: (i) the termination of service; (ii) specific enforcement of the provisions of this Agreement; and/or (iii) the recovery of damages except to the extent such damages are waived or limited pursuant to this Agreement.


ARTICLE 12.  Governing Law, Dispute Resolution

       (a) The interpretation and performance of this Agreement shall be in accordance with, and controlled by the law, of the Commonwealth of Massachusetts, notwithstanding its conflicts of law's principles.

       (b) If any dispute, disagreement, claim or controversy exists between Seller and Company arising out of or relating to this Agreement, such disputed matter shall be submitted to a committee comprised of one designated agent of each Party. Such committee shall be instructed to attempt to resolve the matter within twenty (20) days thereafter. If Company's and Seller's designees do not agree upon a decision within thirty (30) days after the submission of the matter to them, either Party may institute formal legal proceedings.


ARTICLE 13.  Waiver

       The failure of either Party to require compliance with any provision of this Agreement shall not affect that Party's right to later enforce the same. It is agreed that the waiver by either Party of performance of any of the terms of this Agreement, or of any breach thereof, shall not be held or deemed to be a waiver by that Party of any subsequent failure to perform the same, or any other term or condition of this Agreement, or of any breach thereof.


ARTICLE 14.  Corporate Authorization

       Prior to or simultaneous with the Effective Date of this Agreement, the Parties shall provide sufficient evidence to each other that each has the legal power and authority to perform this Agreement, that their respective officers executing this Agreement have been duly authorized to do so and that this Agreement, upon execution and delivery, shall be legally binding and enforceable.

ARTICLE 15.  Notice

       Except as otherwise provided herein, any notice, invoice or other communication which is required or permitted by this Agreement shall be in writing and delivered by personal service, telecopy, or mailed certified or registered first class mail, postage prepaid, properly addressed as follows:

       a)    In the case of Company to:

             Boston Edison Company
             800 Boylston Street
             Boston, Massachusetts  02199  U.S.A.
             Attention:  Manager - Power Contracts Department
             Telecopy No:  617-424-3407

       b)    In the case of Seller to:

             Carolyn C. Shanks, CPA
             Vice President, Finance and Administration
             Entergy Nuclear Generation Company
             P.O. Box 31995
             Jackson, MS  39286-1995

             Street Address:

             1340 Echelon Parkway
             Jackson, MS  39213

             Telecopy No:  601-368-5323

       Another address or addressee may be specified in a notice duly given as provided. Each notice, invoice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee (with return receipt, the delivered receipt, the affidavit of the messenger or with respect to a telecopy, the answer back, being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first written above.



                                       ENTERGY NUCLEAR GENERATION COMPANY


                                       By:  /s/ Donald C. Hintz
                                            ---------------------------------
                                       Name:   Donald C. Hintz
                                       Title:  President and Chief Executive
                                               Officer




                                       BOSTON EDISON COMPANY


                                       By:  /s/ Douglas S. Horan
                                            ---------------------------------
                                            Name:   Douglas S. Horan
                                            Title:  Senior Vice President and
                                                    General Counsel

                         POWER PURCHASE AGREEMENT

                  WITH RESPECT TO MUNICIPAL ENTITLEMENTS

                                 BETWEEN

                    ENTERGY NUCLEAR GENERATION COMPANY

                                   AND

                          BOSTON EDISON COMPANY

                    FOR PILGRIM NUCLEAR POWER STATION

                               TABLE OF CONTENTS
                               -----------------


ARTICLE 1. Definitions .................................................... 1

ARTICLE 2. Purchase and Sale of Installed Capability, Operable
           Capability and Energy .......................................... 3

ARTICLE 3. Term, Termination and Company's Entitlement .................... 4

ARTICLE 4. Purchase Rate for Installed Capability, Operable
           Capability and Energy .......................................... 4

ARTICLE 5. Dispatch ....................................................... 5

ARTICLE 6. Billing, Meter Reading ......................................... 5

ARTICLE 7. Seller's Obligations with Respect to Power Sales
           Agreements with Municipals ..................................... 7

ARTICLE 8. Limitation of Liability; Indemnification; Insurance;
           Relationship of Parties ........................................ 7

ARTICLE 9. Miscellaneous Provisions ....................................... 8

ARTICLE 10. Assignment .................................................... 8

ARTICLE 11. Force Majeure ................................................. 9

ARTICLE 12. Default ...................................................... 10

ARTICLE 13. Governing Law, Dispute Resolution ............................ 10

ARTICLE 14. Waiver ....................................................... 10

ARTICLE 15. Corporate Authorization ...................................... 11

ARTICLE 16. Notice ....................................................... 11

                         POWER PURCHASE AGREEMENT
                  WITH RESPECT TO MUNICIPAL ENTITLEMENTS
                                 BETWEEN
                    ENTERGY NUCLEAR GENERATION COMPANY
                        AND BOSTON EDISON COMPANY



       AGREEMENT entered into this 18th day of November 1998 by and between Entergy Nuclear Generation Company, a Delaware corporation (hereafter referred to as "Seller"), and Boston Edison Company, a Massachusetts corporation having its principal place of business at 800 Boylston Street, Boston, Massachusetts 02199, (hereafter referred to as "Company").

       WHEREAS, Seller wishes to sell to Company and Company wishes to purchase from Seller, Installed Capability, Operable Capability, and Energy following the closing pursuant to the Purchase and Sale Agreement dated November 18,1998 by and between Company and Seller (the "Purchase and Sale Agreement") pursuant to which Seller shall purchase the specific generating facility known as Pilgrim Nuclear Power Station, from the Company, and Seller and Company shall enter into the Interconnection and Operation Agreement of even date herewith (the "Interconnection Agreement"; and

       WHEREAS, Company is a party to fourteen Power Sale Agreements ("PSAs") with the following: City of Holyoke Gas and Electric Department, City of Westfield Gas and Electric Light Department, Marblehead Municipal Light Department, Middleborough Gas and Electric Department, North Attleboro Electric Department, Peabody Municipal Light Plant, Shrewsbury's Electric Light Plant, Templeton Municipal Light Plant, Town of Boylston Municipal Light Department, Town of Hudson Light and Power Department, Littleton Electric Light Department, Town of Wakefield Municipal Light Department, Reading Municipal Light Department, and West Boylston Municipal Lighting Department (collectively, the "Municipals"); and

       WHEREAS, Company and Seller have entered into Partial Assignments with respect to the PSAs of each of these Municipals pursuant to which Company has assigned to Seller certain obligations under the PSAs including Company's obligation to provide capacity and energy from Pilgrim Nuclear Power Station to each of the Municipals;

       NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, Seller and Company hereby agree as follows:


ARTICLE 1.   Definitions

       When used with initial capitalizations, whether in the singular or in the plural, the following terms shall have the meanings set forth below.

       (a)   Agreement:  This document, including its appendices, as amended
             ---------
             from time to time.

       (b)   Capability Audit:  The procedure used pursuant to the NEPOOL
             ----------------
             Agreement to determine the Summer Net Capability and the Winter Net Capability of the Facility as currently set forth in the NEPOOL Standards.

       (c)   Company's Entitlement:  3.73133% of the Installed Capability,
             ---------------------
             Operable Capability and Energy of the Facility, unless such percentage is decreased by Company in accordance with Article 3(a) hereof.

       (d)   Energy:  The actual hourly electricity production of the Facility
             ------
             adjusted for station service use and transformer losses.

       (e)   Delivery Point:  The point where capacity and energy generated by
             --------------
             the Facility is delivered to the Pool Transmission Facilities, as defined by the NEPOOL Agreement.

       (f)   Facility:  The Pilgrim Nuclear Power Station, a 670 MW nuclear
             --------
             generating facility located in Plymouth, Massachusetts.

       (g)   FERC:  The Federal Energy Regulatory Commission.
             ----

       (h)   Installed Capability:  The Winter Net Capability during the
             --------------------
             Winter Period and the Summer Net Capability during the Summer
             Period.

       (i)   ISO-NE:  The Independent System Operator of New England provided
             ------
             for in the NEPOOL Agreement, or its successor.

       (j)   Market Price:  The wholesale electricity price in a given month,
             ------------
             which shall equal the sum of a) the applicable monthly average non-weighted hourly clearing price in the NEPOOL energy market expressed in $/MWh, b) the applicable monthly average non-weighted hourly clearing price in the NEPOOL operable capability market expressed in $/MWh, and c) the applicable monthly clearing price in the NEPOOL installed capability market converted into an equivalent $/MWh rate using a load factor of 80% in 2005 and 90% in 2006.

       (k)   MDTE:  The Massachusetts Department of Telecommunications and
             ----
             Energy.

       (l)   NEPOOL:  The New England Power Pool, established by the NEPOOL
             ------
             Agreement, or its successor.

       (m)   NEPOOL Agreement:  The agreement, dated September 1, 1971, as
             ----------------
             amended from time to time, governing the operation of NEPOOL, as in full force and effect.

       (n)   NEPOOL Standards:  All Criteria, Rules and Standards (CRS),
             ----------------
             NEPOOL Automated Billing System Procedures (NABS), Operating Procedures (OP), and Market Rules (MR) issued or adopted by NEPOOL, ISO-NE and its satellite agencies, or their successors, as amended from time to time and all successor regulations, rules and standards.

       (o)   Operable Capability:  The portion of Installed Capability of the
             -------------------
             Facility which is operating or available to respond within an appropriate period (as defined by NEPOOL) to the ISO-NE call to meet the Energy requirements of the NEPOOL operating area.

       (p)   Party:  Seller or Company and its respective successors or
             -----
             assigns.

       (q)   Prime Rate:  That rate as announced by BankBoston (or its
             ----------
             successor) as its prime rate in effect on the first day of the month.

       (r)   Prudent Utility Practice:  Any practices, methods and acts
             ------------------------
             engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods and acts which, in the exercise of reasonable judgment in light of facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition and giving due regard for the requirements of governmental agencies having jurisdiction. Prudent Utility Practice is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather to be acceptable practices, methods, or acts generally accepted in the electric utility industry.

       (s)   Summer Net Capability (Capability):  The Maximum Claimed
             ----------------------------------
             Capability, as defined in NEPOOL CRS - 4 , of the Facility during the Summer Period, expressed in kilowatts, and as determined by Capability Audit, exclusive of the capacity required for Facility use.

       (t)   Summer Period:  Summer Period shall have the meaning set forth in
             -------------
             the NEPOOL Agreement.

       (u)   Winter Net Capability (Capability):  The Maximum Claimed
             ----------------------------------
             Capability, as defined in NEPOOL CRS - 4 , of the Facility during the Winter Period, expressed in kilowatts, and as determined by Capability Audit, exclusive of the capacity required for Facility use.

       (v)   Winter Period:  Winter Period shall have the meaning set forth in
             -------------
             the NEPOOL Agreement.


ARTICLE 2. Purchase and Sale of Installed Capability, Operable Capability and Energy

       (a) Company agrees to purchase and Seller agrees to sell and to deliver Company's Entitlement pursuant to the Partial Assignments with respect to the Municipals' PSAs. In the event that any of the Municipals refuse to accept delivery pursuant to such Partial Assignment or such Partial Assignments are no longer in effect, Company agrees to purchase and to accept delivery of the Company's Entitlement at the Delivery Point, for Company's own use and/or sale to others for the term of this Agreement.

       (b) Seller shall use Prudent Utility Practices in all aspects of the management and operation of the Facility. Seller shall use commercially reasonable efforts to maintain the Facility's Installed Capability at the level demonstrated by the most recent Capability Audit at the time of the Purchase and Sale Agreement and use its commercially reasonable efforts to make Energy and Operable Capability available to Company on an ongoing basis.

             Notwithstanding the foregoing, Seller may permanently retire the Facility upon 30 days written notice to the Company, at which time this Agreement will terminate.

       (c) Periodically after the execution of this Agreement, Seller shall undergo Capability Audits pursuant to NEPOOL Standards to demonstrate and audit the Summer Net Capability and/or the Winter Net Capability of the Facility. The Capability Audit shall be performed pursuant to NEPOOL Standards or standards mutually agreed to by the Parties if NEPOOL ceases to establish such standards. Seller agrees to provide to Company the results of the demonstrations and audits (NX-17s and supporting material).

       (d) Seller shall schedule maintenance activities in accordance with NEPOOL Standards. As soon as practically possible, seller shall provide advance notice of planned maintenance activities and unplanned outages by telephone or telecopy to Company's designated agent.


ARTICLE 3.   Term, Termination, and Company's Entitlement

       (a) The obligations of the Parties under this Agreement shall commence on the Closing Date as defined in the Purchase and Sale Agreement and shall be conterminous with Company's obligation to provide capacity and energy from the Facility to the Municipals under the PSAs, provided that, in no event shall this Agreement terminate prior to December 31, 2004. Company may decrease Company's Entitlement at any time after December 31, 2004 by providing one hundred and twenty (120) days prior written notice to Seller. In no event may Company increase Company's Entitlement at any time. Notwithstanding the foregoing, applicable provisions of this Agreement shall remain in effect after termination hereof, including Articles 7 and 8 and provisions necessary to provide for final billings, billing adjustments, and payments.

       (b) Notwithstanding the foregoing, the obligations of the Parties under this Agreement are subject to and contingent upon receipt of an acceptable (in each Party's sole discretion) final, non-appealable order of (i) the MDTE approving this Agreement and
             (ii) the FERC accepting this Agreement.


ARTICLE 4.   Purchase Rate for Installed Capability, Operable Capability and
             Energy

       (a) Company shall pay Seller monthly (on a $/Mwh basis) for Installed Capability, Operable Capability and Energy, according to the following formula:

             TMA      =    P   x  U
                t           t      t
             where:

             TMA      =    Total monthly amount due in month (t)
                t

             P        =    The Purchase price expressed in $/Mwh
              t

                      =    35.00 $/Mwh for all the months in the year 1999

                      =    38.00 $/Mwh for all the months in the year 2000
                      =    35.19 $/Mwh for all the months in the year 2001
                      =    38.89 $/Mwh for all the months in the year 2002
                      =    43.52 $/Mwh for all the months in the year 2003
                      =    47.22 $/Mwh for all the months in the year 2004
                      =    Market Price for each month, commencing
                           January 2005

             U        =    The Energy portion of the Company's Entitlement
              t            delivered to Company in month (t) expressed in
                           megawatthours.


ARTICLE 5.   Dispatch

       (a)   Seller shall make the Facility available for dispatch by ISO-NE.

       (b) Seller shall comply with all NEPOOL Standards applicable to Seller.

       (c)   Seller shall submit all forms to ISO-NE with a copy to Company.

       (d) Seller's and Company's designated agent shall mutually agree to any revision to the existing ISO-NE NX-12B Forms to be submitted to ISO-NE in accordance with the provisions of the NEPOOL Agreement and NEPOOL Standards.

       (e) Whenever Company's system or the systems with which it is directly interconnected experience an emergency, as designated by the affected utility, or whenever it is necessary to aid in the restoration of service on Company's system or on the systems with which it is directly or indirectly interconnected, or, whenever requested by ISO-NE, Seller or its designee shall curtail or interrupt the delivery of all or a portion of the production of electricity at the Facility provided such curtailment or interruption shall continue only for as long as reasonably necessary to deal with the emergency.

       (f) Whenever Seller's Facility experiences an emergency, Seller or its designee shall have the right to curtail or interrupt all or a portion of Seller's obligation hereunder, provided such curtailment or interruption shall continue only for so long as reasonably necessary to deal with the emergency, and provided Seller promptly notifies Company of the occurrence of such an emergency.


ARTICLE 6.   Billing, Meter Reading

       (a) Seller shall deliver Company's Entitlement to the Delivery Point. Seller is responsible for maintaining metering and telemetering equipment at the Facility. The metering equipment shall be capable of registering and recording instantaneous, and time-differentiated electric energy and other related data from the Facility, and shall comply with the requirements of NEPOOL's Standards as may be issued or revised from time to time. The telemetering shall be capable of transmitting such data to location(s) specified by Company.

       (b) Each day, Seller shall be required to provide Company with hourly integrated megawatt hour readings for each hour of the previous day. Seller shall record hourly meter readings and log sheets and, upon Company's request, provide copies of daily meter recordings and log sheets by electronic means with hard copy back-up. All metering equipment installed shall be routinely tested in accordance with Prudent Utility Practice. Any meter tested and found to register within one-half of one percent (0.5%) of the recognized comparative standard shall be considered correct and accurate. If at any time, any metering equipment is found to be defective or inaccurate, Seller shall cause such metering equipment to be made accurate or replaced at Seller's expense. Notwithstanding subarticle (e) below, in such event, a billing adjustment shall be made by Seller correcting all measurements made by the defective meter for either: (i) the actual period during which inaccurate measurements were made, if such period is determinable to the mutual satisfaction of the Company and Seller; or (ii) if such period is not determinable, for a period equal to one-half the time elapsed since the prior test, but in no event greater than six months.

       (c) Seller shall submit, by telecopy or other agreeable same day delivery mechanism, an invoice for all applicable Article 4 charges to Company as soon as practicable after the end of each calendar month, that shall include the time and date of the meter readings. This invoice shall include such reasonable detail to enable the Company to determine the basis for the charges of such month. Seller and Company agree to provide additional information reasonably requested by the other Party as necessary for billing purposes or data verification. Invoices may be rendered on an estimated basis. Each invoice shall be subject to adjustment for any errors in arithmetic, computing, estimating or otherwise. Seller and Company shall include any such invoicing adjustments as promptly as practicable.

       (d) All payments shown to be due on such invoice, except amounts in dispute, shall be due and payable as shown on the invoice. Company shall pay by wire transfer per instructions on the invoice on or before ten (10) days after receipt of the invoice.

       (e) Any undisputed amounts unpaid after the Due Date shall bear interest at a rate equal to the Prime Rate then in effect on the Due Date, compounded on a monthly basis. Company may dispute all or any part of any invoice by written notification to Seller within 30 days of receipt of such invoice. All amounts paid by the Company which are subsequently determined to have been improperly invoiced by Seller under this Agreement shall be subject to refund with interest at a rate equal to the Prime Rate then in effect on the Due Date, compounded on a monthly basis.

       (f) Seller shall keep complete and accurate records and meter readings of its operations and shall maintain such data for a period of at least one (1) year after invoice for the final billing is rendered. Company shall have the right, upon five (5) business days prior notice, during normal business hours, to examine and inspect all such records and meter readings in so far as may be necessary for the purpose of ascertaining the reasonableness and accuracy of all relevant data, estimates or statements of charges submitted to it hereunder but shall not impair or interfere with the operation of the Facility owned by Seller.

ARTICLE 7. Sellers Obligations with Respect to Power Sales Agreements with Municipals

       (a) Seller agrees to maintain its books and records regarding the Facility in compliance with the FERC Uniform System of Accounts, codified at C.F.R. Part 101. Seller agrees to a reasonable audit of such books and records by Company and/or the Municipals, at Company's expense, on thirty days' notice. If Company requests more than one such audit in a calendar year, Seller's reasonable costs in responding to such additional audits shall be reimbursed by Company.

       (b) Each of Company's PSAs with the Municipals, as amended, obligates Company to provide certain information and documents to and conduct consultations with the Municipals or their representative. Seller agrees to provide the said information and documents to and conduct consultations with Company and the Municipals, as described in each PSA, in order to ensure fulfillment of said obligations.

       (c) Seller shall cooperate with Company and provide information or such other assistance, without cost to Seller, as may be reasonably necessary for Company to satisfy its contractual obligations to the Municipals under the PSAs.


ARTICLE 8. Limitation of Liability; Indemnification; Insurance; Relationship of Parties

       (a) Notwithstanding subarticle (b) hereof or any other provision of this Agreement to the contrary, neither Company nor Seller nor their respective officers, directors, agents, employees, parent, subsidiaries or affiliates or their officers, directors, agents or employees shall be liable or responsible to the other Party or its parent, subsidiaries, affiliates, officers, directors, agents, employees, successors or assigns, or their respective insurers, for incidental, indirect, exemplary, punitive or consequential damages, connected with or resulting from performance or non-performance of this Agreement, or anything done in connection therewith including, without limitation, claims in the nature of lost revenues, income or profits (other than payments expressly required and properly due under this Agreement), and increased expense of, reduction in or loss of power generation production or equipment used therefor, irrespective of whether such claims are based upon breach of warranty, tort (including negligence, whether of Seller, Company or others), strict liability, contract, operation of law or otherwise, but excluding acts of gross negligence or willful misconduct.

       (b) Each Party (the "Indemnifying Party") shall defend, indemnify and save the other Party (the "Indemnified Party"), its officers, directors, agents, employees and affiliates and their respective officers, directors, agents and employees harmless from and against any and all claims, liabilities, demands, judgments, losses, costs, expenses (including reasonable attorneys' fees), suits, or damages arising by reason of bodily injury, death or damage to third party property sustained by any person or entity (whether or not a party to this Agreement) caused by or attributable to a breach of this Agreement by the Indemnifying Party or an action of gross negligence or willful misconduct of the Indemnifying Party or an officer, director, agent or employee of Indemnifying Party.

       (c)   Seller shall maintain insurance coverage at its sole expense.

ARTICLE 7. Sellers Obligations with Respect to Power Sales Agreements with Municipals

       (a) Seller agrees to maintain its books and records regarding the Facility in compliance with the FERC Uniform System of Accounts, codified at C.F.R. Part 101. Seller agrees to a reasonable audit of such books and records by Company and/or the Municipals, at Company's expense, on thirty days' notice. If Company requests more than one such audit in a calendar year, Seller's reasonable costs in responding to such additional audits shall be reimbursed by Company.

       (b) Each of Company's PSAs with the Municipals, as amended, obligates Company to provide certain information and documents to and conduct consultations with the Municipals or their representative. Seller agrees to provide the said information and documents to and conduct consultations with Company and the Municipals, as described in each PSA, in order to ensure fulfillment of said obligations.

       (c) Seller shall cooperate with Company and provide information or such other assistance, without cost to Seller, as may be reasonably necessary for Company to satisfy its contractual obligations to the Municipals under the PSAs.


ARTICLE 8. Limitation of Liability; Indemnification; Insurance; Relationship of Parties

       (a) Notwithstanding subarticle (b) hereof or any other provision of this Agreement to the contrary, neither Company nor Seller nor their respective officers, directors, agents, employees, parent, subsidiaries or affiliates or their officers, directors, agents or employees shall be liable or responsible to the other Party or its parent, subsidiaries, affiliates, officers, directors, agents, employees, successors or assigns, or their respective insurers, for incidental, indirect, exemplary, punitive or consequential damages, connected with or resulting from performance or non-performance of this Agreement, or anything done in connection therewith including, without limitation, claims in the nature of lost revenues, income or profits (other than payments expressly required and properly due under this Agreement), and increased expense of, reduction in or loss of power generation production or equipment used therefor, irrespective of whether such claims are based upon breach of warranty, tort (including negligence, whether of Seller, Company or others), strict liability, contract, operation of law or otherwise, but excluding acts of gross negligence or willful misconduct.

       (b) Each Party (the "Indemnifying Party") shall defend, indemnify and save the other Party (the "Indemnified Party"), its officers, directors, agents, employees and affiliates and their respective officers, directors, agents and employees harmless from and against any and all claims, liabilities, demands, judgments, losses, costs, expenses (including reasonable attorneys' fees), suits, or damages arising by reason of bodily injury, death or damage to third party property sustained by any person or entity (whether or not a party to this Agreement) caused by or attributable to a breach of this Agreement by the Indemnifying Party or an action of gross negligence or willful misconduct of the Indemnifying Party or an officer, director, agent or employee of Indemnifying Party.

       (c)   Seller shall maintain insurance coverage at its sole expense.

       (d)   The rights, obligations and protections afforded by subarticles
             (a) and (b) above shall survive the termination, expiration or cancellation of this Agreement, and shall apply to the full extent permitted by law.

       (d) Nothing in this Agreement shall be construed as creating any relationship between the Parties other than that of independent contractors for the sale and purchase of Installed Capability, Operable Capability, and Energy generated at the Facility. The Parties do not intend to create any rights, or grant any remedies to, any third party beneficiary of this Agreement.


ARTICLE 9.   Miscellaneous Provisions

       (a) The Parties hereto agree that time shall be of the essence of this Agreement.

       (b) This Agreement may not be modified or amended except in writing signed by or on behalf of both Parties by their duly authorized officers, and if applicable, after obtaining any required regulatory approvals.

       (c) It shall be the responsibility of Seller to take all necessary actions to satisfy any regulatory requirements which may be imposed on Seller by any statute, rule or regulation concerning the sale of Installed Capability, Operable Capability and Energy. Company shall cooperate with Seller and provide information or such other assistance, without cost to Company, as may be reasonably necessary for Seller to satisfy regulatory requirements relating specifically and only to the sale of Installed Capability, Operable Capability and Energy from the Facility. Seller shall cooperate with Company and provide information or such other assistance, without cost to Seller, as may be reasonably necessary for Company to satisfy regulatory requirements relating specifically and only to the purchase of Installed Capability, Operable Capability and Energy from the Facility.

       (d) Notwithstanding subarticle (c) above, Seller agrees to provide, at no cost to Company, all necessary forms, data, and other information reasonably requested of Company by ISO-NE, NEPOOL, or any governmental or regulatory agency or authority having jurisdiction.


ARTICLE 10.  Assignment

       (a) Neither Party shall have the right to assign this Agreement or its rights or obligations hereunder without the express written consent of the other Party. Such consent shall not be unreasonably withheld. No assignment shall be effective until any and all necessary regulatory approvals of the assignment have been obtained.

       (b)   Notwithstanding the provisions in Section 10(a) above:

             (i) Seller may assign this Agreement to any affiliate to whom the Facility is transferred, without the Company's prior consent; provided that Seller shall not be released from liability hereunder without the Company's prior written consent.

             (ii) Seller may collaterally assign its rights in this Agreement to its lenders.

             (iii) The Company has the right to assign or transfer all of its rights and obligations under this Agreement without the consent of Seller provided that Company shall first provide Seller with thirty (30) days prior written notice of the proposed assignment or transfer and documentary evidence of the assignee's or transferee's financial capacity to satisfy any and all obligations so assigned; and provided further that such assignee or transferee has a current agency report indicating an investment grade rating from any two of the following: Standard & Poor's, Moody's, Duff & Phelps, or Fitch. Any assignment or transfer by the Company shall include an explicit requirement that the assignee or transferee agrees to undertake each and every obligation that the Company has under this Agreement. The Seller understands and acknowledges that the Company intends to assign or transfer all of its rights and obligations under this Agreement.


ARTICLE 11.  Force Majeure

       (a) If either Party is rendered wholly or partly unable to perform its obligations under this Agreement because of a Force Majeure event, that Party shall be excused from whatever performance is affected by the Force Majeure event to the extent so affected, provided that the non-performing Party shall: (i) provide prompt notice to the other Party of the occurrence of the Force Majeure event giving an estimation of its expected duration and the probable impact on the performance of its obligations hereunder and submitting good and satisfactory evidence of the existence of the Force Majeure event; (ii) exercise all reasonable efforts to continue to perform its obligations hereunder; (iii) expeditiously take action to correct or cure the Force Majeure event and submit good and satisfactory evidence that it is making all reasonable efforts to correct or cure the Force Majeure event; (iv) exercise all reasonable efforts to mitigate or limit damages to the other Party to the extent such action shall not adversely effect its own interests; and (v) provide prompt notice to the other Party of the cessation of the Force Majeure event; provided further that any obligations of either Party which arose before the occurrence of the Force Majeure event causing non-performance shall not be excused as a result of the occurrence of a Force Majeure event.

       (b) "Force Majeure" means the failure or imminent threat of failure of facilities or equipment, flood, freeze, earthquake, storm, fire, lighting, other acts of God, epidemic, war, acts of a public enemy, riot, civil disturbance or disobedience, strike, lockout, work stoppages, other industrial disturbance or dispute, sabotage, restraint by court order or other public authority, and action or non-action by, or failure or inability to obtain the necessary authorizations or approvals from, any governmental agency or authority, which by the exercise of due diligence such Party could not reasonably have been expected to avoid and by exercise of due diligence its effect can not be overcome.
             Nothing contained herein shall be construed so as to require the Parties to settle any strike, lockout, work stoppage or any industrial disturbance or dispute in which it may be involved, or to seek review of or take an appeal from any administrative or judicial action. In no event shall the lack of funds or an inability to obtain funds or any action by any governmental authority that disallows, prevents or limits the recovery through rates of all or any portion of the charges imposed by this Agreement be a Force Majeure event.


ARTICLE 12.  Default

       (a) "Event of Default" shall mean, in relation to a Party (the "Defaulting Party"):

             (i) the Defaulting Party fails to perform any of its material obligations hereunder, and such failure is not excused by Force Majeure and continues for thirty (30) days after the Defaulting Party receives written notice from the Non-Defaulting Party of such failure; provided, however, if a period in excess of thirty (30) days is required to cure such failure, the Defaulting Party shall have additional amount of time, not to exceed 180 days, as may be necessary to cure such failure provided that the Defaulting Party uses reasonable diligence to remedy such failure and provided further that, the foregoing "cure" provisions shall not apply to: y) failure by Company to make payments to Seller pursuant to Article 6, or z) failure by Seller to make available and deliver Company's Entitlement; or

             (ii) the Defaulting Party makes an assignment or general arrangement for the benefit of creditors, files a petition, or otherwise commences any proceeding, in bankruptcy or under similar law, otherwise becomes bankrupt (however evidenced) or is unable to pay its debts as they fall due.

       (b) Upon an Event of Default, the Non-Defaulting Party may resort to all remedies available at law or in equity, including, without limitation: (i) the termination of service; (ii) specific enforcement of the provisions of this Agreement; and/or (iii) the recovery of damages except to the extent such damages are waived or limited pursuant to this Agreement.


ARTICLE 13.  Governing Law, Dispute Resolution

       (a) The interpretation and performance of this Agreement shall be in accordance with, and controlled by the law, of the Commonwealth of Massachusetts, notwithstanding its conflicts of law's principles.

       (b) If any dispute, disagreement, claim or controversy exists between Seller and Company arising out of or relating to this Agreement, such disputed matter shall be submitted to a committee comprised of one designated agent of each Party. Such committee shall be instructed to attempt to resolve the matter within twenty (20) days thereafter. If Company's and Seller's designees do not agree upon a decision within thirty (30) days after the submission of the matter to them, either Party may institute formal legal proceedings.


ARTICLE 14.  Waiver

       The failure of either Party to require compliance with any provision of this Agreement shall not affect that Party's right to later enforce the same. It is agreed that the waiver by either Party of performance of any of the terms of this Agreement, or of any breach thereof, shall not be held or deemed to be a waiver by that Party of any subsequent failure to perform the same, or any other term or condition of this Agreement, or of any breach thereof.


ARTICLE 15.  Corporate Authorization

       Prior to or simultaneous with the Effective Date of this Agreement, the Parties shall provide sufficient evidence to each other that each has the legal power and authority to perform this Agreement, that their respective officers executing this Agreement have been duly authorized to do so and that this Agreement, upon execution and delivery, shall be legally binding and enforceable.


ARTICLE 16.  Notice

       Except as otherwise provided herein, any notice, invoice or other communication which is required or permitted by this Agreement shall be in writing and delivered by personal service, telecopy, or mailed certified or registered first class mail, postage prepaid, properly addressed as follows:

       a)    In the case of Company to:

             Boston Edison Company
             800 Boylston Street
             Boston, Massachusetts  02199  U.S.A.
             Attention:  Manager - Power Contracts Department
             Telecopy No:  617-424-3407

       b)    In the case of Seller to:

             Carolyn C. Shanks, CPA
             Vice President, Finance and Administration
             Entergy Nuclear Generation Company
             P.O. Box 31995
             Jackson, MS  39286-1995

             Street Address:

             1340 Echelon Parkway
             Jackson, MS  39213

             Telecopy No:  601-368-5323

       Another address or addressee may be specified in a notice duly given as provided. Each notice, invoice or other communication which shall be mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given and received for all purposes at such time as it is delivered to the addressee (with return receipt, the delivered receipt, the affidavit of the messenger or with respect to a telecopy, the answer back, being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.



                                       ENTERGY NUCLEAR GENERATION COMPANY


                                       By:  /s/ Donald C. Hintz
                                            ---------------------------------
                                       Name:   Donald C. Hintz
                                       Title:  President and Chief Executive
                                               Officer




                                       BOSTON EDISON COMPANY


                                       By:  /s/ Douglas S. Horan
                                            ---------------------------------
                                            Name:   Douglas S. Horan
                                            Title:  Senior Vice President and
                                                    General Counsel